Filed Pursuant to Rule 424 (b)(2)

Registration Statement No. 333-156118

Pricing Supplement No. 258 (to Prospectus and Prospectus Supplement each dated December 15, 2008)

$11,540,000

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)
(Swedish Export Credit Corporation)

Leveraged Commodity Index-Linked Notes due November 2012
(Linked to the DJ – UBSSM Enhanced E137 Total Return Index)

Your notes are issued by Aktiebolaget Svensk Exportkredit (Publ) (Swedish Export Credit Corporation) (“SEK”).

Your return on the notes at maturity (November 20, 2012) is linked to the performance of the DJ – UBS Commodity IndexSM, which we call the DJ – UBS CI or the Basic Index, as the DJ – UBS CI has been modified by changes to its methodology developed by Goldman, Sachs & Co.  We call the DJ – UBS CI, as so modified, the Modified Index.  The notes are not principal protected.  As a result, at maturity you may receive less than all and possibly none of your principal investment.

On the maturity date, we will pay you a repayment amount in cash, which will be based on the difference between the initial index level of 625.6089 and the final index level as determined on the determination date (November 13, 2012, subject to adjustment).  The repayment amount will equal the principal amount of your notes times a leverage factor of three times the percentage increase or decrease in the modified index, as adjusted to reflect the cost of a fee of 0.5% per annum times the leverage factor for providing the commodity-linked return on the notes described in this pricing supplement.

We will also pay interest on the notes quarterly on February 1, 2012, May 1, 2012, August 1, 2012 and at maturity or upon earlier redemption or repurchase at a rate equal to three-month U.S. dollar LIBOR minus the spread of 0.60% per annum.  The LIBOR rate will be reset on each quarterly interest payment date.

On any trading day prior to the determination date, a holder of all the notes may exercise the right to require us to repurchase all (but not a portion) of the notes for the repayment amount as determined on the date the holder gives notice of such exercise, plus interest accrued to the repurchase date, subject to the prior occurrence of an index end early event as described below.

An index end early event will be deemed to have occurred on a trading day prior to the determination date on which the modified index settles at or below 531.7676, or approximately 85% of the initial index level.  Upon an index end early event, you will receive the repurchase amount determined using the closing value of the modified index on the trading day immediately following the date of such event, plus interest accrued to the redemption date.  The amount you will be entitled to receive in such event will be significantly less than the principal amount of your notes and could be zero.

You could lose all or a substantial portion of your investment in your notes. In particular, because your notes contain a leverage component, any decline in the level of the modified index on the determination date (or early valuation date, if applicable) relative to the initial index level would result in a significantly greater decrease in the amount payable under the notes. Consequently, the amount payable under the notes at maturity or upon redemption could be substantially less than the payment amount and could be zero. In addition, as stated above, the final (or early) fee amount and the final (or early) TBill (as defined herein) amount will also reduce the amount of your return at maturity or upon redemption; therefore, the level of the modified index must increase significantly in order for you to receive an amount equal to or greater than the principal amount at maturity or upon redemption.

Because we have provided only a brief summary of the terms of your notes above, you should read the detailed description of the terms of the offered notes found in “Description of the Notes” on page P-1 of this pricing supplement and the general terms of the indexed notes found in “Description of the Notes” on page S-7 of the prospectus supplement dated December 15, 2008.

Your investment in the notes involves certain risks. In particular, assuming no changes in market conditions or our creditworthiness and any other relevant factors, the value of your notes on the trade date (as determined by reference to pricing models used by Goldman, Sachs & Co. and taking into account our credit spreads) is, and the price you may receive for your notes may be, significantly less than the issue price. The value or quoted price of your notes at any time will reflect many factors and cannot be predicted; however, the price at which Goldman, Sachs & Co. would initially buy or sell notes (if Goldman, Sachs & Co. makes a market) will significantly exceed the value of your notes using such pricing models.  We encourage you to read “Risks Associated with Foreign Currency Notes and Indexed Notes” beginning on page S-4 of the prospectus supplement dated December 15, 2008 and “Risk Factors” beginning on page P-17 of this pricing supplement so that you may better understand those risks.

Issue date:	November 1, 2011	Issue price:	100% of the principal amount
Underwriting discount:	0.25% of the principal amount	Net proceeds to the issuer:	99.75% of the principal amount

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially.  We may decide to sell additional notes after the date of this pricing supplement but prior to the settlement date, at an issue price, underwriting discount and net proceeds that differ from the amounts set forth above.  The return (whether positive or negative) on your investment in the notes will depend in part on the issue price you pay for such notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will not be obligations of, or guaranteed by, the Kingdom of Sweden or any internal division or agency thereof, and will be subject, entirely and exclusively, to the credit risk of Swedish Export Credit Corporation (or SEK) itself. The notes are also not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman, Sachs & Co. may offer the notes in transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$11,540,000	100%	$11,540,000	$1,322.48(1)

(1)           The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. Pursuant to Rule 457 (p) under the Securities Act, $17,450.79 of the registration fees paid in respect of the securities covered by the registration statement of which this pricing supplement is a part remains unused. $1,322.48 of that amount is being offset against the registration fee for this offering and $16,128.31 remains available for future registration fees.

Goldman, Sachs & Co. will to deliver the notes through the facilities of The Depository Trust Company against payment in New York, New York, on November 1, 2011.

“Dow Jones®,” “DJ,” “UBS,” “DJ – UBS Commodity IndexSM” and “DJ – UBS CISM”  are service marks of Dow Jones & Company, Inc. (“Dow Jones”) and UBS AG (“UBS”), as the case may be, and have been licensed for use for certain purposes by SEK.  The Notes are not sponsored, endorsed, sold or promoted by Dow Jones, UBS or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS or any of their respective affiliates makes any representation regarding the advisability of investing in such products.

Goldman, Sachs & Co.

Pricing Supplement dated October 25, 2011.

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement is a supplement to:

•                                          the accompanying prospectus supplement dated December 15, 2008 relating to our medium-term notes, series E, due nine months or more from date of issue and

•                                          the accompanying prospectus dated December 15, 2008 relating to our debt securities.

If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus.  All three documents contain information you should consider when making your investment decision.  You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement.  We have not authorized anyone else to provide you with different information.  We and Goldman, Sachs & Co. are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so.  The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them.  This means:

•                                          incorporated documents are considered part of this pricing supplement;

•                                          we can disclose important information to you by referring you to those documents;

•                                          information in this pricing supplement automatically updates and supersedes information in earlier documents that are incorporated by reference in the prospectus; and

•                                          information that we file with the SEC that we incorporate by reference in this pricing supplement will automatically update and supersede this pricing supplement.

We incorporate by reference the document listed below which we filed with or furnished to the SEC under the Securities Exchange Act of 1934 (except to the extent that such documents specify that certain parts thereof are not so incorporated by reference):

•                  our annual report on Form 20-F for the fiscal year ended December 31, 2010, which we filed with the SEC on March 28, 2011;

•                  our report on Form 6-K, which we furnished to the SEC on May 2, 2011;

•                  our report on Form 6-K, which we furnished to the SEC on May 31, 2011;

•                  our report on Form 6-K, which we furnished to the SEC on July 8, 2011;

•                  our report on Form 6-K, which we furnished to the SEC on July 26, 2011; and.

•      our report on Form 6-K, which we furnished to the SEC on October 26, 2011.

We incorporate by reference each of the following documents that we may file with or furnish to the SEC after the date of this pricing supplement but before the end of the notes offering:

•                                          any report on Form 6-K furnished by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in the registration statement of which this pricing supplement forms a part; and

•                                          reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Aktiebolaget Svensk Exportkredit (publ)

(Swedish Export Credit Corporation)

Klarabergsviadukten 61-63

P.O. Box 194

SE-101 23 Stockholm, Sweden

Tel: 011-46-8-613-8300

DESCRIPTION OF THE NOTES

We will issue the notes under the indenture.  The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture.  This summary does not contain all of the information that may be important to you as a potential investor in the notes.  You should read the indenture and the supplemental indentures before making your investment decision.  We have filed copies of these documents with the SEC and at the offices of the trustee.  You should also carefully consider the matters set forth in “Risk Factors” before you decide to invest in the notes.

For the purposes hereof, the terms “Debt Securities,” “Indexed Security” and “Principal Indexed Security” used in the prospectus, and the terms “Notes” and “Indexed Notes” used in the prospectus supplement, include the notes we are offering in this pricing supplement.

Principal Amount:	$11,540,000 in aggregate. For the purpose of expressing calculations of payments on the Notes, each Note is deemed to have a Principal Amount of $1,000.

Issue Price:	100% of the Principal Amount.

Trade Date:	October 25, 2011

Original Issue Date (“Settlement Date”):	November 1, 2011

Stated Maturity Date:

The Stated Maturity Date is November 20, 2012, unless that day is not a Business Day, in which case the Stated Maturity Date will be the next following Business Day.  If the fifth Business Day before the Stated Maturity Date is not the Determination Date, then the Stated Maturity Date will be the fifth Business Day after the Determination Date.

Maturity Date:

The Stated Maturity Date, unless an Index End Early Event (as defined below) shall have occurred or the Early Redemption Option (as defined below) shall have been exercised in accordance with the terms of the Notes, in which case the relevant Maturity Date shall be the Early Maturity Date (as defined below).

Basic Index:

The Dow Jones – UBS Commodity IndexSM (Bloomberg: “DJUBSTR Index”), which we refer to as the Basic Index or the “DJ – UBS CI” (or any successor index).  For further information on the Basic Index, see “The Basic Index.”

Modified Index:	The Dow Jones – UBSSM Enhanced E137 Total Return Index (Bloomberg Ticker: “ENHG137T”). For further information on the Modified Index, see “The Modified Index.”

Basic Index Sponsor:

The corporation or other entity that, in the determination of the Calculation Agent, (i) is responsible for setting and reviewing the rules and procedures and the methods of calculation and adjustments, if any, related to the Basic Index and (ii) announces (directly or through an agent) the level of the Basic Index on any Business Day; as of the date hereof, the Basic Index Sponsor is Dow Jones.

Modified Index Sponsor:

The corporation or other entity that, in the determination of the Calculation Agent, (i) is responsible for setting and reviewing the rules and procedures and the methods of calculation and adjustments, if any, related to the Modified Index as then in effect and (ii) announces (directly or through an agent) the level of the Modified Index as then in effect on any Business Day; as of the date hereof, the Modified Index Sponsor is Goldman, Sachs & Co.

Interest:

Interest will accrue on the outstanding principal amount of each Note for the period from and including the most recent Interest Payment Date (but if no interest has yet been paid, from and including the Original Issue Date) to but excluding the earlier of (i) the immediately following Interest Payment Date and (ii) the Early Maturity Date, as applicable.

On each Interest Payment Date, interest in an amount in cash equal to:

(i) If no Index End Early Event has occurred or no Early Redemption Option has been validly designated:

Principal Amount x Accrued Interest Factor

(ii) If an Index End Early Event has occurred or an Early Redemption Option has been validly designated:

Fixed Income Discount Factor x Principal Amount x Accrued Interest Factor

Interest Factor:	(Base Rate - Spread)/360, subject to a minimum of 0.00%.

Accrued Interest Factor:	For each Interest Period, the sum of the Interest Factors for each calendar day during such Interest Period.

Base Rate:

(i) If the applicable Interest Period begins on the Settlement Date: the Initial Base Rate.

(ii) If the applicable Interest Period (1) does not begin on the Settlement Date and (2) does not end on the day before the Stated Maturity Date: USD LIBOR for a maturity of three months at 11:00 a.m., London time, on the applicable Interest Determination Date as reported on Reuters Screen LIBOR01 (or any successor or replacement service or page).

(iii) If the applicable interest Period ends on the day before the Stated Maturity Date: a rate that the Calculation Agent will determine by interpolating between (1) the USD LIBOR of longest maturity that is less than or equal to the length of the applicable Interest Period, and (2) the USD LIBOR of shortest maturity that is greater than or equal to the length of the applicable Interest Period, in both cases as they appear on Reuters Screen LIBOR01 (or any successor or replacement service or page), as of 11:00 a.m., London time, as determined on the applicable Interest Determination Date.  For the avoidance of doubt, the Base Rate will not be re-evaluated even if the Stated Maturity Date is postponed due to a Market Disruption Event at the end of the final Interest Period.

Initial Base Rate:

 The three-month USD LIBOR, as it appears on Reuters Screen “LIBOR01” (or any successor or replacement page thereof), as of 11:00 a.m. London time, as determined on the second London Banking Day prior to the Settlement Date.

Spread:	0.60%

Interest Period:

Each period from, and including, the immediately preceding Interest Payment Date, or the last date on which interest has been paid or made available for payment, to, but excluding, the immediately following Interest Payment Date, provided that the initial Interest Period shall be from, and including, the Settlement Date to, but excluding, the initial Interest Payment Date.

Interest Payment Date:

February 1, 2012, May 1, 2012, August 1, 2012 and the Maturity Date, unless an Index End Early Event or an Early Redemption has been validly designated (in which case the Early Maturity Date will be the final Interest Payment Date); provided that any such day that is subsequent to the Early Maturity Date shall not be an Interest Payment Date (in which case the Early Maturity Date shall instead be the last Interest Payment Date), provided, further, that if any such day is not a Business Day, then the Interest Payment Date will be the next succeeding Business Day, unless that succeeding Business Day would fall in the next calendar month, in which case such Interest Payment Date will be the immediately preceding Business Day.

If the Stated Maturity Date is postponed due to a Market Disruption Event or otherwise, we will pay the accrued interest on the Maturity Date as postponed.

Interest Reset Date:

February 1, 2012, May 1, 2012 and August 1, 2012; provided that if any such day is not a Business Day, the Interest Reset Date will be the next succeeding Business Day, unless that succeeding Business Day would fall in the next calendar month, in which case such Interest Reset Date will be the immediately preceding Business Day.

Interest Determination Date:	The second London Banking Day prior to the Settlement Date and to each Interest Reset Date.

Determination Date:

The Determination Date is November 13, 2012, provided however, that if such day is not a Trading Day or if a Market Disruption Event occurs or is continuing on such date, then the Determination Date shall be the next Trading Day on which no Market Disruption Event occurs or is continuing. If the Determination Date is postponed until the latest possible date, the Calculation Agent shall make all required calculations on such date in the manner described in this pricing supplement.

Repayment Amount:

On the Maturity Date, in addition to the payment of accrued and unpaid interest, if any, you will receive an amount of cash per Note as determined by the Calculation Agent, equal to:

Principal Amount + Final Index Amount – Final TBill Amount – Final Fee Amount

provided that in no event will the Repayment Amount be less than zero.

If the Final Index Level is less than the Initial Index Level, the amount payable on the Maturity Date will be less than the Principal Amount and may be zero.

Final Index Amount:

Factor:	3.0

Initial Index Level:	625.6089

Final Index Level:

The closing level of the Modified Index on the Determination Date, subject to the effect of any Market Disruption Event.

If the Final Index Level is less than the Initial Index Level, the amount payable on the Stated Maturity Date will be less than the Principal Amount and may be zero.

Final Fee Amount:

Annual Fee (“Fee”):	0.50% per annum (calculated on the actual number of days elapsed in a 365 day year).

Final Fee Days:	The total number of days from but excluding the Trade Date to and including the Determination Date.

Final TBill Amount:	Principal Amount x Factor x Realized TBill Amount

Realized TBill Amount:

Equal to the product of (1+Daily TBill Return) for each calendar day in the TBill Calculation Period, minus 1,

Where:

(1+Daily TBill Return) equals (1-91/360*r d-1) to the power of (-1/91) and d means each calendar day in the TBill Calculation Period and rd is the TBill Auction High Rate for day d as defined above.

In formulaic terms the Realized TBill Amount equals

If on any calendar day in the TBill Calculation Period United States Treasury Bills of the TBill Interest Rate Designated Maturity have been auctioned on a TBill Interest Rate Reset Date during the TBill Calculation Period but such rate for such TBill Interest Rate Reset Date does not appear on Reuters Screen “US AUCTION 10/11” (or any official successor or replacement page thereof), the rate for that TBill Interest Rate Reset Date will be the Bond Equivalent Yield of the rate set forth in H.15 Daily Update (or any official successor page thereto), or such other recognized electronic source used for the purpose of displaying such rate, for that day in respect of the Designated Maturity under the caption “U.S. Government Securities /Treasury bills/Auction high” converted by the Calculation Agent in its discretion to bank discount basis such that it is expressed in the same manner as the High Auction Rate.

If on any calendar day in the TBill Calculation Period United States Treasury Bills of the TBill Interest Rate Designated Maturity have been auctioned on a TBill Interest Rate Reset Date during the TBill Calculation Period but such rate for such TBill Interest Rate Reset Date does not appear on Reuters Screen “US AUCTION 10/11” (or any official successor or replacement page thereof) and such rate is not set forth in the H.15 Daily Update in respect of the TBill Interest Rate Designated Maturity under the caption “U.S. Government securities/Treasury bills/Auction high” or another recognized electronic source, the rate for that TBill Interest Rate Reset Date will be the Bond Equivalent Yield of the auction rate for those Treasury Bills as announced by the United States Department of Treasury, converted by the Calculation Agent in its discretion to bank discount basis such that it is expressed in the same manner as the High Auction Rate.

If the United States Treasury Bills of the TBill Interest Rate Designated Maturity are not auctioned during any period of seven consecutive calendar days ending on a Friday and a TBill Interest Rate Reset Date would have occurred if such Treasury Bills had been auctioned during that seven-day period, a TBill Interest Rate Reset Date will be deemed to have occurred on the day during that seven-day period on which such Treasury Bills would have been auctioned in accordance with the usual practices of the United States Department of Treasury, and the rate for that TBill Interest Rate Reset Date will be determined as if the parties had specified “USD-TBILL-Secondary Market” as the applicable TBill Interest Rate Option.

TBill Interest Rate Designated Maturity:	3 months.

TBill Auction High Rate for Each Date:	The USD-TBill Auction High Rate published at the most recent Auction Date prior to that day.

TBill Calculation Period:	From but excluding the Trade Date to and including the Determination Date.

TBill Interest Rate Reset Date:	Each day in the TBill Calculation Period on which U.S. Treasury Bills of the TBill Interest Rate Designated Maturity are auctioned.

TBill Interest Rate Option:

USD-TBILL Auction High Rate

where:

“USD-TBILL Auction High Rate” means that the rate for a TBill Interest Rate Reset Date on which United States Treasury Bills are auctioned will be the rate for that day which appears on the Reuters Screen “US AUCTION 10/11” (or any official successor or replacement page thereof) under the heading “HIGH RATE”.

Consequences of Market Disruption:

If a Market Disruption (as defined below) relating to one or more underliers included in the Modified Index (which we refer to as the “Index Underliers”) occurs or is continuing on the originally scheduled Determination Date (if that day is not a Trading Day, then the following trading day) or Early Valuation Date, as applicable, the Calculation Agent will calculate the Final Index Level or the Early Index Level, as applicable, by using:

(i) for each Index Underlier that did not suffer a Market Disruption on such date, the Settlement Price (as defined below) of such Index Underlier on such date as published by the trading facility on which it is traded and

(ii) for each Index Underlier that did suffer a Market Disruption on such date, the Settlement Price of such Index Underlier on the first succeeding Trading Day on which no Market Disruption occurs or is continuing with respect to such Index Underlier; provided that, if such day occurs more than five Business Days after the originally scheduled Determination Date or Early Valuation Date, as the case may be, the Calculation Agent shall determine the price for such Index Underlier on the fifth Business Day after the originally scheduled Determination Date or Early Valuation Date, as applicable, taking into consideration the latest available Settlement Price for such Index Underlier and any other information deemed relevant by the Calculation Agent.

In calculating the Final Index Level or the Early Index Level in the circumstances described above, the Calculation Agent will use the method for calculating the Modified Index last in effect prior to such Market Disruption.

In addition, if the Calculation Agent determines that the level of the Modified Index or any Settlement Price that must be used to determine the Final Index Level or Early Index Level, as applicable, is not available on the Determination Date or the Early Valuation Date, as the case may be, for any other reason, except as described under “— Discontinuance or Modification of the Modified Index” below, then the Calculation Agent will determine the Final Index Level or Early Index Level, as applicable, based on its assessment, made in its sole discretion, of the level of the Modified Index or any relevant Settlement Price on such applicable day.

Market Disruption:	Market Disruption with respect to an Index Underlier means the occurrence on any given Trading Day of any one or more of the following circumstances:

(i) A material limitation, suspension, or disruption of trading in such Index Underlier which results in a failure by the trading facility on which such Index Underlier is traded to report a Settlement Price for such Index Underlier on such Trading Day,

(ii) The Settlement Price for such Index Underlier is a “limit price”, which means that the Settlement Price for such Index Underlier on such Trading Day has increased or decreased from the previous day’s Settlement Price by the maximum amount permitted under applicable trading facility rules,

(iii) Failure by the applicable trading facility or other price source to announce or publish the Settlement Price for such Index Underlier on such Trading Day, or

(iv) Trading in an Index Underlier on the applicable trading facility is suspended or interrupted prior to the time at which it is scheduled to close, and trading in such Index Underlier does not resume at least 10 minutes prior to the scheduled closing time and in the event trading does resume at least 10 minutes prior to the scheduled closing time, trading in such Index Underlier on the applicable trading facility does not continue for the entire period until such scheduled closing time.

“Settlement Price” means the official settlement price of an Index Underlier as published by the trading facility on which it is traded.

Valuation Date:	Valuation Date means:

(i) with respect to an Early Redemption, the Early Redemption Notice Date;

(ii) with respect to the Index End Early Event, the Trading Day immediately following the Trigger Date ((i) and (ii) each being called an “Early Valuation Date”); and

(iii) with respect to the Maturity Date, the Determination Date.

If an Early Redemption or an Index End Early Event has occurred, the amount payable on the Early Maturity Date shall be determined as set forth in the relevant sections below:

Early Redemption Amount:

On the Early Maturity Date, in addition to accrued and unpaid interest, if any, we will pay for each Note an amount, if any, in cash equal to:

Principal Amount + Early Index Amount – Early TBill Amount – Early Fee Amount

but not less than 0.

The Calculation Agent will provide written notice to the Trustee, on or prior to 10:30 a.m. (New York City time) on the third Business Day immediately preceding the Early Maturity Date, of the payment to be delivered with respect to each Note.  We will deliver such payment in cash to the Trustee for delivery to you on the Early Maturity Date, upon delivery of your Notes to the Trustee.

Early Maturity Date:

The fifth Business Day following the applicable Early Valuation Date or, if a Market Disruption Event is in effect on the Early Valuation Date, the fifth Business Day following the date on which the applicable Early Index Level is determined.

Index End Early Event:

If on any Trading Day prior to the earlier of (i) the designation of an Early Redemption by the holder and (ii) the scheduled Determination Date, the closing level of the Modified Index settles at or below 531.7676 (which is approximately 85% of the Initial Index Level) (the “Trigger Level”), as determined by the Calculation Agent in its sole discretion, an Index End Early Event shall be deemed to have occurred and your Note will be automatically redeemed in accordance with the provisions below relating to the Early Redemption Option. Upon occurrence of an Index End Early Event, notice will be given to DTC in a manner described herein.

The Calculation Agent will provide written notice of the occurrence of an Index End Early Event to the Trustee and to DTC at or prior to 10:30 a.m. (New York City time) on the third Business Day immediately succeeding the Trigger Date.

Trigger Date:	The date on which the level of the Modified Index settles at or below the Trigger Level.

Notice of Early Redemption:

Holders of all the Notes representing 100% of the aggregate Principal Amount have the option to require us to redeem all (but not a portion) of the Notes on the applicable Early Maturity Date (the “Early Redemption Option”) for the Early Redemption Amount plus accrued and unpaid interest to but excluding the applicable Early Maturity Date if by the earlier of 9:00 a.m. (New York time) on the Early Redemption Notice Date such holder has (i) completed and delivered to the Calculation Agent through its participant at The Depository Trust Company, which we refer to as DTC, the “Official Notice of Early Redemption Exercise” (in the form of Annex A attached hereto), (ii) given telephonic notification to the Calculation Agent of its exercise of the Early Redemption Option (confirmed by fax on such date to the Calculation Agent, which will give notice to us) and (iii) irrevocably instructed its broker or the participant through which it owns its interest in the Notes to transfer the entire book entry interest in the Notes to the Trustee on its behalf on or before the applicable Early Maturity Date.

The holder of the Notes will not, however, be entitled to exercise the Early Redemption Option if (i) an Index End Early Event has occurred on or prior to the Early Redemption Notice Date or (ii) such holder owns Notes representing less than 100% of the aggregate Principal Amount.

Early Redemption Notice Date:

Any Trading Day on which the holder of all the Notes has duly completed and delivered to the Calculation Agent the Official Notice of Early Redemption Exercise, has made the telephonic and fax notifications to the Calculation Agent and us and irrevocably instructed its broker or DTC participant, in each case, at or prior to 9:00 a.m. (New York City time), as described under “— Notice of Early Redemption” above; provided that such Trading Day falls during the period commencing on the Trading Day following the Issue Date and ending on the earlier of (i) 9:00 a.m. on the Trading Day prior to any Trigger Date and (ii) 9:00 a.m. (New York City time) on the Determination Date.  If the Official Notice of Early Redemption Exercise was given after 9:00 a.m., New York time on a Trading Day, or on a day that is not a Trading Day, the Early Redemption Notice Date will be the first Trading Day following the date on which the Official Notice of Early Redemption Exercise is given unless an Index End Early Event occurs on such date.

Early Index Amount:

Early Index Level:	The closing level of the Modified Index as determined on the applicable Early Valuation Date, except in limited circumstances described in the prospectus supplement, subject to Market Disruption.

Fixed Income Discount Factor (“FIDF”):

Fixed Income Discount Factor LIBOR (“FIDF LIBOR”):

The LIBOR rate for deposits in U.S. Dollars for the FIDF LIBOR Designated Maturity (interpolated, if necessary, by the Calculation Agent) which appears on Reuters Screen LIBOR01 (or any successor or replacement service or page) as of 11:00 a.m., London time, on the applicable Early Valuation Date.  If such rate does not appear on Reuters Screen LIBOR01 (or any successor or replacement service or page), FIDF LIBOR shall be determined by the Calculation Agent.

Fixed Income Days Remaining:

The number of calendar days from (but excluding) the Early Maturity Date up to (and including) the earlier of (1) the next Interest Reset Date immediately following the Early Maturity Date and (2) the Stated Maturity Date.

FIDF LIBOR Designated Maturity:	A period equal to the Fixed Income Days Remaining, subject to a minimum of one month.

Early TBill Amount:	Principal Amount * Factor * Historic TBill Amount

Historic TBill Amount:	The Realized TBill Amount, with a TBill Calculation Period from (but excluding) the Trade Date to (and including) the applicable Early Valuation Date.

Early Fee Amount:

Early Fee Days:	The total number of calendar days from but excluding the Trade Date up to and including the applicable Early Valuation Date.

General Provisions

Discontinuance or Modification of the Basic Index:

If the Basic Index Sponsor discontinues publication of the Basic Index and the Basic Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Basic Index, then the Calculation Agent will refer to the substitute index. We refer to any substitute index approved by the Calculation Agent as a “Successor Index.”

If the Calculation Agent determines that the publication of the Basic Index is discontinued and there is no Successor Index, the Calculation Agent will determine the Final Index Level by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Basic Index or the relevant settlement prices based on the then-current index methodology.

If the Calculation Agent determines that the Basic Index or the index commodities included in the Basic Index or the method of calculating the Basic Index is fundamentally changed at any time in any respect because of any change in the method of calculating the Basic Index or the commodities included in the Basic Index — including any addition, deletion or substitution and any reweighting or rebalancing of the commodity contracts included in the Basic Index, and whether the change is made by the Basic Index Sponsor with respect to the Dow Jones – UBS Commodity IndexSM or by the Basic Index Sponsor under its existing policies or following a modification of those policies with respect to the Basic Index, is due to the publication of a successor index, is due to events affecting one or more of the commodities included in the Basic Index or is due to any other reason — then, in such case and only in such case, the Calculation Agent will be permitted (but not required) to make such adjustments in the Basic Index or the method of its calculation as it believes are appropriate to ensure that the Final Index Level used to determine the amount payable on the Stated Maturity Date is equitable.

If on the Determination Date, in the absence of a Market Disruption, the Basic Index Sponsor fails to calculate and announce the Basic Index, then the Calculation Agent shall calculate the Final Index Level, in lieu of a published level for the Basic Index, in accordance with the formula for and method of calculating the Basic Index last in effect prior to that failure, in good faith and in a commercially reasonable manner.

All determinations and adjustments to be made by the Calculation Agent as described in this prospectus supplement with respect to the Basic Index may be made by the Calculation Agent in its sole discretion, provided that the Calculation Agent shall exercise such discretion as to avoid, if possible, or otherwise minimize, to the extent practicable, any deviations from the composition and the weighting of the contracts included in the Modified Index. The Calculation Agent is not obligated to make any such adjustments.

Discontinuation or Modification of the Modified Index:

If the Modified Index Sponsor discontinues publication of the Modified Index and the Modified Index sponsor or anyone else publishes a substitute index or Modified Index that the Calculation Agent determines is comparable to the Modified Index, then the Calculation Agent will determine the Final Index Level by reference to the substitute index or Modified Index. We refer to any substitute index or Modified Index approved by the Calculation Agent as a “Successor Modified Index.”

If the Calculation Agent determines that the publication of the Modified Index is discontinued and there is no Successor Modified Index, or that the level of the Modified Index is not available on the Determination Date, because of a Market Disruption event or for any other reason, the Calculation Agent will determine the final Index level based on the procedures described under “— Consequences of a Market Disruption Event” above and/or by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Modified Index or the relevant settlement prices.

As a general matter, the Calculation Agent shall not have any discretion to adjust the Modified Index level on any given day if the Modified Index Sponsor calculates and publishes the Modified Index level in accordance with the established methodology of the Modified Index, except as described under “— Consequences of a Market Disruption Event” above. If, however, the Calculation Agent determines that the Modified Index, the Modified Index commodity contracts or the method of calculating the Modified Index is materially changed at any time in any respect because of any change in the method of calculating the Modified Index or the Modified Index commodity contracts — including any addition, deletion or substitution and any reweighting or rebalancing of the Modified Index commodity contracts, and whether the change is made by the Modified Index Sponsor under its existing policies or following a modification of those policies with respect to the Modified Index, is due to the publication of a successor Modified Index, is due to events affecting one or more of the Modified Index commodity contracts or is due to any other reason — then, in such case and only in such case, the Calculation Agent will be permitted (but not required) to make such adjustments in the Modified Index or the method of its calculation as it believes are appropriate to ensure that the Final Index Level used to determine the amount payable on the Stated Maturity Date is equitable.

All determinations and adjustments to be made by the Calculation Agent as described in this prospectus supplement with respect to the Modified Index may be made by the Calculation Agent in its sole discretion in accordance with the then-current Modified Index methodology or the Modified Index methodology previously in effect which the Calculation Agent deems fairly reflect the level of the Modified Index, provided that the Calculation Agent shall exercise such discretion as to avoid, if possible, or otherwise minimize, to the extent practicable, any deviations from the composition and the weighting of the contracts included in the Modified Index. The Calculation Agent is not obligated to make any such adjustments.

Trading Day:

“Trading Day” means a day when

1)                                      The Basic Index Sponsor is open for business and calculates and publishes the Basic Index;

2)                                      The Calculation Agent in London is open for business; and

3)                                      All trading facilities on which contracts are traded for the commodities included in the Basic Index are open for trading.

Business Day:

Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or London.

Denominations:	$1,000 minimum and $1,000 integral multiples thereafter. For purposes of expressing calculations of payments on the Notes, each Note is deemed to have a principal amount of $1,000.

CUSIP:	00254ELF7

ISIN:	US00254ELF78

Form of Note:

Book Entry.  The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.  DTC’s nominee will be the only registered holder of the Notes.  Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.  In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC and its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC’s procedures.  For more information regarding DTC and book entry securities, please read “Description of the Notes–Forms of the Notes” in the accompanying prospectus supplement.

Trustee:	The Bank of New York Mellon Trust Company, N.A., successor in interest to J.P. Morgan Trust Company, National Association.

Calculation Agent:	Goldman Sachs International.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

Alternate Redemption Calculation in Case of an Event of Default:

In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable per Note upon any acceleration of the Notes (an “Event of Default Acceleration”) shall be determined by the Calculation Agent and shall be an amount in U.S. dollars equal to the Repayment Amount plus accrued and unpaid interest to but excluding the applicable redemption date, calculated as though the date of acceleration were a Valuation Date; provided that, if either (i) you have exercised your Early Redemption Option or (ii) an Index End Early Event has occurred, the amount declared due and payable upon any such acceleration will be the Early Redemption Amount plus accrued and unpaid interest to but excluding the applicable redemption date determined by the Calculation Agent as of the applicable Valuation Date.

If the maturity of the Notes is accelerated because of an Event of Default Acceleration as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the aggregate amount of cash due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Tax Redemption:

We may redeem the Notes prior to maturity if, due to the imposition by Sweden or one of its taxing authorities of any tax, assessment or governmental charge subsequent to the date of the issuance of the Notes, we would become obligated to pay additional amounts.  If such an imposition occurs, we may at our option redeem all, but not less than all, the Notes by giving notice specifying a redemption date at least 30 days, but not more than 60 days, after the date of the notice.  In such event, the redemption price per Note will be determined by the Calculation Amount and will be equal to the Repayment Amount plus accrued and unpaid interest to but excluding the redemption date, calculated as though the applicable Valuation Date were the third Business Day prior to the Early Maturity Date.

RISK FACTORS

The following section of this pricing supplement contains information about risks that are particular to the notes. Investors in the notes are also exposed to further risks related to the issuer of the notes, SEK, which are described in SEK’s annual report on Form 20-F for the year ended December 31, 2010, filed with the SEC on March 28, 2011, and incorporated by reference herein. See the information under “Risk Factors” beginning on page 4 of the annual report on Form 20-F.

Unlike ordinary debt securities, the return on the notes depends on changes in values of a basket of futures contracts on specified commodities, currencies and U.S. Treasury Securities calculated by the methodologies described under “The Modified Index”  in this Pricing Supplement.  As described in more detail below, the trading price of the notes may vary considerably before the maturity date due, among other things, to fluctuations in the prices of the futures contracts that make up the Basic Index and U.S. Treasury Bills, as well as other events that are difficult to predict and beyond our control.  Your notes are a riskier investment than ordinary debt securities.  Also, your notes are not equivalent to investing directly in the futures contracts comprising the Basic Index or the Modified Index.  You should carefully consider the risks set forth below before investing in the notes.

The notes are financial instruments that are suitable only for sophisticated investors who are experienced with respect to derivatives and derivative transactions and indexed instruments, and who are able to bear the loss of a portion of their principal investment.  An investment in a product such as the notes linked to the Modified Index is speculative and involves a substantial degree of risk.  Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of such notes in light of your particular circumstances.  For further information, see “Risks associated with foreign currency notes and indexed notes” in the prospectus supplement.

Assuming no changes in market conditions or any other relevant factors, the value of your notes on the date of this pricing supplement (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price.

The value or quoted price of your notes at any time, however, will reflect many factors and cannot be predicted.  If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price (and the value of your notes that Goldman, Sachs & Co. will use for account statements or otherwise) could be higher or lower than the original issue price, and may be higher or lower than the value of your notes as determined by reference to pricing models used by Goldman, Sachs & Co.

If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co.  You should read “—The market value of your notes may be influenced by many factors that are complex and unpredictable, including volatile commodities prices” below.

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes.  See “—Secondary trading in the notes may be limited” below.

We will not repay you a fixed amount of principal on the notes at maturity and we are not liable for any loss of principal that you may incur due to fluctuations in the modified index level.

The repayment amount will depend on the change in the value of the modified index.  Because the value of the modified index is subject to market fluctuations, the repayment amount may be less than the principal amount of the notes, and you will lose part or all of your investment if the final index level is below the initial index level.  Even if the final index level is above the initial index level, you may lose part of your principal investment if the excess does not offset the deduction in the repayment amount for the cost of providing the commodity-linked return on the notes.  You may also lose part or all of your investment if you sell the notes in the secondary market before their maturity.

You may lose your entire investment in the notes.

You can lose all or substantially all of your investment in the notes. If neither an early redemption or an index end early event has occurred, in addition to interest, if any, you will be paid on the stated maturity date an amount in cash, if any, equal to the principal amount of your notes plus the final index amount (which may be negative) minus the final TBill amount minus the final fee amount. The amount payable, if any, on the stated maturity date excluding interest, if any, will never be less than zero. If the final index level declines below the initial index level, or the final index level increases but such increase does not offset the final TBill amount and final fee amount, the amount payable on your notes excluding interest, if any, may even be zero. Thus, you may lose your entire investment in the notes.

If a index end early event has occurred or an early redemption option has been validly designated, in addition to interest, if any, you will be paid on the early maturity date an amount in cash, if any, equal to the outstanding principal amount of your notes plus the early index amount (which may be negative) minus the early TBill amount minus the early fee amount. The amount payable, if any, on the early maturity date excluding interest, if any, will never be less than zero. However, if the early index level is less than the initial index level, the amount payable on your notes excluding interest, if any, is not protected and may even be zero. Our cash payment on your notes, if any, on the stated maturity date or the early maturity date, as the case may be, excluding interest, if any, will be based on, among other factors, the final index level or the early index level, respectively. Thus, if neither an index end early event has occurred nor has an early redemption option been validly designated, you may lose your entire investment in your notes, depending on the final index level, as calculated by the calculation agent, and you may receive only interest, if any, on the stated maturity date. On the other hand, if an index end early event has occurred or an early redemption option has been validly designated, you may still lose your entire investment in your notes, depending on the early index level, as calculated by the calculation agent, and you may receive only interest, if any, on the early maturity date.  Moreover, in each case, the percentage decrease in the level of the modified index is multiplied by, among other things, a factor of 3.0. Therefore, to the extent that the modified index level declines below the initial index level, your loss is leveraged, and the rate of decline in the final index amount or the early index amount, as applicable, will exceed the rate of decline in the modified index level.

Also, the market price of your notes prior to the stated maturity date or the early maturity date, as the case may be, may be significantly lower than the purchase price you pay for your notes.  Consequently, if you sell your notes before the stated maturity date or the early maturity date, as the case may be, you may receive far less than the amount of your investment in the notes.

Although the modified index has contracts on the same commodities that comprise the basic index, its value and returns will likely differ from those of the basic index.

The modified index to which the notes are linked has different rules from the basic index governing the procedure by which expiring positions in certain of the constituent commodity contracts are rolled forward into more distant contract expirations, as explained in “The Modified Index” below. Since one component of the value of a commodity contract is the period remaining until its expiration, these differences are likely to produce different values for this modified index and the basic index at any given time and, therefore, may produce differing returns.

The modified index for your notes also applies dynamic rolling rules to the rolling of the contracts relating to West Texas Intermediate (“WTI”) crude oil, the benchmark for crude oil prices in the United States.  By utilizing this dynamic rolling strategy, the price difference between the near-dated and the longer-dated commodity contracts (“contango”) may be reduced, however, in certain situations, this dynamic rolling rule may actually increase the degree of contango.  The modified index for your notes also differs from the basic index by applying seasonal rolling rules to ten other commodity contracts that are subject to seasonal supply and demand and by applying modified rolling rules to three commodity contracts.  The differences between the rolling rules for the modified index and those for the basic index may mean that the return on the modified index for your notes will differ from the return on the basic index.

Higher future prices of commodities included in the modified index relative to their current prices may decrease the amount payable on your notes.

As the contracts that underlie the modified index come to expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in May may specify a July expiration. As time passes, the contract expiring in July is replaced by a contract for delivery in a later month, for example, August. This is accomplished by selling the July contract and purchasing the August contract. This process is referred to as “rolling”. If the market for these contracts is (putting aside other considerations) in “backwardation”, where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the July contract would take place at a price that is higher than the price of the August contract, thereby creating a “roll yield”. Some commodity contracts have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the market for a commodity contract could result in negative “roll yields,” which could adversely affect the value of an index tied to that contract.

While the modified index has been designed to mitigate the effects of contango, there is no assurance that it will be successful in doing so. It is also possible that the features of the modified index designed to address the effects of contango will instead adversely affect the level of the modified index and, consequently, the return on your notes.  See “The Modified Index” below for more information.

Past performance is no guide to future performance.

The actual performance of the modified index over the life of the notes, as well as the amount payable at maturity, may bear little relation to the historical levels of the modified index or to the hypothetical return examples set forth elsewhere in this pricing supplement.  We cannot predict the future performance of the modified index.

The amount payable on your notes is not linked to the level of the modified index at any time other than the determination date or the early valuation date, as applicable.

The final index level will be based on the closing level of the modified index on the determination date or the early valuation date, respectively (subject to adjustment as described elsewhere in this prospectus supplement). Therefore, if the closing level of the modified index dropped precipitously on the determination date or the early valuation date, the payment amount for your notes may be significantly less than it would have been had the payment amount been linked to the closing level of the modified index prior to such drop in the level of the modified index.  Although the actual level of the modified index on the stated maturity date or at other times during the life of your notes may be higher than the final index level, you will not benefit from the closing level of the modified index at any time other than on the determination date.

We may sell an additional aggregate principal amount of the notes at a different issue price.

At our sole option, we may decide to sell an additional aggregate principal amount of the notes subsequent to the date of this pricing supplement but prior to the original issue date. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of this pricing supplement.

The market value of your notes may be influenced by many factors that are unpredictable and interrelated in complex ways.

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

•                  the modified index level;

•                  the volatility – i.e., the frequency and magnitude of changes in the level of the underlying commodities and the basic index;

•                  economic, financial, legislative, regulatory and political, military or other events that affect commodity markets generally and the market segments of which the index underliers are a part, and which may affect the level of the modified index;

•                  interest rate and yield rates in the market;

•                  the time remaining until your notes mature; and

•                  our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures.

These factors will influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes.

The actual performance of the modified index over the life of the notes, as well as the amount payable on the stated maturity date, may bear little or no relation to the historical levels of the modified index or to the hypothetical return examples shown elsewhere in this prospectus supplement.

If the level of the modified index changes, the market value of your notes may not change in the same manner.

Your notes may trade quite differently from the performance of the modified index.  Changes in the level of the modified index may not result in a comparable change in the market value of your notes.  In part, this is because your notes may be redeemed early at your option, or automatically upon the occurrence of certain events.  Moreover, the amount that may be paid on the stated maturity date or the early maturity date, as the case may be, is subject to a number of factors other than the basic index return or the early index return.  Even if the level of the modified index increases above the initial index level during the life of the notes, the market value of your notes may not increase by the same amount. We discuss some of the reasons for this disparity under “—The market value of your notes may be influenced by many factors that are unpredictable and interrelated in complex ways” above.

Leverage increases the sensitivity of your notes to changes in the level of the modified index.

Because your investment in the notes is leveraged, changes in the level of the modified index will have a greater impact on the payout on your notes than on a payout on securities that are not so leveraged.  Since the leverage factor provides 300% exposure to increases and decreases in the value of the modified index, every 1% change in the value of the modified index will translate into approximately a 3% change in the repayment amount you will receive.  In particular, any decrease in the level of the modified index would result in a significantly greater decrease in the repayment amount and you would suffer losses on your investment in the notes substantially greater than you would if your notes did not contain a leverage component.

Your notes will be automatically redeemed if the modified index level is equal to or less than 85% of the initial index level.

If on any trading day prior to the determination date, the level of the modified index is equal to or less than 85% of the initial index level, which we call an index end early event, your notes will be automatically redeemed.  The repayment amount will be based on the performance of the modified index, as reduced by interest charges and fees for providing the index-linked return on the notes, as determined on the trading day immediately following the index end early event.  In this case, you will receive a repayment amount that will likely be significantly less than the principal amount of your notes and could be zero if the level of the modified index value drops precipitously.

The formula for determining the repayment amount does not take into account all developments in the modified index.

The formula used to calculate the repayment amount otherwise only compares the modified index levels on the trade date and the applicable valuation date.  No other index levels will be taken into account for that purpose.  As a result, you may lose part of your investment even if the modified index has risen at certain times during the term of the notes before falling to a level below the initial index level on the determination date.

Prices of commodity futures contracts may change unpredictably, affecting the value of your notes in unforeseeable ways.

Prices of commodity futures contracts are affected by a variety of factors, including weather, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates and trading activities in commodities and related contracts.  These factors may affect the level of the modified index and the value of your notes in varying ways, and different factors may cause the value of different commodity futures contracts included in the modified index, and the volatilities of their prices, to move in directions not anticipated in the methodologies underlying the modified index.

Changes in interest rates are likely to affect the market value of your notes.

We expect that the market value of your notes, like that of a traditional debt security, will be affected by changes in interest rates, although these changes may affect your notes and a traditional debt security to different degrees. This is particularly true because financial futures contracts represent 50% of the value of the modified index and two of the component instruments are contracts for U.S. Treasury securities.  Because the modified index includes contracts held in short positions, it is difficult to predict how changes in interest rates will affect the value of the modified index and your notes.

Any decline in our credit ratings may affect the market value of your notes.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes.  Consequently, actual or anticipated declines in our credit ratings may affect the market value of your notes.

Trading and other transactions by Goldman, Sachs & Co. or its affiliates in the modified index, the basic index, commodities contracts and the underlying commodities, currencies and U.S. treasury securities may adversely affect the value of your notes.

Goldman, Sachs & Co. and its affiliates actively trade commodities contracts and options on commodities contracts on the commodities that underlie the modified index, over-the-counter contracts on these commodities, the underlying commodity contracts, the commodities underlying such contracts and other instruments and derivative products based on numerous other commodities. Goldman, Sachs & Co. and its affiliates also trade instruments and derivative products based on the basic index.  Trading in any of the foregoing by Goldman, Sachs & Co. and its affiliates and unaffiliated third parties could adversely affect the level of the modified index which could in turn affect the return on and the value of your notes.

Goldman, Sachs & Co., its affiliates and other parties may issue or underwrite additional securities or trade other products, the return on which is linked to the value of the modified index or other similar indices. An increased level of investment in these products may negatively affect the performance of the modified index against its benchmark modified index, the basic index, and could affect the level of the modified index, and therefore the amount payable on your notes, if any, on the stated maturity date and the value of your notes before that date. In addition, the Basic Index Sponsor has licensed and may continue to license the basic index or any of its sub-indices or strategies similar to the modified index for use by other market participants, for publication in newspapers and periodicals, for distribution by information and data dissemination services and for various other purposes, any of which may contribute to an increased level of investment in the modified index or similar indices. Goldman, Sachs & Co. and its other affiliates may further develop other indices or strategies and trade other products the return on which is linked to the value of these indices or strategies that might compete with the modified index and might adversely affect the value of your notes.

Although we are not obligated to do so, we have hedged or expect to hedge our obligations under the notes with an affiliate of Goldman, Sachs & Co. That affiliate, in turn, will most likely directly or indirectly hedge any of its obligations through transactions in the futures and options markets. Goldman, Sachs & Co. and its affiliates may also issue or underwrite financial instruments with returns linked to the modified index or the basic index or any of its sub-indices.

You have no rights with respect to commodity contracts or commodities or rights to receive any contracts or commodities.

Investing in your notes will not make you a holder of any commodity contracts underlying the modified index or any commodities underlying such contracts. Neither you nor any other holder or owner of your notes will have any rights with respect to any commodity contracts or commodities. Any amounts payable on your notes will be made in cash, and you will have no right to receive any commodity contracts underlying the modified index or any commodity underlying such contracts.

There may be conflicts of interest between you and Goldman, Sachs & Co.

Certain activities conducted by Goldman, Sachs & Co. and its affiliates may conflict with your interests as a holder of the notes.  For example, as indicated above, we have elected to hedge our obligations under the notes with an affiliate of Goldman, Sachs & Co.  It is possible that affiliates of Goldman, Sachs & Co. could receive substantial returns with respect to these hedging activities while the value of your notes may decline.

Goldman, Sachs & Co. and its affiliates may also engage in trading for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers relating to the modified index and the commodity contracts underlying the modified index or the commodities underlying such contracts that are not for your account or on your behalf. Any of these activities of Goldman, Sachs & Co. or its affiliates could adversely affect the level of the modified index and the commodity contracts underlying the modified index or the price of the commodities underlying such contracts and, therefore, the market value of your notes and the amount we will pay on your notes at maturity.

We may also issue, and Goldman, Sachs & Co. and its affiliates may also issue or underwrite, other securities or financial or derivative instruments indexed to the basic index or any of its sub-indices, including the modified index, which would compete with the notes.  By introducing competing products into the marketplace in this manner, we or Goldman, Sachs & Co. and its affiliates could adversely affect the market value of your notes and the amount we pay on your notes at maturity.  To the extent that Goldman, Sachs & Co. or its affiliates serve as issuer, agent or underwriter of those securities or other similar instruments, their interests with respect to those products may be adverse to your interests as a holder of the notes.

Goldman, Sachs & Co. and its other affiliates may, at present or in the future, engage in business with the basic index sponsor, including making loans to or equity investments in the basic index sponsor or providing advisory services to the basic index sponsor. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman, Sachs & Co. and your interests as a holder of a note. Moreover, one or more of Goldman, Sachs & Co.’s affiliates have published and in the future expect to publish research reports with respect to the basic index sponsor. Any of these activities by any of Goldman, Sachs & Co.’s affiliates may affect the level of the basic index and, therefore, the value of your notes and the value of the consideration we will deliver on your notes at maturity.

As calculation agent, Goldman Sachs International will have the authority to make determinations that could affect the market value of your notes and the amount you receive at maturity.

As calculation agent for your notes, Goldman Sachs International will have discretion in making various determinations that affect your notes, including the final index level or early index level, the repayment amount payable on any early redemption for tax reasons or any acceleration, various interest rate determinations (including the base rate and the realized Tbill amount), and in some cases when a market disruption is occurring, daily contract reference prices for futures contracts.  We will use these determinations to calculate how much cash we must pay at maturity or on an early maturity date.  The exercise of this discretion by Goldman Sachs International could adversely affect the value of your notes and may present Goldman, Sachs & Co. and Goldman Sachs International with a conflict of interest of the kind described above under “—There may be conflicts of interest between you and Goldman, Sachs & Co.”

The policies of the basic index sponsor and changes that affect the basic index and the commodity contracts underlying the basic index could affect the amount payable on your notes and their market value.

The basic index is calculated in accordance with a prescribed methodology that has been publicly disclosed by the basic index sponsor.  However, the basic index sponsor may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of the index methodology. The policies of the basic index sponsor concerning the calculation of the basic index, additions, deletions or substitutions of the commodity contracts comprising the basic index, and the manner in which changes affecting those commodity contracts (such as rebalancing of the commodity contracts comprising the basic index) could affect the level of the basic index and, therefore, the amount payable on your notes on the stated maturity date and the market value of your notes before that date. The amount payable on your notes and its market value could also be affected if the basic index sponsor changes these policies, for example, by changing the manner in which it calculates the basic index, or if the basic index sponsor discontinues or suspends calculation or publication of the basic index, in which case it may become difficult or inappropriate to determine the market value of your notes. If such policy changes relating to the basic index or discontinuance or suspension of calculation or publication of the basic index occur, the calculation agent will have discretion in determining the level of the basic index on the determination date and the amount payable on your notes as described more fully under “Description of the Notes—Discontinuance or modification of the basic index” above and “Calculation Agent” below.

Suspensions or disruptions of trading in the commodity and related futures markets may adversely affect the value of your notes.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”.  Once the limit price has been reached in a particular contract, trading restrictions will follow the regulations set forth by the trading facility on which the contract is listed.  Limit prices may have the effect of precluding trading in a particular contract, which could adversely affect the value of the modified index and, therefore, the value of your notes.

If a market disruption event occurs on any contract included in the modified index, the value of that contract at the determination date will not be calculated until a settlement price can be determined.  If a market disruption event lasts for five trading days, the calculation agent will calculate the final modified index level and the repayment amount taking into account information it deems relevant in good faith.  Accordingly, the calculation of your indexed payment may be delayed beyond what would otherwise be the determination date and may be subject to the judgment of the calculation agent.  Additionally, regardless of the market disruption event, the modified index sponsor will continue to calculate the value of the modified index and publish such value on Bloomberg, or any successor thereto, according to the process described above.  Therefore, if a market disruption event occurs, the repayment amount may not reflect the actual value of the modified index on the determination date.

You may not receive your repayment amount on the stated maturity date or on the fifth business day after an early valuation date.  If a market disruption event is in effect on the applicable valuation date, you will not receive your repayment amount until the fifth business day after the final index level or the early index level can be determined.

The modified index has a limited history.

The payment amount, if any, for each of your notes is linked to the performance of the modified index, which was created in September 2011. Because the modified index has no history prior to that date, limited historical information will be available for you to consider in making an independent investigation of the modified index performance, which may make it difficult for you to make an informed decision with respect to an investment in the offered notes. The remainder of this discussion assumes that the notes will be so treated.

The basic index may in the future include commodity contracts that are not traded on regulated trading facilities.

The basic index was originally based solely on commodity contracts traded on regulated trading facilities (referred to in the United States as “designated contract markets”). At present, the basic index continues to be comprised exclusively of regulated commodity contracts. If the basic index sponsor adds one or more commodity contracts to the basic index in accordance with the criteria and procedures described under “The Basic Index” below, the basic index may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations, that govern trading on regulated trading facilities. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the basic index may be subject to certain risks not presented by most exchange-traded contracts, including risks related to the liquidity and price histories of the relevant contracts.

The modified index sponsor may be required to replace a designated contract if the existing commodities contract is terminated or replaced.

A commodity contract known as a “designated contract” has been selected as the reference contract for each of the physical commodities underlying the modified index.  Data concerning this designated contract will be used to calculate the modified index.  If a designated contract were to be terminated or replaced in accordance with the rules described under “The Modified index” in this prospectus supplement, a comparable commodity contract would be selected by the modified index sponsor, if available, to replace that designated contract.  The termination or replacement of any designated contract may have an adverse impact on the value of the modified index.

Data sourcing, calculation and concentration risks associated with the modified index may adversely affect the market price of the notes.

Because the notes are linked to the modified index, which is composed of exchange-traded futures contracts only on commodities, it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility.  Additionally, the annual composition of the modified index will be recalculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or other errors that may affect the weighting of the index underliers.  Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the modified index for the following period.  Additionally, the modified index sponsor may not discover every discrepancy.  Furthermore, the weightings for the modified index are determined by the modified index sponsor, in consultation with its advisory committee.  The modified index sponsor also has discretion in making decisions with respect to the modified index and has no obligation to take the needs of any parties to transactions involving the modified index into consideration when reweighting or making any other changes to the modified index.  Since the underlying modified index consists solely of commodities, an investment in the notes may carry risks similar to a concentrated securities investment in a specific industry or sector.

Changes in the composition and valuation of the basic index may adversely affect the value of your notes.

The composition of the basic index may change over time, as additional commodity contracts satisfy the eligibility criteria of the basic index or commodity contracts currently included in basic index fail to satisfy such criteria and those changes could impact the composition of the basic index. A number of modifications to the methodology for determining the contracts to be included in the basic index, and for valuing the basic index, have been made in the past several years and further modifications may be made in the future. Such changes could adversely affect the value of your notes.

In particular, on October 11, 2011, Dow Jones Indexes and UBS announced the addition of the Brent crude oil futures contract as part of the crude oil component of the basic index, effective as of the January 2012 roll period, and a corresponding reduction of the weight of WTI crude oil in the basic index (and therefore the modified index). Additionally, the New York Mercantile Exchange has announced that the designated contract on heating oil will be delisted from that exchange in 2013, at which time it must be removed from basic index (and therefore the modified index). As a result of the announced delisting, however, trading in the heating oil futures contracts may become illiquid or experience other adverse trading impacts prior to the date of such delisting. The index sponsor of basic index may decide to replace the heating oil contract with a new contract or make another adjustment to the basic index. Any of the foregoing events, including the addition of the Brent crude oil futures contracts in the basic index (and therefore the modified index), the reduction in the weighting of the WTI crude oil futures contracts, the removal of the heating oil futures contracts from the basic index, the potential illiquidity of the heating oil futures contract if it remains in the basic index and the replacement of the heating oil futures contracts in the basic index (and therefore the modified index), may have an adverse impact on the level of the modified index and therefore the market value of and the payment at maturity on your notes.

In the event that the basic index sponsor discontinues publication of the basic index, the calculation agent may calculate the basic index during the remaining term of your notes as described under “Description of the Notes—Discontinuance or modification of the basic index.” Because such calculation will, in that event, no longer be based on the basic index sponsor’s calculation of the basic index, it is possible that the value of your notes will be adversely affected when compared to the situation in which the basic index was still being calculated.

Changes in the composition and valuation of the modified index may adversely affect your notes.

The composition of the modified index may change over time or other modifications may be made to the modified index in the future.  Such changes could adversely affect the value of the notes.

In the event that the modified index sponsor discontinues publication of the modified index, Goldman Sachs International, as calculation agent, will continue to calculate the modified index during the remaining term of the notes, based on the methodologies described in this pricing supplement.

There is no affiliation between the basic index sponsor and us or Goldman, Sachs & Co. nor any of its or our respective affiliates.

Neither we nor Goldman, Sachs & Co. nor any of its or our respective affiliates is affiliated with the basic index sponsor.  Neither we, Goldman, Sachs & Co. nor any of its or our respective affiliates assume any responsibility for the accuracy or the completeness of any information about the basic index or the modified index. You, as an investor in your note, should make your own investigation into the basic index and the modified index. See “The Basic Index” and “The Modified Index” below for additional information about the basic index and the modified index.

The basic index sponsor is not involved in this offering of your notes in any way and does not have any obligation of any sort with respect to your notes. The basic index sponsor does not have any obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of your notes.

Goldman, Sachs & Co., as modified index sponsor, and Dow Jones, as basic index sponsor, will have the authority to make determinations that could materially affect your notes in various ways.

As further described under “The Modified Index”, the modified index sponsor is responsible for the composition, calculation and maintenance of the Goldman Sachs DJ – UBSSM Enhanced E137Total Return Index. Dow Jones is responsible for the composition, calculation and maintenance of the basic index.  The relationship between the modified index and the basic index is discussed under “The Basic Index.” The judgments that Goldman, Sachs & Co., as the modified index sponsor or Dow Jones, as the basic index sponsor, make in connection with the composition, calculation and maintenance of the modified index, or the basic index, as applicable, could affect both the market value of your notes and the amount payable on your notes on the stated maturity date, if any. See “The Modified Index” for additional details on the role of Goldman, Sachs & Co., as the modified index sponsor and Dow Jones, as the basic index sponsor.

Goldman, Sachs & Co., in its capacity as the modified index sponsor, and Dow Jones, in its capacity as basic index sponsor, have no obligation to take your interests into consideration for any reason. Goldman, Sachs & Co. may decide to discontinue calculating and publishing the modified index and Dow Jones may decide to discontinue calculating and publishing the basic index, which would mean that Goldman Sachs International, as calculation agent, would have the discretion to make determinations with respect to the level of the modified index for purposes of calculating the amount payable on your notes on the stated maturity date, if any.

There is no affiliation between Goldman, Sachs & Co., as modified index sponsor, and us or any of our affiliates.

Neither we nor any of our affiliates is affiliated with the modified index sponsor.  Neither we nor any of our affiliates assume any responsibility for the accuracy or the completeness of any information about the modified index. You, as an investor in your note, should make your own investigation into the modified index. See “The Modified index” below for additional information about the modified index.

An investment in the notes is subject to risks associated with foreign commodities markets.

The basic index – and therefore the modified index – consists of commodity contracts on 19 physical commodities, three of which are traded on the London Metals Exchange (LME). You should be aware that investments in securities linked to the value of foreign commodity contracts involve particular risks.

The basic index will include commodity contracts on foreign trading facilities that are not regulated by U.S. regulatory authorities. The basic index will include contracts on physical commodities on trading facilities located outside the United States. The Dow Jones-UBS Commodity Index Supervisory Committee currently has not established any limits on the percentages of the commodities, by weight, traded on a non-U.S. trading facility that can be included in the basic index; historically, such percentages have not exceeded 20%. The regulations of the Commodity Futures Trading Commission do not apply to trading on foreign trading facilities, and trading on foreign trading facilities may involve different and greater risks than trading on United States trading facilities. Certain foreign markets may be more susceptible to disruption than United States trading facilities due to the lack of a government-regulated clearinghouse system. Trading on foreign trading facilities also involves certain other risks that are not applicable to trading on United States trading facilities. Those risks include: exchange rate risk relative to the U.S. dollar, exchange controls, expropriation, burdensome or confiscatory taxation, and moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for Dow Jones and the Dow Jones-UBS Commodity Index Supervisory Committee to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the commodity contracts included in the modified index. In addition, because foreign trading facilities may be open on days when the level of the modified index is not published, the value of the commodities underlying the modified index may change on days when the modified index level is unavailable.

Commodity prices as well as the commodity contracts underlying the modified index may change unpredictably, affecting the value of your notes in unforeseeable ways.

Commodity prices as well as the commodity contracts underlying the modified index are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates and trading activities in commodities and related contracts. These factors may affect the levels of the modified index and the value of your notes in varying ways, and different factors may cause the value of different modified index commodities and the volatilities of their prices, to move in inconsistent directions and at inconsistent rates.

Secondary trading in the notes may be limited.

The notes are a new issue of securities with no established trading market.  Your notes will not be listed on any securities exchange or be included in any interdealer market quotation system or any electronic communications network, and there may be little or no secondary market for your notes.  Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high.  As a result, the differences between bid and ask prices for your notes in any secondary market could be substantial.

The calculation agent can postpone the determination date if a market disruption event or a non-trading day occurs.

If the calculation agent determines that, on the date that would otherwise be the determination date, a market disruption event with respect to any index commodity has occurred or is continuing or that day is not a trading day, the determination date will be postponed until the first trading day on which the market disruption event with respect to each such index commodity has ceased. In no cases, however, will such applicable date be postponed by more than five scheduled business days from the originally scheduled determination date. Moreover, if the determination date is postponed to the last possible day, but the market disruption event with respect to any such index commodity has not ceased by that day or that day is not a trading day, that day will nevertheless be the determination date. In such a case, the calculation agent will determine the final index level based on the procedures described under “Description of the Notes—Market Disruption” above.

Possible legal and regulatory changes could adversely affect the return on and value of your notes.

The United States Congress recently enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act and current and future legislation and rules, if enacted, could substantially affect the regulation of the commodity and futures markets. Although it is unclear what form any new legislation or rules may take, it is possible that any new legislation or rules may affect the ability of market participants to participate in the commodity and futures markets to the extent and at the levels that they have in the past and may have the effect of reducing liquidity in these markets and affecting the structure of the markets in other ways. In addition, these legislative and regulatory changes could increase the costs of participating in the commodities and futures markets. Any such changes could impact the level of the modified index which could in turn affect the return on and the value of your notes.

The basic index may not accurately measure world production of commodities.

The basic index is a production-weighted index that is designed to reflect the relative significance of each of the constituent commodities to the world economy while preserving the tradability of the basic index by limiting eligible contracts to those with adequate liquidity. However, the basic index may not accurately measure the relative significance of constituent commodities to the world economy. For example, the basic index sponsor may not accurately determine the world production quantity of each specific commodity; the basic index sponsor may inaccurately weight the production of goods at a given time in anticipation of seasonal variations or regional variations in production; the basic index sponsor may base its production weightings on data sources that are inaccurate or contain measurement errors; and the basic index sponsor may omit commodities from inclusion that are significant to the world economy.

ADDITIONAL INFORMATION

Calculation Agent

We have initially appointed Goldman Sachs International as Calculation Agent for the purpose of determining the Final Index Level and the Repayment Amount, as described herein, and for all calculations and determinations regarding Market Disruption Events or an Index End Early Event, the interest rate applicable to any overdue payment of the Repayment Amount and the redemption or repurchase price upon any early redemption or repurchase of the notes.  Unless there is manifest error, these determinations by the Calculation Agent shall be final and binding on us and the holders of the Notes.

Investors may obtain information at any time regarding the calculation of the Modified Index as published on Bloomberg Page ENHG137T or, following any Market Disruption Event, as calculated for purposes of the Notes by contacting the Calculation Agent.  Upon request, the Calculation Agent will provide a written statement to an investor showing how the closing level of the Modified Index was calculated on any date for purposes of the Notes and how the Repayment Amount per U.S. $1,000 of the Principal Amount of the Notes was calculated.

 Requests to the Calculation Agent should be addressed to:

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

Telephone: +1-212-934-9333

Telecopy: +44-20-7-552-8216

Attention: GSI Calculation Agent

License Agreement

Neither we nor Goldman, Sachs & Co. make any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the Modified Index or the DJ – UBS CI to track general commodity market performance or commodity futures market performance.  None of Goldman, Sachs & Co., Dow Jones or UBS has any obligation to take the needs of the licensee or the owners of the Notes into consideration in determining, composing or calculating the Modified Index.  None of Goldman, Sachs & Co., Dow Jones or UBS has any obligation or liability in connection with the administration or trading of the Notes.

“Dow Jones,” “DJ,” “UBS,” “Dow Jones – UBS Commodity IndexSM,” “DJ – UBS CISM” and “DJUBSTR”  are service marks of Dow Jones & Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by SEK.  The Notes are not sponsored, endorsed, sold or promoted by Dow Jones, UBS or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS or any of their respective affiliates makes any representation regarding the advisability of investing in such products.

NEITHER WE NOR GOLDMAN, SACHS & CO. GUARANTEE THE QUALITY, ACCURACY OR THE COMPLETENESS OF THE MODIFIED INDEX OR ANY DATA INCLUDED THEREIN.  NEITHER WE NOR GOLDMAN, SACHS & CO. MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM ANY USE OF THE MODIFIED INDEX OR ANY DATA INCLUDED THEREIN.  NEITHER WE NOR GOLDMAN, SACHS & CO. MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MODIFIED INDEX AND ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL EITHER WE OR GOLDMAN, SACHS & CO. HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NONE OF DOW JONES, UBS AG, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES – UBS COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES – UBS COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES – UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND THE ISSUER, OTHER THAN UBS AG.

UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Notes currently being issued by the Issuer, but which may be similar to and competitive with the Notes. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones – UBS Commodity IndexSM and Dow Jones – UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones – UBS Commodity Index, and the Notes.

This document relates only to notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones – UBS Commodity IndexSM components. Purchasers of the Notes should not conclude that the inclusion of a futures contract in the Dow Jones – UBS Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates. The information in this document regarding the Dow Jones – UBS Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones – UBS Commodity IndexSM components in connection with the Notes. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones – UBS Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

Hypothetical Examples

In the table below, we provide a range of hypothetical pretax returns for the Modified Index.  Based on these hypothetical index returns, we illustrate a range of approximate Repayment Amounts, expressed as a percentage of the Principal Amount of the Notes.  These figures are provided for purposes of illustration only.  They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical index returns could have on the Repayment Amount, assuming all other variables remain constant.

The information in the table reflects hypothetical rates of return on the Notes assuming that they are purchased at a price of 100% of their principal amount on the original Issue Date and held to the Maturity Date and that no Early Repurchase Option is exercised and no Index End Early Event occurs.  If you exercise the Early Repurchase Option or an Index End Early Event occurs, your return will depend on the Modified Index level determined on the day of such exercise or the Trading Day immediately following such occurrence and on when during the term of the Notes that day occurs.  If you sell your Notes prior to the Maturity Date, your return will depend upon the market value of your Notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below.  For a discussion of some of these factors, see “Risk Factors” above.

The table below also assumes that there is no change in or affecting futures contracts or the method by which the Basic Index Sponsor calculates the level of the Basic Index or the Modified Index Sponsor calculates the level of the Modified Index and that no Market Disruption Event occurs.  Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes.  Because of the U.S. tax treatment applicable to your Note, tax liabilities could affect the after-tax rate of return on your Notes to a comparatively greater extent than the after-tax return on the underlying commodity.

The performance of the Modified Index has been volatile in the past and cannot be predicted for any future period.  The actual performance of the Modified Index over the life of the Notes, as well as the amount payable at maturity, may bear little relation to the hypothetical return examples set forth below or to the historical levels of the Modified Index set forth elsewhere in this pricing supplement.  For information about the level of the Modified Index during recent periods, see “The S&P DTI-TR Modified—Hypothetical Historical Performance” below.

The table below assumes an Initial Index Level of 625.6089 and is modeled using the TBill Auction High Rate for October 24, 2011.

Final Index Level	Percentage Change in S&P DJ UBS E137 TR	Percentage of Principal Amount	Annual Yield (%) on Principal Amount
1251.218	100%	398.35%	270.75%
1126.096	80%	338.35%	217.59%
938.4134	50%	248.35%	136.89%
813.2916	30%	188.35%	82.26%
750.7307	20%	158.35%	54.62%
688.1698	10%	128.35%	26.70%
625.6089	0%	98.35%	-1.56%
563.0480	-10%	68.35%	-30.28%
500.4871	-20%	38.35%	-59.69%
437.9262	-30%	8.35%	-90.50%
312.8045	-50%	0.00%	-100.00%
187.6827	-70%	0.00%	-100.00%
125.1218	-80%	0.00%	-100.00%
0.000	-100%	0.00%	-100.00%

Same-Day Funds Settlement and Payment

The initial settlement for the Notes and all payments of principal will be made in immediately available funds.

Secondary trading in long-term Notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds.  In contrast, the Notes will trade in the Same-Day Funds Settlement System of The Depository Trust Company (the “Depository”) until maturity, and secondary market trading activity in the Notes will therefore be required by the Depository to settle in immediately available funds.  We cannot assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

THE FUTURES MARKETS

Futures contracts on physical commodities, foreign currencies and U.S. treasury securities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets.  All of the contracts included in the Basic Index are exchange-traded futures contracts.  An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity, currency or financial instrument during a stated delivery month for a fixed price.  A futures contract provides for a specified settlement month in which the commodity, currency or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”) or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract.  Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”.  This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract.  This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts.  The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates.  These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market”.

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house.  The clearing house guarantees the performance of each clearing member which is a party to a futures contract by, in effect, taking the opposite side of the transaction.  At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position.  This operates to terminate the position and fix the trader’s profit or loss.

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission.  Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities.  However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description.  United Kingdom exchanges, such as the London Metal Exchange, on which the contracts included in the Basic Index and therefore the Modified Index are traded, are regulated by the U.K. Financial Services Authority.

From its inception to the present, the Basic Index has been comprised exclusively of futures contracts traded on regulated exchanges.  This has been due to the fact that, historically, regulated futures exchanges were the only types of facilities for the trading of commodities that provided centralized trading mechanisms and public reports of trading activity that reflected the prices and volumes of transactions executed in the relevant market.  Recently, however, a number of electronic trading facilities have developed that offer trading in physical commodities and over-the-counter derivatives on commodities (such as swaps and forward contracts), through a centralized forum.  Many of these facilities also provide price and volume reports to their participants and, in some cases, to the public.  Such trading facilities are becoming a more significant component of the commodity trading market.  In addition, recent amendments to the Commodity Exchange Act permit such trading facilities to operate without being regulated in the same manner as organized futures exchanges.

Accordingly, the Basic Index may in the future include contracts traded on other types of trading facilities.  Such contracts may include, but will not necessarily be limited to, swaps and spot or forward contracts on a variety of physical commodities.  In the commodities context, swaps are bilateral transactions that typically provide for the parties to make payments over a period of time either in a fixed amount or in an amount determined by reference to the price of a commodity.  Spot and forward contracts typically provide for delivery of a commodity either at a stated time in the future or over a specified period of time, in return for a fixed purchase price (although such contracts may on occasion be settled through cash payments rather than physical delivery).

Transactions in such contracts executed through a trading facility may be bilateral transactions between two principals, in which case the parties are generally responsible for settlement of the transactions and for establishing any applicable credit terms, which may consist of futures-style margining but typically involve deposits of collateral and periodic adjustments of the amount of the collateral required.  Alternatively, certain trading facilities may provide for contracts to be cleared through a centralized clearing house similar (or identical) to the types of clearing houses that provide clearing services to regulated futures markets.  The terms of the contracts traded through these trading facilities, as well as the manner in which they are traded and the manner in which the prices and volumes of transactions are reported, may differ significantly from the comparable features of regulated futures contracts.  In addition, the trading facilities may be subject to less regulation than regulated futures exchanges or, in some cases, to no substantive regulation.

THE BASIC INDEX

Overview

The Dow Jones – UBS Commodity IndexSM was created by AIG International, Inc. (“AIGI”) in 1998 and acquired by UBS Securities LLC (“UBS” or “UBS Securities”) in May 2009, at which time UBS and Dow Jones & Company, Inc. (“Dow Jones”) entered into an agreement to jointly market the Basic Index. Pursuant to such agreement, Dow Jones, in conjunction with UBS, calculates the Dow Jones-UBS Commodity IndexSM (“DJ – UBS CI”), the Basic Index (which is calculated on an excess return basis), a total return index based on the DJ – UBS CI and other related indices and sub-indices. The methodology for determining the composition and weighting of the Basic Index and for calculating its value is subject to modification by Dow Jones and UBS Securities at any time.   Neither SEK, Goldman, Sachs & Co. nor any of its affiliates assume any responsibility for the accuracy or the completeness of any information about the Basic Index or the Basic Index Sponsor.

The Basic Index currently is composed of the prices of nineteen exchange-traded contracts on physical commodities. An exchange-traded commodity contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. The commodities included in the Basic Index for 2011 are: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, reformulated gasoline, wheat and zinc. Futures contracts on the Basic Index are currently listed for trading on the Chicago Board of Trade (“CBOT”).

The Dow Jones-UBS Commodity Index Supervisory Committee. The Dow Jones-UBS Commodity Index Supervisory Committee (which we refer to as the “DJ – UBS CI supervisory committee”) exists to assist Dow Jones and UBS Securities in connection with the operation of the Basic Index and other related indices and sub-indices. The DJ – UBS CI supervisory committee is comprised of three members, two of whom are appointed by UBS and one of whom is appointed by Dow Jones, and will make all final decisions relating to the Basic Index. The DJ – UBS CI supervisory committee meets annually to consider any changes to be made to the Basic Index for the coming year, but may also meet at such other times as may be necessary.

As described in more detail below, the Basic Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Basic Index are determined each year in June by UBS Securities. Following the DJ – UBS CI supervisory committee’s annual meeting in June or July, the annual weightings are publicly announced in July or August.

Set forth below is a summary of the composition of, and the methodology used to calculate, the Basic Index as of the date of this prospectus supplement. The methodology for determining the composition and weighting of the Basic Index and for calculating its value is subject to modification in a manner consistent with the purposes of the Basic Index, as described below. Dow Jones and UBS Securities make the official determination of the composition and weighting of the Basic Index and the calculation of its value.

Goldman, Sachs & Co., and/or certain of its affiliates will trade the contracts comprising the Basic Index, as well as the underlying commodities and other derivative instruments thereon, for their proprietary accounts and other accounts under their management. Goldman, Sachs & Co., and/or certain of its affiliates may underwrite or issue other securities or financial instruments linked to the Basic Index and related indices. These activities could present certain conflicts of interest and could adversely affect the value of the Basic Index. There may be conflicts of interest between you and Goldman, Sachs & Co.

Composition of the Dow Jones – UBS Commodity IndexSM

Commodities Available For Inclusion in the Basic Index. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the commodities with the potential for inclusion in the Basic Index is the subject of a commodity contract that trades on a U.S. exchange.

The 23 potential commodities currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, reformulated gasoline, wheat and zinc.

The 19 commodities underlying the Basic Index selected for 2011 are aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, reformulated gasoline, wheat and zinc.

Designated Contracts for Each Commodity. A commodity contract known as a “designated contract” is selected for each commodity. With the exception of several LME contracts, where the DJ – UBS CI supervisory committee believes that there exists more than one commodity contract with sufficient liquidity to be chosen as a designated contract for a commodity, the DJ – UBS CI supervisory committee selects the commodity contract that is traded in North America and denominated in dollars. If more than one such contract exists, the DJ – UBS CI supervisory committee selects the most actively traded contract. Data concerning this designated contract will be used to calculate the Basic Index. The termination or replacement of a commodity contract on an established exchange occurs infrequently; if a designated contract were to be terminated or replaced, a comparable commodity contract would be selected, if available, to replace the designated contract.

The designated contracts for the commodities included in the Basic Index as of January 2011 and January 2012 are as follows:

Commodity	Designated Contract	Trading Facility	2011 Targeted Weighting	2012 Targeted Weighting
Aluminum	High Grade Primary Aluminum	LME	5.20%	5.88%
Coffee	Coffee “C”	NYBOT	2.36%	2.57%
Copper*	Copper	COMEX	7.54%	7.06%
Corn	Corn	CBOT	6.98%	6.67%
Cotton	Cotton	NYBOT	2.00%	2.00%
Crude Oil	Light, Sweet Crude Oil	NYMEX	14.71%	9.69%
Brent Crude Oil	Oil (Brent Crude Oil)	ICE-UK	0.00%	5.31%
Gold	Gold	COMEX	10.44%	9.79%
Heating Oil	Heating Oil	NYMEX	3.58%	3.46%
Lean Hogs	Lean Hogs	CME	2.00%	2.11%
Live Cattle	Live Cattle	CME	3.36%	3.63%
Natural Gas	Henry Hub Natural Gas	NYMEX	11.22%	10.77%
Nickel	Primary Nickel	LME	2.25%	2.58%
Silver	Silver	COMEX	3.29%	2.77%
Soybean Oil	Soybean Oil	CBOT	2.94%	3.37%
Soybeans	Soybeans	CBOT	7.86%	7.08%
Sugar	World Sugar No. 11	NYBOT	3.33%	3.76%
Unleaded Gasoline	Reformulated Blendstock for Oxygen Blending	NYMEX	3.50%	3.41%
Wheat	Wheat	CBOT	4.61%	4.96%
Zinc	Special High Grade Zinc	LME	2.85%	3.12%

* The Dow Jones-UBS Commodity Index Total ReturnSM uses the High Grade Copper contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Dow Jones-UBS Commodity Index Total ReturnSM

In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin also are considered for inclusion in the Basic Index.

The composition of the Basic Index is recalculated by UBS Securities in June of each year, under the supervision of the DJ – UBS CI supervisory committee, taking into account the relative liquidity and production percentages for each commodity designated for potential inclusion in the Basic Index.

Commodity Groups. For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Basic Index are assigned to “commodity groups”. The commodity groups, and the commodities currently included in each commodity group, are as follows:

Commodity Group	Commodity
Energy:	Crude Oil
Heating Oil
Natural Gas
Unleaded Gasoline
Precious Metals:	Gold
Platinum
Silver
Industrial Metals:	Aluminum
Copper
Lead
Nickel
Tin
Zinc
Livestock:	Live Cattle
Lean Hogs
Grains:	Corn
Soybeans
Soybean Oil
Wheat
Softs:	Cocoa
Coffee
Cotton
Sugar

Annual Reweighting and Rebalancing of the Dow Jones – UBS Commodity IndexSM

The Basic Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Basic Index are determined each year in June by UBS Securities under the supervision of the DJ – UBS CI supervisory committee, announced in July or August, and implemented the following January.

Determination of Relative Weightings. The relative weightings of the component commodities included in the Basic Index are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Basic Index, liquidity is measured by the commodity liquidity percentage (which we refer to as the “CLP”) and production by the commodity production percentage (which we refer to as the “CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the designated contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Basic Index. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the designated contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Basic Index. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the commodity index percentage (which we refer to as the “CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities included in the Basic Index and their respective percentage weights.

The Basic Index is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Basic Index, the following diversification rules are applied to the annual reweighting and rebalancing of the Basic Index as of January of the applicable year:

•                  No single commodity (e.g., natural gas or silver) may constitute more than 15% of the Basic Index.

•                  No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Basic Index.

•                  No related group of commodities designated as a “commodity group” above (e.g. energy, precious metals, livestock, or grains) may constitute more than 33% of the Basic Index.

•                  No single commodity (e.g., natural gas or silver) may constitute less than 2% of the Basic Index.

Following the annual reweighting and rebalancing of the Basic Index in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

Commodity Index Multipliers. Following application of the diversification rules discussed above, CIPs are incorporated into the Basic Index by calculating the new unit weights for each commodity included in the Basic Index. On the fourth DJ – UBS CI Business Day of the year (which we refer to as the “CIM determination date”), the CIPs, along with the settlement values on that date for designated contracts included in the Basic Index, are used to determine a commodity index multiplier (which we refer to as the “CIM”) for each commodity included in the Basic Index. This CIM is used to achieve the percentage weightings of the commodities included in the Basic Index, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each commodity included in the Basic Index will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

The Basic Index is calculated by Dow Jones, in conjunction with UBS Securities, by applying the impact of the changes to the prices of commodity contracts included in the Basic Index (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Basic Index is a mathematical process whereby the CIMs for the commodities included in the Basic Index are multiplied by respective prices in U.S. dollars for the applicable designated contracts. These products are then summed. The percentage change in this sum is then applied to the immediately preceding Index value to calculate the then current Index value.

The Dow Jones-UBS Commodity IndexSM Is a Rolling Index. The Basic Index is composed of contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically contracts on physical commodities specifying delivery on a nearby date must be sold and contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five DJ – UBS CI Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Basic Index is, therefore, a “rolling index”.

Index Calculation Disruption Events. From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Basic Index will be adjusted in the event that UBS Securities determines that any of the following Basic Index calculation disruption events exists:

•                  termination or suspension of, or material limitation or disruption in the trading of any commodity contract used in the calculation of the Basic Index on that day,

•                  the settlement value of any commodity contract used in the calculation of the Basic Index reflects the maximum permitted price change from the previous day’s settlement value,

•                  the failure of an exchange to publish official settlement values for any commodity contract used in the calculation of the Basic Index, or

•                  with respect to any commodity contract used in the calculation of the Basic Index that trades on the LME, a Business Day on which the LME is not open for trading.

If a DJ – UBS CI Market Disruption event occurs on any day during a hedge roll period, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist. If any of these conditions exist throughout the hedge roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist. The market disruption event will not postpone the roll for any other commodity contract for which a market disruption event has not occurred.

In addition, in the event that a DJ – UBS CI market disruption event occurs during the hedge roll period scheduled for January of each year affecting a commodity contract included in the Basic Index, the rolling or rebalancing of the relevant designated contract will occur in all cases over five DJ – UBS CI Business Days on which no market disruption event exists. The hedge roll period in January, and the resulting rebalancing that is occurring, will be extended if necessary until the affected designated contract finishes rolling. The amounts of a particular commodity contract rolled or rebalanced in January will always be distributed over five DJ – UBS CI Business Days, and rolling weight will not be more than 20% on any day following a market disruption event during such hedge roll period. This change affects only the rolling or rebalancing process in January, with no change to the rules for rolling commodity contracts in other monthly hedge roll periods.

THE MODIFIED INDEX

The Modified Index, i.e., the DJ – UBSSM Enhanced E137 Total Return Index, created in September 2011, is a modified index tracking the performance of a weighted basket of contracts on certain physical commodities, and is a variation of the Dow Jones – UBS Commodity IndexSM. The level of the Modified Index, therefore, goes up or down depending on the overall performance of such weighted basket of commodity contracts. The Modified Index is one of numerous existing or potential variations of the Basic Index, each of which may differ from the Basic Index in different ways. The Modified Index reflects the excess returns that are potentially available through an unleveraged investment in the same commodities that are included in the Modified Index, calculated on a basis similar to the Basic Index, but modified to apply certain dynamic and seasonal rolling rules, as well as a modified rolling schedule, as described below.  In addition to the excess returns, the Modified Index reflects the returns on cash collateral invested in U.S. Treasury Bills, as further described below.

The Modified Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Modified Index. The consequences of the Modified Index Sponsor discontinuing or modifying the Modified Index are described above under “Description of the Notes – Discontinuance or Modification of the Modified Index” above. Similarly, the Basic Index Sponsor has no obligation to continue to publish, and may discontinue publication of the Basic Index. The consequences of the Basic Index Sponsor discontinuing or modifying the Basic Index are described in the under “Description of the Notes – Discontinuance or Modification of the Basic Index” above.

The Modified Index reflects the excess returns that are potentially available through an unleveraged investment in the same commodities that are included in the Basic Index, calculated on a basis similar to the Basic Index, but modified to apply certain dynamic and seasonal rolling rules, as well as a modified rolling schedule, as described below.

Calculation of the Modified Index

The Modified Index is calculated by Goldman, Sachs & Co. in a manner similar to that used by the Basic Index Sponsor to calculate the Basic Index, with the modifications described below. The calculation of the level of the Modified Index is a mathematical process whereby the CIMs (calculated by the same methodology as for the Basic Index) for the Modified Index commodity contracts are multiplied by the prices in U.S. dollars for the applicable designated contracts. These products are then summed and the sum is referred to as Weighted Average Value (“WAV”). The value of the Modified Index on a given day is thus equal to the sum of (1) the value of the Modified Index on the prior day, plus (2) the product of (a) the value of the Modified Index on the prior day multiplied by (b) the percentage change in the WAV from the prior day.

The Modified Index modifies the standard rolling rules, rolling the underlying contracts on the fifth, fourth, third and second to last DJ – UBS CI Business Day of the of the month preceding the month in which the Basic Index roll period occurs, 25% of the exposure per day.

In order to gain exposure to the longer end of the curve when the front end is in contango, the Modified Index changes the standard rolling rules for the WTI crude oil contract included in the Basic Index.

Three business days before the first day of the hedge roll period applicable to the Modified Index, the Modified Index applies the following dynamic rolling rule when determining to which new expiration a WTI crude oil contract is rolled: If the percentage contango between the first and second designated WTI contract closest to maturity is greater than 0.50% (relative to the lead contract’s price), then the Modified Index rolls into the nearest June contract during the roll periods for August through January (which happen at the end of the previous month), and into the December WTI contract closest to maturity during the roll periods for February through July (which happen at the end of the previous month). If the percentage contango between the first and second designated WTI contract closest to maturity is equal to or less than 0.50% (relative to the lead contract’s price), then the Modified Index rolls into the same WTI contract as the Basic Index.

In the event that the dynamic rolling procedure set forth in the paragraph above occurs and the contract expiration that would otherwise have been the designated contract expiration (with respect to WTI) is no longer listed for trading or is otherwise unavailable for trading, the procedure shall revert to the standard Basic Index procedure for rolling prior to the making of the adjustments set forth above, provided that if, in the reasonable judgment of the calculation agent, it is not practicable to revert to the standard Basic Index procedure, or reverting to such procedure would not preserve for the parties the economics of the offered notes, the calculation agent may determine and utilize another methodology for effecting the rolling of the WTI contract, as the case may be, that, in the reasonable judgment of the calculation agent is reasonably designed to preserve such economics.

In addition, the Modified Index modifies the rules for rolling ten other futures contracts to reflect the seasonal supply and demand for the underlying commodity. Accordingly, the Cotton contract is rolled only to the July contract, the Coffee contract is rolled only to the May contract, the Natural Gas contract is rolled only to the December contract, the Sugar contract is rolled only to the March contract, the Chicago Wheat contract is rolled only to the December contract (such that the Cotton, Coffee, Natural Gas, Sugar and Chicago Wheat will roll annually only), the Corn contract is rolled only to the July or December contract, six months early, the Live Cattle contract is rolled only to the April or October contract, the Lean Hogs contract is rolled only to the April or August contract, and the Soybeans contract is rolled only to the January or July contracts.

Finally, the Modified Index modifies the rules for rolling three other futures contracts to attempt to mitigate the impact of contango. Accordingly, the Aluminum, Nickel and Zinc contracts are rolled to the sixth nearby contract, starting with the July contract in January.

SEK does not assume any responsibility for the accuracy or the completeness of any information about the Modified Index or the Modified Index Sponsor.

Questions and Answers

How Is a Commodity Index Different Than an Equity Index?

Although the Basic Index tracks the performance of the commodity markets in a manner generally similar to the way in which an index of equity securities tracks the performance of the stock market, there are important differences between a commodity index and an equity index. First, an equity index typically weights the stocks in the index based on market capitalization, a concept that has no applicability to a commodity index. In contrast, the commodities included in the Basic Index are weighted based on their liquidity levels and their dollar-adjusted production levels, subject to certain percentage restrictions for diversification of commodities included in the basket. Second, unlike stocks, commodity contracts expire periodically and, in order to maintain an investment in commodity contracts, it is necessary to liquidate such commodity contracts before they expire and establish positions in longer-dated commodity contracts. This feature of the Basic Index, which is discussed below, has important implications for changes in the value of the Basic Index and the Modified Index.

What Is a Commodity Contract?

A commodity contract is an agreement either to buy or sell a set amount of a physical commodity at a predetermined price and delivery period (which is generally referred to as “delivery month”), or to make and receive a cash payment based on changes in the price of the commodity. Generally speaking, the return on an investment in commodity contracts is correlated with, but different from, the return on buying and holding physical commodities. The Modified Index currently is comprised solely of commodity contracts on physical commodities traded on regulated trading facilities. However, it is possible that the Modified Index will in the future include swaps or other derivatives that are cleared through a centralized clearing house.

Why Does the Modified Index Track Commodity Contracts And Not Physical Commodities?

While holding an inventory of physical commodities may have certain economic benefits (for example, a refinery could use a reserve of crude oil for the continuation of its operations), it also poses administrative burdens and costs, including those arising from the need to store or transport physical commodities. These requirements and costs may prove unattractive to investors who are interested solely in the price movement of commodities. Commodity contracts permit an investor to obtain exposure to the prices of commodities without directly incurring these requirements and costs. However, an investor in commodity contracts, or in an index of commodity contracts, can be indirectly exposed to these costs, which may be reflected in the prices of the commodity contracts and therefore in the Modified Index level. In addition, the fact that commodity contracts have publicly available prices allows calculation of an index based on these prices. The use of commodity contracts, therefore, allows the Modified Index Sponsor to separate the exposure to price changes from the ownership of the underlying physical commodity, and thus allow participation in the upside and downside movement of commodity prices independently of the physical commodity itself.

How Is the Basket of Commodity Contracts Weighted?

The basket of commodity contracts that the Basic Index – and therefore also the Modified Index – tracks is weighted according to liquidity and production, which means that the weight of each commodity contract included in the Modified Index is determined by reference to (i) the commodity liquidity percentage, which is determined based on a five-year average of the trading volume of such commodity contract and (ii) the commodity production percentage which is determined based on a five-year average of production figures. The commodity liquidity percentage and the commodity production percentage are then combined (using a ratio of 2:1) to establish the “commodity index percentage” for each commodity. The commodity index percentage is then adjusted in accordance with certain percentage restrictions for the diversification of commodities included in the basket.  As of October 25, 2011, the Modified Index contains 19 commodity contracts, of which the composition and weighting in the basket are as follows: four energy products comprising 33.865% of the Modified Index; four industrial metals comprising 14.707% of the Modified Index; four grains products comprising 21.332% of the Modified Index; three softs products comprising 6.841% of the Modified Index; two livestock products comprising 6.429% of the Modified Index; and two precious metals products comprising 16.827% of the Modified Index.

Can the Contracts Included in the Modified Index and/or Their Weightings Be Changed over Time?

Yes. At present commodities are selected that are believed to be sufficiently significant to the world economy to merit consideration and be tradeable through a qualifying related contract. The Basic Index Sponsor performs annual calculations to determine whether the constituent contracts meet such thresholds. If, at the time of an annual review, certain contracts that are included in the Basic Index fail to satisfy the criteria and/or certain contracts that have not been included in the Basic Index satisfy such criteria, the composition of the Basic Index will generally be changed. The Basic Index Sponsor can also hold a committee meeting at such other times as may be necessary, and the Basic Index composition may be changed under those circumstances.

The composition of the Basic Index is recalculated by UBS in June of each year, under the supervision of the Dow Jones-UBS Commodity Index Supervisory Committee, taking into account the relative liquidity and production percentages for each commodity contract designated for potential inclusion in the Basic Index. For further information with respect to changes in the composition of the Basic Index, see “— The Basic Index — Composition of the Basic Index” above, which also applies to the Modified Index.

If the Price of the Underlying Physical Commodities Goes Up, Will the Modified Index Level, Therefore, Also Go Up?

Not necessarily, for two reasons:

First, your Notes are linked to the performance of the Modified Index, which in turn tracks the performance of the basket of commodity contracts included in the Basic Index, rather than individual physical commodities themselves. Changes in the prices of commodity contracts should generally track changes in the prices of the underlying physical commodities, but, as described above under “— Why Does the Modified Index Track Commodity Contracts And Not Physical Commodities?”, the prices of commodity contracts might from time to time move in ways or to an extent that differ from movements in physical commodity prices. Therefore, you may observe prices of a particular commodity going up and the Modified Index level not changing in the same way.

Second, because commodity contracts have expiration dates — i.e., dates upon which trading of the commodity contract ceases, there are certain adjustments that need to be made to the Modified Index in order to retain an investment position in the commodity contracts. These adjustments, which are described below and primarily include the mechanic of “rolling,” may have a positive or negative effect on the level of the Modified Index. As a result, these adjustments may, in certain instances, cause a discrepancy between the performance of the Modified Index and the performance of the underlying commodity contracts.

Does the Modified Index Have a Total Return Feature?

Yes.  In addition to the excess returns, as described above, the Modified Index reflects the returns on cash collateral invested in U.S. Treasury Bills. The returns on the U.S. Treasury Bills (“TBill return”), are calculated by using the most recent weekly auction high rate for 3 Month U.S. Treasury Bills (“TBill rate”), as reported on the website www.publicdebt.treas.gov/AI/OFBills under the column headed “Discount Rate %” published by the Bureau of the Public Debt of the U.S. Treasury Department, or any successor source, which is generally published once per week on Monday.  This rate is used every day until the next rate is released; provided, however, that if a new rate is scheduled to be released on a given day, the prior rate is used for purposes of calculations in respect of that release date. The new rate is generally obtained on Monday and, accordingly, is first used in respect of Tuesday’s settlement calculations. In the event of a holiday or other disruption in the treasury auction schedule, the last available rate is used until the next rate becomes available. When calculating the value of the Treasury Bill Daily Return (“TBDR”), the prior day’s rate is used to reflect the realization of an investment at that rate on the then current day. The TBDR is calculated for a set number of calendar days (“d”) from and including the prior calculation date to but excluding the current calculation date. On any given day, TBDR is equal to:

• one divided by

• the result of (i) one minus (ii) the product of TBill rate on the immediately preceding day multiplied by 91 and divided by 360

• raised to the power of 1 divided by 91

• minus one.

mathematically shown as:

What Does “Rolling” a Commodity Contract Mean?

Since any commodity contract has a predetermined expiration date on which trading of the commodity contract ceases, holding a commodity contract until expiration will result in delivery of the underlying physical commodity or the requirement to make or receive a cash settlement. “Rolling” the commodity contracts, i.e., (i) selling near-dated (i.e., commodity contracts that are nearing expiration) commodity contracts before they expire and (ii) buying longer-dated contracts (i.e., commodity contracts that have an expiration date further in the future), allows an investor to maintain an investment position in commodities without receiving delivery of physical commodities or making or receiving a cash settlement.

The Modified Index replicates an actual investment in commodity contracts, and therefore takes into account the need to roll the commodity contracts included in the Modified Index, and reflects the effects of this rolling. Specifically, as a commodity contract included in the Modified Index approaches expiration, the Modified Index is calculated as if the commodity contract in the lead delivery month is sold and the proceeds of that sale are used to purchase a commodity contract of equivalent value in the next delivery month designated pursuant to the Basic Index methodology, with certain exceptions as described in the section entitled “How Does the Modified Index Differ from the Basic Index?”. If the price of the designated commodity contract is lower than the price of the commodity contract then included in the Modified Index, the “rolling” process results in a greater quantity of the second commodity contract being acquired for the same value.

Conversely, if the price of the designated commodity contract is higher than the price of the contract then included in the Modified Index, the “rolling” process results in a smaller quantity of the designated commodity contract being acquired for the same value.

What Do “Contango” and “Backwardation” Mean?

When the price of a near-dated commodity contract is greater than that of a longer-dated commodity contract, the market for such contracts is referred to as in “backwardation”. On the other hand, the market is referred to as in “contango” when the price of a near-dated commodity contract is less than that of a longer-dated commodity contract. “Rolling” commodity contracts in a backwardated or contango market can affect the level of the Modified Index.

How Does Rolling Affect the Level of the Modified Index?

“Rolling” can affect the Modified Index in the following two ways:

First, if, as described above under “What Does “Rolling” a Commodity Contract Mean?” above, the Modified Index theoretically owns more commodity contracts as a result of the rolling process (albeit at a lower price), the gain or loss on the new position for a given movement in the prices of the commodity contracts, will be greater than if the Modified Index had owned the same number of commodity contracts as before the rolling process. Conversely, if the Modified Index theoretically owns fewer commodity contracts as a result of the rolling process (albeit at a higher price), the gain or loss on the new position for a given movement in the prices of the commodity contracts, will be less than if the Modified Index had owned the same number of commodity contracts as before the rolling process. Therefore, these differentials in the quantities of contracts sold and purchased may have a positive or negative effect on the level of the Modified Index (measured on the basis of its dollar value).

Second, the Modified Index theoretically sells a near-dated commodity contract when it gets close to expiry and buys the longer-dated commodity contract (the exception is the way this Modified Index rolls the West Texas Intermediate (“WTI”) crude oil contract as described in the section entitled “How Does the Modified Index Differ from the Basic Index?”). In a contango market, longer-dated commodity contracts are at higher prices than the near-dated commodity contracts.  In the absence of significant market changes, the prices of the longer-dated commodity contracts which the Modified Index theoretically buys and holds are expected to (but may not) decrease over time as they near expiry. This expected decrease in price of these longer-dated commodity contracts as they near expiry can potentially cause the level of the Modified Index to decrease. In a backwardated market, where the prices of near-dated commodity contracts are greater than the prices of longer-dated commodity contracts, the price of longer-dated commodity contracts which the Modified Index theoretically buys and holds are expected to (but may not) increase as they near expiry. However, there are a number of different factors affecting the Modified Index level (as described below in “What Factors Affect the Calculation of the Level of the Modified Index Other than Rolling?”).

How May the Effects of Rolling Be Mitigated?

As stated above, the trend in the prices of the commodity contracts may mitigate the effects of rolling. Also, because the Modified Index is made up of so many different types of commodity contracts, each of those commodity contracts may be in a different type of market, either contango or backwardation, and therefore may offset any losses and gains attributable to rolling. The Modified Index specifically tries to mitigate the effect of contango by changing the rolling methodology for WTI crude oil futures contracts (as described below in “How Does the Modified Index Differ from the Basic Index?”).

While the Modified Index has been designed to mitigate the effects of contango, there is no assurance that it will be successful in doing so. It is also possible that the features of the Modified Index designed to address the effects of contango will instead adversely affect the value of the Modified Index and, consequently, the return on your Notes.

How Does the Modified Index Differ from the Basic Index?

The Basic Index tracks the performance of the same basket of commodities as those included in the Modified Index for your Notes, and utilizes the same methodology in calculating the value of the Modified Index level.  However, the Modified Index for your Notes and the Basic Index differ in the way they execute the rolling of the commodity contracts included in the investments that they track. The Basic Index rolls the underlying commodity contracts on the fifth, sixth, seventh, eighth and ninth DJ – UBS CI Business Days of the month, 20% of the exposure per day. In contrast, the Modified Index for your Notes modifies the rolling methodology of the Basic Index to apply certain dynamic and seasonal rolling rules, as well as a modified roll schedule, as explained in the next four paragraphs. The use of the term “Enhanced” in the name of the Modified Index refers to this modification and not to any return expectations.

The Modified Index modifies a roll schedule, rolling the underlying contracts on the fifth, fourth, third and second to last DJ – UBS CI Business Day of the month preceding the month in which the Basic Index roll period occurs, 25% of the exposure per day.

The Modified Index applies dynamic rolling rules to the rolling of the contracts relating to WTI crude oil, the benchmark for crude oil prices in the United States. Three DJ – UBS CI Business Days before the first day of the monthly roll (the eighth to last DJ – UBS CI Business Days of the preceding month), the Modified Index for your Notes applies a dynamic rolling rule, described below, when determining to which new maturity the WTI contract is rolled to. If the percentage of contango (or the price difference between the near-dated and the longer-dated commodity contracts) between the first and second WTI contracts closest to maturity is greater than 0.50% of the price of the first nearby WTI contract, the Modified Index rolls into the June WTI contract closest to maturity during the roll periods for August through January (which happen at the end of the previous month), and into the December WTI contract closest to maturity during the roll periods for February through July (which happen at the end of the previous month). If the percentage of contango between the first and second WTI contracts closest to maturity is equal to or less than 0.50% of the price of the first nearby WTI contract, the Modified Index rolls into the same WTI contract as the Basic Index. By utilizing this dynamic rolling strategy, the degree of contango between the commodity contract and the commodity contract to which such commodity contract is rolled may be reduced. However, it is important to understand that, if the degree of contango is greater with respect to a contract with the longer-dated maturity than with respect to the contract with the near-dated maturity, this dynamic rolling rule adjustment may actually increase the degree of contango.

The Modified Index also applies seasonal rolling rules to thirteen other commodity contracts that are subject to seasonal supply and demand. Under these rules, any of these commodity contracts will be rolled only to a contract maturing in one or two specified months within a year, and some of the commodity contracts may be rolled earlier than they would have been in the case of the Basic Index. Utilizing a seasonal rolling strategy is intended to reduce the adverse effect of seasonal supply and demand on the market for the underlying physical commodities and thus on the Modified Index level.

The Modified Index also applies modified rolling rules to three other commodity contracts. Under these rules, any of these commodity contracts will be rolled to the sixth nearby contract, starting with the July contract for January instead of how they would have been rolled in the case of the Basic Index. Utilizing a modified rolling strategy is intended to mitigate the impact of contango.

The differences between the rolling rules for the Modified Index and those for the Basic Index may mean that the return on the Modified Index for your Notes will differ from the performance of the Basic Index.

Just like in the case of the Basic Index, if, on any day on which the rolling with respect to the Modified Index would have otherwise occurred, certain conditions that would affect the price of the applicable commodity contract occur, the rolling will instead occur the next day on which such conditions do not exist. Such conditions include unavailability of the price, the price exceeding the predetermined maximum or minimum price (which is referred to as a “limit price”), an erroneous price or termination of trading of the applicable commodity contract.

In addition, in the event that these conditions occur during the roll period scheduled for January of each year affecting a commodity contract included in the Basic Index, the rolling or rebalancing of the relevant designated contract will occur in all cases over five DJ – UBS CI Business Days on which no such condition exists at a rate of 20% per day for every DJ – UBS CI Business Day following such a condition until the extended roll period is complete. The amounts of a particular commodity contract rolled or rebalanced in January will always be distributed over DJ – UBS CI Business Days.

This change affects only the rolling or rebalancing process in January, with no change to the rules for rolling commodity contracts in other monthly roll periods.

For further information, see “— The Modified Index — Calculation of the Modified Index” above.

What Factors Affect the Calculation of the Level of the Modified Index Other than Rolling?

The value of the Modified Index on any DJ – UBS CI Business Day is determined by making certain adjustments to the value of the Modified Index on the immediately preceding DJ – UBS CI Business Days , based mainly on the performance of the commodity contracts. The factors affecting the scale of such adjustment, other than the effect of the rolling of the commodity contracts, are: (i) the price of the commodity contracts included in the Modified Index, (ii) the weight of each commodity contract in the Modified Index and (iii) the percentage restrictions for the diversification of the commodities included in the basket.

The price of the commodity contracts reported by the relevant trading facilities expose the Modified Index to price volatility. The weight of each contract in the Modified Index will be determined annually based on the liquidity of the underlying commodity contracts, the production of the underlying physical commodity and the percentage restrictions for the diversification of the commodities included in the basket.

Can We Assume That Any of Such Factors Will Have a Direct and Linear Effect on the Level of the Modified Index?

No, because these factors are interrelated in complex ways and affect the performance of the commodity contracts comprising the Modified Index and, therefore, may offset each other in calculation of the level of the Modified Index. For example, a negative price performance in energy sector contracts, which collectively have the largest production weights, may completely eliminate a positive price performance in livestock contracts, which collectively have the smallest production weights. Therefore, you should not assume any one of these factors, the effect of rolling or any other factors (e.g., the positive price movement of any underlying physical commodity) will have a direct and linear effect on the performance of the commodity contracts and the level of the Modified Index at any given time. The level of the Modified Index, and therefore the amount payable on your Notes, may decline even when one or more of such factors are favorable, due to the reasons explained in this subsection entitled “Questions and Answers”.

How is the Modified Index Calculated?

The level of the Modified Index will be calculated by the Modified Index Sponsor (i) using the same calculation methodology used to calculate the level of the Basic Index by the Basic Index Sponsor but (ii) by reference to the commodity contracts that are selected based on the dynamic, seasonal and modified rolling adjustments under the Modified Index methodology, which may differ from the commodity contracts included in the Basic Index.

Where Can Additional Information on the Modified Index or the Basic Index Be Obtained?

For information about recent levels of the Modified Index, please read the subsection entitled “— Hypothetical and Actual Historical Closing Levels of the Modified Index” below.

Additional information about the Basic Index is available on the following website: http://www.djindexes.com. We are not incorporating by reference the website or any material it includes into this prospectus supplement, the accompanying prospectus, or the accompanying prospectus supplement, each dated December 15, 2008.

Hypothetical and Actual Historical Closing Levels of the Modified Index

The table set forth below illustrates how the Modified Index would have performed since January 1, 2008.

The Modified Index has been calculated since September 2011. Accordingly, while the hypothetical performance table set forth below is based on the selection criteria and methodology described herein, the Modified Index was not actually calculated and published prior to that time. The value of the Modified Index has been normalized such that its hypothetical level on January 16, 1995 was 100. The table below also reflects the actual closing levels from November 17, 2009 to October 25, 2011.

The hypothetical historical performance prior to October 25, 2011 reflected in the table set forth below is based on the Modified Index criteria identified above and on actual price movements in the relevant markets on the relevant date. We cannot assure you, however, that this performance will be replicated in the future or that the hypothetical closing levels of the Modified Index will serve as a reliable indicator of its future performance.

Hypothetical and Actual Historical Quarterly High, Low and Closing Levels of the Modified Index

	High	Low	Close
2008
Quarter ended March 31	778.5970	639.1108	722.0287
Quarter ended June 30	863.3469	404.1065	437.9453
Quarter ended September 30	863.3469	614.0612	617.7934
Quarter ended December 31	617.7934	407.2622	449.4969
2009
Quarter ended March 31	617.7934	407.2622	449.4969
Quarter ended June 30	524.3690	433.4537	490.5234
Quarter ended September 30	533.4738	433.4537	514.5752
Quarter ended December 31	565.6011	500.8938	562.9335
2010
Quarter ended March 31	584.2443	517.5821	564.3877
Quarter ended June 30	565.9194	505.4211	518.2232
Quarter ended September 30	577.4251	510.9315	577.1978
Quarter ended December 31	663.4352	570.4874	663.4352
2011
Quarter ended March 31	703.7291	644.0775	703.7291
Quarter ended June 30	728.9172	646.8652	660.3591
Quarter ended September 30	693.1606	589.6899	589.6899
Quarter ending December 31 (through October 25, 2011)	625.6089	581.8485	625.6089

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations that may be relevant to a beneficial owner of a Note who purchases the Note at original issuance at the issue price, who holds the Note as a capital asset, and who is a citizen or resident of the United States or a U.S. domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of a Note (a “U.S. holder”). This summary is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described in this pricing supplement, possibly with retroactive effect. This summary does not address tax considerations applicable to holders that may be subject to special tax rules, such as mutual funds, dealers or traders in securities, financial institutions, tax-exempt entities, holders that hold the Notes as a part of a hedging, straddle, conversion or other integrated transaction, or U.S. holders whose functional currency is not the United States dollar.

The discussion set out below is intended only as a summary of certain United States federal income tax consequences of an investment in the Notes. Prospective investors are urged to consult their tax advisors as to the tax consequences of an investment in the Notes, including the application to their particular situations of the tax considerations discussed below, as well as the application of state, local or foreign tax laws.

No statutory, administrative or judicial authority directly addresses the treatment of the Notes for U.S. federal income tax purposes. The characterization of the Notes for such purposes therefore is uncertain. Prospective investors should consult their tax advisors regarding the characterization of the Notes. In addition, prospective investors are encouraged to consult their own tax advisors about the potential impact of several proposed changes in the rules addressing the taxation of derivatives and of commodities positions, and the likelihood any of the foregoing may take effect.  In general, however, U.S. holders should expect to include payments of interest in income on a current basis in accordance with their regular method of accounting for U.S. federal income tax purposes.  In addition, the Internal Revenue Service could take the view that all or a portion of the return payable at maturity of the Notes should be included in income on a current basis, in which event that return would be taxable as ordinary income.  Prospective investors should consult their advisors regarding the amount and character of any gain or loss on the sale, retirement or other taxable disposition of the Note.

PLAN OF DISTRIBUTION

Subject to the terms and conditions set forth in an Agency Agreement dated December 15, 2008, and a Terms Agreement dated October 25, 2011 (the “Agreements”), we have agreed to sell to Goldman, Sachs & Co. and Goldman, Sachs & Co. has agreed to purchase, all of the Notes offered hereby at 99.75% of the aggregate Principal Amount of the Notes.  Under the terms and conditions of the Agreements, Goldman, Sachs & Co. is committed to take and pay for all of the Notes, if any are taken.

Goldman, Sachs & Co. proposes to offer the Notes from time to time for sale in one or more transactions in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part.

In connection with the offering, Goldman, Sachs & Co. may purchase and sell the Notes in the open market.  These transactions may include over-allotment and stabilizing transactions and purchases to cover positions created by short sales.  Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes.  Short sales involve the sale by Goldman, Sachs & Co. of a greater aggregate principal amount of Notes than they are required to purchase in the offering.

These activities may stabilize, maintain, or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market.  If these activities are commenced, they may be discontinued at any time.  These transactions may be effected in the over-the-counter market or otherwise.

The Notes are a new issue of securities with no established trading market.  We have been advised by Goldman, Sachs & Co. that it intends to make a market in the Notes but is not obligated to do so and may discontinue market making at any time without notice.  The Notes will not be listed on any securities exchange, and there may not be a secondary market for the Notes.  We cannot give any assurance to the liquidity of the trading market for the Notes.

We have agreed to indemnify Goldman, Sachs & Co. against, or to make contributions relating to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

From time to time, Goldman, Sachs & Co. and its affiliates have, and in the future may, engage in transactions with and perform services for us for which they have been, and may be, paid customary fees.  In particular, an affiliate of Goldman, Sachs & Co. is the writer of a hedge of our obligation under the Notes.

Goldman, Sachs & Co. has agreed to pay the out of pocket expenses (other than our internal costs and expenses) of the issue of the Notes.

The initial sale of the Notes in this offering entails a longer settlement period than is customary for similar debt securities.  Goldman, Sachs & Co. expects to deliver the Notes against payment on November 1, 2011.

ANNEX A

OFFICIAL NOTICE OF EARLY REDEMPTION EXERCISE

Dated:	[On or after the Original Issue Date of the Notes and prior to 9:00 a.m., New York time, on the earlier of the Trading Day immediately preceding the Trigger Date and the Determination Date]

Aktiebolaget Svensk Exportkredit (publ)
(Swedish Export Credit Corporation)

Klarabergsviadukten 61-63

P.O. Box 194

SE-101 23 Stockholm, Sweden

Tel: +46-8-613-83-00

Fax No.: +46-8-20-38-94

The Bank of New York Mellon Trust Company, N.A.

(successor in interest to J.P. Morgan Trust Company,

National Association)

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Fax No.: (312) 827-8542

Goldman Sachs International, as Calculation Agent Peterborough Court 133 Fleet Street London EC4A 2BB Fax No.: +44-20-7752-8216 (Attn: GSI Calculation Agent)

Ladies and Gentlemen:

The undersigned, holder of all the outstanding DJ – UBSSM Enhanced E137 Total Return Index-Linked Notes due November 2012 of Aktiebolaget Svensk Exportkredit (publ) (“SEK”) (CUSIP No. 00254ELF7) (the “Notes”) hereby irrevocably elects to exercise, with respect to the Principal Amount of the Notes indicated below, as of the date hereof (or, if this letter is received after the earlier of 9:00 a.m. (New York time) on any Trading Day or on any day that is not a Trading Day, as of the next Trading Day), provided that such day is after the Original Issue Date of the Notes and is not later than the earlier of (i) 9:00 a.m. (New York time) on the Determination Date and (ii) 9:00 a.m. (New York time) on the Trading Day immediately preceding a Trigger Date, the Early Redemption Option as described in Pricing Supplement No. 258 dated October 25, 2011 (the “Pricing Supplement”) to the Prospectus and Prospectus Supplement, each dated December 15, 2008, of SEK.  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon SEK will deliver cash on the Early Maturity Date, in accordance with the terms of the Notes, as described in the Pricing Supplement.

The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the Principal Amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned’s position services department or the position services department of the entity through which the undersigned holds its Notes), (ii) that such Principal Amount comprises all the Notes outstanding and (iii) it will cause such Principal Amount of Notes to be transferred to the Trustee on or before the Early Maturity Date.

Very truly yours,

[Name of Holder]

By:
[Title]

[Fax No.]

$

Principal Amount of Notes surrendered for redemption

Receipt of the above Official

Notice of Early Redemption Exercise is hereby acknowledged

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL), as Issuer

GOLDMAN SACHS INTERNATIONAL, as Calculation Agent

By GOLDMAN SACHS INTERNATIONAL, as Calculation Agent

By:
Title:
Date and time of acknowledgment

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 15, 2008)

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)

(Swedish Export Credit Corporation)

(incorporated in Sweden with limited liability)

Medium-Term Notes, Series E

Due Nine Months or More from Date of Issue

We may offer an unlimited principal amount of notes.  The following terms may apply to the notes, which we may sell from time to time.  We may vary these terms and will provide the final terms for each offering of notes in a pricing supplement.  If the information in a pricing supplement differs from the information contained in this prospectus supplement or the prospectus, you should rely on the information contained in the pricing supplement.

•                  The notes may bear interest at fixed or floating interest rates.  Floating interest rate formulae may be based on:

•                  LIBOR;

•                  Commercial Paper Rate;

•                  the Treasury Rate;

•                  the CD Rate;

•                  the Federal Funds Rate; or

•                  any other rate specified in the relevant pricing supplement

•                  We may sell the notes as indexed notes or discount notes.

•                  The notes may be subject to redemption at our option or repurchase at our option.

•                  The notes will be in registered form and may be in book-entry or certificated form.

•                  The notes will be denominated in U.S. dollars or other currencies.

•                  U.S. dollar-denominated notes will be issued in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

•                  The notes will not be listed on any securities exchange, unless otherwise indicated in the applicable pricing supplement.

•                  We will make interest payments on the notes without deducting withholding or similar taxes imposed by Sweden.

See “Risks Associated With Foreign Currency Notes and Indexed Notes” beginning on page S-4 to read about certain risks associated with foreign currency notes and indexed notes which you should consider before investing in such notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Banc of America Securities LLC	Barclays Capital	Citi
Deutsche Bank Securities	Goldman, Sachs & Co.	InCapital
J.P. Morgan	Merrill Lynch & Co.	Morgan Stanley
Wachovia Securities

This prospectus supplement is dated December 15, 2008.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus dated December 15, 2008 relating to our debt securities.  If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement along with the accompanying prospectus (and any relevant pricing supplement).  Each document contains information you should consider when making your investment decision.  You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus (or such pricing supplement).  We have not authorized anyone else to provide you with different information.  We and the agents are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so.  The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date hereof.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).  Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons.  Any person who is not a relevant person should not act or rely on this document or any of its contents.

This document has been prepared on the basis that, except to the extent sub-paragraph (ii) below may apply, any offer of notes in any member state of the European Economic Area which has implemented the Prospectus Directive (2003/71/EC) (each, a Relevant Member State) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of notes.  Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of an offering contemplated in this prospectus supplement as completed by final terms in relation to the offer of those notes may only do so (i) in circumstances in which no obligation arises for SEK or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State and (in either case) published, all in accordance with the Prospectus Directive, provided that any such prospectus has subsequently been completed by final terms which specify that offers may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State and such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus or final terms, as applicable.  Except to the extent sub-paragraph (ii) above may apply, neither SEK nor any agent have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for SEK or any agent to publish or supplement a prospectus for such offer.

THE NOTES OFFERED HEREBY MAY BE OFFERED FROM TIME TO TIME IN THE EUROPEAN UNION PURSUANT TO A BASE PROSPECTUS DIFFERENT FROM, BUT NOT INCONSISTENT WITH, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT REFERS.

SUMMARY DESCRIPTION OF THE NOTES

This summary highlights information contained elsewhere in this prospectus supplement and in the prospectus.  It does not contain all the information that you should consider before investing in the notes.  You should carefully read the pricing supplement relating to the terms and conditions of a particular issue of notes along with this entire prospectus supplement and the prospectus.

Swedish Export Credit Corporation

We, Swedish Export Credit Corporation (or SEK), are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden; and our telephone number is +46-8-613-8300.

The Notes

Issuer:	Swedish Export Credit Corporation

Agents:	Banc of America Securities LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

InCapital LLC

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. Incorporated

Wachovia Capital Markets, LLC

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Paying Agent:	The Bank of New York Mellon Trust Company, N.A., unless otherwise specified in the applicable pricing supplement.

Amount:	We may offer an unlimited amount of notes.

Issue Price:	We may issue the notes at par, or at a premium over, or discount to, par and either on a fully paid or partly paid basis.

Maturities:	The notes will mature at least nine months from their date of issue.

Fixed Rate Notes:	Fixed rate notes will bear interest at a fixed rate.

Floating Rate Notes:	Floating rate notes will bear interest at a rate determined periodically by reference to one or more interest rate bases plus a spread or multiplied by a spread multiplier.

Indexed Notes:	Payments of principal and/or interest on indexed notes will be calculated by reference to a specific measure or index.

Discount Notes:	Discount notes are notes that are offered or sold at a price less than their principal amount and called discount notes in the applicable pricing supplement. They may or may not bear interest.

Redemption and Repayment:

If the notes are redeemable at our option (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus) or repayable at the option of the holder before maturity, the pricing supplement will specify:

	•	the initial redemption date on or after which we may redeem the notes or the repayment date or dates on which the holders may elect repayment of the notes;

	•	the redemption or repayment price or how this will be calculated; and

	•	the required prior notice to the holders or to us.

Status:

The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness. The notes will not be obligations of the Kingdom of Sweden.

Taxes:

Subject to certain exceptions, we will make all payments on the notes without withholding or deducting any taxes imposed by Sweden. For further information, see “Description of the Notes—Additional Amounts.”

Further Issues:

We may from time to time, without the consent of existing holders, create and issue notes having the same terms and conditions as any other outstanding notes offered pursuant to a pricing supplement in all respects, except for the issue date and, if applicable, the issue price and the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, any such other outstanding notes.

Listing:

We have not applied to list the notes on any securities exchange. However, we may apply to list any particular issue of notes on a securities exchange, as provided in the applicable pricing supplement. We are under no obligation to list any issued notes and may in fact not list any.

Stabilization:

In connection with issues of notes, a stabilizing manager or any person acting for the stabilizing manager may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation of the stabilizing manager or any agent of the stabilizing manager to do this. Any such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. Such stabilizing shall be conducted in compliance with all applicable laws, regulations and rules.

Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Purchase Currency:

You must pay for notes by wire transfer in the specified currency. You may ask an agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for the notes. You must make this request on or before the fifth business day preceding the issue date, or by a later date if the agent allows. The agent will set the terms for each conversion and you will be responsible for all currency exchange costs.

Certain Risk Factors:	For information about risks associated with foreign currency notes and indexed notes, see “Risks Associated with Foreign Currency Notes and Indexed Notes” beginning on page S-4.

RISKS ASSOCIATED WITH FOREIGN CURRENCY NOTES AND INDEXED NOTES

An investment in a foreign currency note or an indexed note entails significant risks that are not associated with an investment in a non-indexed note denominated in U.S. dollars.  This section describes certain risks associated with investing in such notes.  An applicable pricing supplement may describe additional risks.  You should consult your financial and legal advisors about the risks of investing in the notes and the suitability of your investment in light of your particular situation.  We disclaim any responsibility for advising you on these matters.

Fluctuations in currency exchange rates and the imposition of exchange controls could cause the U.S. dollar equivalent of any interest payments and/or principal payable at maturity of a foreign currency note or a currency-indexed note to be lower than the U.S. dollar equivalent amount you paid to purchase the note.

In general, the currency markets are extremely volatile.  Significant changes in the rate of exchange between the U.S. dollar and the specified currency for a foreign currency note (or, in the case of a currency-indexed note, the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note) during the term of any foreign currency note (or currency-indexed note) may significantly reduce the U.S. dollar equivalent value of any interest payable in respect of such note and, consequently, the U.S. dollar equivalent rate of return on the U.S. dollar equivalent amount paid to purchase such note.  Moreover, if at maturity the specified currency for such note has depreciated against the U.S. dollar (or, in the case of a currency-indexed note, if significant changes have occurred in the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note), the U.S. dollar equivalent value of the principal amount payable in respect of such note may be significantly less than the U.S. dollar equivalent amount paid to purchase such note.

In certain circumstances such changes could result in a net loss to you on a U.S. dollar basis.  If any currency-indexed note is indexed to an indexed currency on a greater than one to one basis, the note will be leveraged and the percentage of the potential loss (or gain) to the investor as a result of the changes in exchange rates between currencies discussed above may be greater than the actual percentage of the change in the rate of exchange between the U.S. dollar and the currency or currencies in which the note is denominated or to which it is indexed.

Currency exchange rates are determined by, among other factors:

•                  changing supply and demand for a particular currency;

•                  trade, fiscal, monetary, foreign investment and exchange control programs and policies of governments;

•                  U.S. and foreign political and economic events and policies;

•                  restrictions on U.S. and foreign exchanges or markets;

•                  changes in balances of payments and trade;

•                  U.S. and foreign rates of inflation;

•                  U.S. and foreign interest rates; and

•                  currency devaluations and revaluations.

In addition, governments and central banks from time to time intervene, directly and by regulation, in the currency markets to influence prices and may, from time to time, impose or modify foreign exchange controls for a specified currency or indexed currency.  Changes in exchange controls could affect exchange rates for a particular currency as well as the availability of a specified currency for making payments in respect of notes denominated in that currency.

We have no control over the factors that affect rates of exchange between currencies.  In recent years, rates of exchange have been highly volatile and such volatility may be expected to continue in the future.  Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note.

The information set forth above is directed to prospective purchasers of foreign currency notes and currency-indexed notes that are residents of the United States.  If you are a resident of a country other than the United States, you should consult your own financial and legal advisors with respect to any matters that may affect your purchase or holding of, or receipt of payments of any principal, premium or interest in respect of, foreign currency notes or currency-indexed notes.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES.  AS A RESULT, YOU SHOULD, IN EVERY CASE, CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, POSED BY AN INVESTMENT IN SUCH NOTES.  SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The pricing supplement relating to any foreign currency notes or currency-indexed notes will contain information concerning historical exchange rates for the relevant specified or indexed currency or currencies against the U.S. dollar and a brief description of such currency or currencies and any exchange controls then in effect with respect to such currency or currencies.

If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.

Exchange controls may restrict or prohibit us from making payments of any principal, premium or interest in respect of any note in any currency or composite currency.  Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular note, the currency in which amounts then due in respect of such note are payable would not be available to us.  In that event, we would make such payments in the manner set forth under “Description of the Notes—Payment of Principal and Interest.”

If we are required to make payment in respect of a note in a specified currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then we will make all payments in respect of such note in U.S. dollars until such currency is again available or so used.  Any amounts payable in such currency on any date will be converted by the exchange rate agent (which may be us, the trustee or a bank or financial institution we select) into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement.  Any payment made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.

You  may not be able to secure a foreign-currency judgment in the United States.

The notes generally will be governed by, and construed in accordance with, the law of New York.  See “Description of Debt Securities—Governing Law” in the accompanying prospectus.  Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.  The Judiciary Law of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

An investment in indexed notes entails significant risks not associated with a similar investment in fixed or floating rate debt securities.

An investment in notes that are indexed, as to principal, premium, if any, and/or interest, to one or more underlying assets or measures, including currencies or composite currencies, exchange rates, swap indices between currencies or composite currencies, commodities, commodity indices or baskets, securities or securities baskets or indices, interest rates or other indices or measures, either directly or inversely, entails significant risks that are not associated with investments in a conventional fixed rate or floating rate debt security.

These risks include the possibility that the value of the underlying, asset, measure, index or indices may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed or floating rate debt security issued by us at the same time, that the repayment of principal and/or premium, if any, can occur at times other than those expected by the investor, and that you, as the investor, could lose all or a substantial portion of principal and/or premium, if any, payable on the maturity date.  These risks depend on a number of inter-related factors, including economic, financial and political events, over which we have no control.

Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified.  In recent years, values of many underlying measures and indices have been highly volatile, and such volatility may continue or intensify.

Any optional redemption feature of any notes might affect their market value.  Since we may be expected to redeem notes when prevailing interest rates are relatively low, an investor generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is as high as the then-current interest rate on the notes.

The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable underlying asset, measure, index or indices, including the complexity and volatility thereof, the method of calculating the principal, premium, if any, and/or interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such underlying asset, measure, index or indices and the level, direction and volatility of market interest rates generally.  Such factors also will affect the market value of indexed notes.

In addition, certain notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities.  Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield.  You should not purchase such notes unless you understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.

Finally, our credit ratings may not reflect the potential impact of the various risks that could affect the market value of the notes.  Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the notes may entail and the suitability of the notes in light of their particular circumstances.

The pricing supplement relating to any note indexed to a currency, currencies, a commodity, a commodity index, a stock, a stock index or any similar such measure or index will contain information concerning the historical prices or values of such underlying measure or index.

CURRENCY EXCHANGE INFORMATION

If you purchase any notes, you must pay for them by wire transfer in the currency we specify.  If you are a prospective purchaser of foreign currency notes (that is, notes for which the currency we specify is other than U.S. dollars), you may ask the agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for such foreign currency notes.  You must make this request on or before the fifth business day preceding the issue date for such notes, or by a later date if the agent allows.  The agent will perform each conversion on such terms and subject to such conditions, limitations and charges as such agent may from time to time establish in accordance with its regular foreign exchange practices.  You will be responsible for any resulting currency exchange costs.

DESCRIPTION OF THE NOTES

The following description supplements the information contained in “Description of Debt Securities” in the prospectus.  If the information in this prospectus supplement differs from the prospectus, you should rely on the information in this prospectus supplement.  Because the information provided in a pricing supplement may differ from that contained in this prospectus supplement, you should rely on the pricing supplement for the final description of a particular issue of notes.  The following description will apply to a particular issue of notes only to the extent that it is not inconsistent with the description provided in the applicable pricing supplement.

We will issue the notes under an indenture, dated as of August 15, 1991, as supplemented by a first supplemental indenture dated as of June 2, 2004, a second supplemental indenture dated as of January 30, 2006 and a third supplemental indenture dated as of October 23, 2008 (together with the first supplemental indenture and the second supplemental indenture, the “supplemental indentures”), each between us and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder.  Except where otherwise indicated or clear from the context, all references to the “indenture” are to the indenture as supplemented by the supplemental indentures and as further supplemented.  The information contained in this section and in the prospectus summarizes some of the terms of the notes and the indenture.  This summary does not contain all of the information that may be important to you as a potential investor in the notes.  You should read the indenture, each of the supplemental indentures and the forms of the notes before making any investment decision.  We have filed or will file copies of these documents with the Securities and Exchange Commission (the SEC) and we have filed or will file copies of these documents at the offices of the trustee and the other paying agents, if any.

General Terms of the Notes

The following are summaries of the material provisions of the indenture and the notes.

•                 The notes will constitute a single series of debt securities with an unlimited aggregate principal amount we will issue pursuant to the indenture.  We have more fully described the indenture in the accompanying prospectus.

•                 We are offering the notes on a continuous basis through the agents identified on the cover page of this prospectus supplement.

•                 The notes will mature at least nine months from their issue dates.

•                 The notes may be subject to redemption prior to their maturity dates, as described under “—Redemption and Repurchase.”

•                 The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness.  The notes will not be obligations of the Kingdom of Sweden.

•                 We will issue the notes in fully registered form only, without coupons.

•                 Unless otherwise specified, we will issue the notes in authorized denominations of U.S.$ 1,000 and integral multiples thereof (in the case of notes denominated in U.S. dollars).  We will set forth the authorized denominations of foreign currency notes in the applicable pricing supplements;

•                 We expect to issue the notes initially in book-entry form, represented by a single global master note.  Thereafter, the notes may be issued either in book entry form (represented by such master global note or one or more other global notes) or in certificated form.  Except as we describe in the accompanying prospectus under the heading “—Description of Debt Securities—Global Securities,” we will not issue book-entry notes in exchange for certificated notes.  See “—Form of the Notes—Book-Entry Notes” below.  You may present certificated notes for registration of transfer or exchange at the office of the trustee (currently located at 101 Barclay Street (Attn: Trust Services Window), New York New York 10286), or at such other office or agency of the trustee as we may designate for such purpose in the Borough of Manhattan, The City of New York.

The pricing supplement relating to a note will describe the following terms:

•                 the principal or face amount of such note;

•                 the currency we have specified for the note (and, if such specified currency is other than U.S. dollars, certain other terms relating to the note and the specified currency, including the authorized denominations of the note);

•                 the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue the note;

•                 the date on which we will issue the note;

•                 the maturity date for the note;

•                 if the note is a fixed rate note, the rate per annum at which the note will bear interest;

•                 if the note is a floating rate note, the initial interest rate, the formula or formulae by which interest on the note will be calculated thereafter, the dates on which we will pay interest and any other terms relating to the particular method and times for calculating the interest rate for such note;

•                 if the note is an indexed note, a description of the applicable index and the manner of determining the indexed principal amount and/or the indexed interest amount thereof (all as defined in the accompanying prospectus), together with other material information relevant to holders of such note;

•                 if the note is a discount note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity of such note;

•                 whether such note may be redeemed prior to its maturity date (other than as a result of a change in Swedish taxation as described under “—Redemption and Repurchase”) and, if so, the provisions relating to redemption, including, in the case of a discount note or an indexed note, the information necessary to determine the amount due upon redemption;

•                 whether the note will be issued initially as a book-entry note or a certificated note; and

•                 any other material terms of the note.

Business Days

In this prospectus supplement, the term “business day” with respect to any note means any day, other than a Saturday or Sunday, that is a day on which:

(1)           commercial banks are generally open for business in The City of New York; and

(2)           (a) if such note is a foreign currency note and the specified currency in which such note is denominated is the euro, the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system is open for business; and (b) if such note is a foreign currency note and the specified currency in which the note is denominated is other than the euro, commercial banks are generally open for business in the financial center of the country issuing such currency; and

(3)           if the note is an indexed note, commercial banks are generally open for business in such other place or places as may be set forth in the applicable pricing supplement; and

(4)           if the interest rate formula for the note is LIBOR, a London banking day.  The term “London banking day” with respect to any note means any day on which dealings in deposits in the specified currency for such note are transacted in the London interbank market.

Discount Notes

Any of the notes we issue may be “discount notes.”  A discount note is:

(1)           a note, including any note having an interest rate of zero, that has a stated redemption price at maturity that exceeds its issue price by at least 0.25% of its principal or face amount, multiplied by the number of full years from the issue date to the maturity date for such note; and

(2)           any other note that we designate as issued with original issue discount for United States federal income tax purposes.

Form of the Notes

The Depository Trust Company, or DTC, is under no obligation to perform or continue to perform the procedures described below, and it may modify or discontinue them at any time.  Neither we nor the trustee will be responsible for DTC’s performance of its obligations under its rules and procedures.  Additionally, neither we nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

We expect to issue the notes initially in the form of a single master global note in fully registered form, without coupons.  A master global note will initially be registered in the name of a nominee (Cede & Co.) of DTC, as depositary.  Notes need not be represented by such master global note, and may instead be represented by separate global notes.  Except as set forth in the accompanying prospectus under “Book-Entry Procedures and Settlement,” the notes will not be issuable as certificated notes.  For more information, see “—Book-Entry Notes” below.

Registered Notes.  Registered notes are payable to the order of and registered in the name of a particular person or entity.  In the case of book-entry registered notes, the global security is registered in the name of a nominee of the applicable clearing system, and this nominee is considered the sole legal owner or holder of the notes for purposes of the indenture.  Beneficial interests in a registered note and transfers of those interests are recorded by the security registrar.

Book-Entry Notes.  All Book-Entry notes with the same issue date and terms will be represented by one or more global securities (which may be the master global note) deposited with, or on behalf of, DTC, and registered in the name of DTC or its nominee (Cede & Co.) (unless the applicable prospectus supplement provides otherwise).  Unless otherwise provided, DTC will act as a depositary for, and hold the global securities on behalf of, certain financial institutions, called “participants.”  These participants, or other financial institutions acting through them called “indirect participants,” will represent your beneficial interests in the global securities (unless the applicable prospectus supplement provides otherwise).  They will record the ownership and transfer of your beneficial interests through computerized book-entry accounts, eliminating the need for physical movement of the notes.  Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described below, will not otherwise be issued as certificated notes.

Unless otherwise provided in the applicable pricing supplement, if you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant.  Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant.  Holding securities in this way is called holding in “street name.”

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders.  This is because our legal obligations and those of the trustee run only to the registered owner of the global security, which will be the clearing system or its nominee.  For example, once we and the trustee make a payment to the registered holder of a global security, neither we nor the trustee will be liable for the payment to you, even if you do not receive it.  In practice, the clearing system will pass along any payments or notices it receives from us to its participants, which will pass along the payments to you.  In addition, if you desire to take any action which the holder of a global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions.  The transactions between you, the participants and the clearing system will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any of our or the trustee’s legal obligations.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•                  You will not be entitled to (1) receive physical delivery of the securities in certificated form or (2) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Notes”;

•                  You may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•                  You may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Outside the United States, if you are a participant in either of Clearstream Banking, société anonyme (referred to as Clearstream Luxembourg) or Euroclear, S.A./N.V. or its successor, as operator of the Euroclear System (referred to as Euroclear) you may elect to hold interests in global securities through such systems.  Alternatively, you may elect to hold interests indirectly through organizations that are participants of such systems.  Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ security accounts in the names of their respective depositaries, which in turn may hold such interests in customers’ securities accounts in the names of their respective depositaries, which we refer to as the U.S. depositaries, on the books of the DTC.  Notes may also be initially deposited with and settle through Clearstream, Euroclear or any other depositary specified in the relevant pricing supplement.

As long as the notes are represented by global securities, we will pay principal of and interest on such notes to or as directed by DTC as the registered holder of the global securities (or such other depositary as may be applicable).  Payments to DTC (or such other depositary) will be in immediately available funds by wire transfer.  DTC, Clearstream Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date.

DTC, Clearstream Luxembourg and Euroclear, respectively, advise as follows:

As to DTC: DTC advises us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds issues of U.S. and non-U.S. equity, corporate and municipal debt securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC.  Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

As to Clearstream Luxembourg: Clearstream Luxembourg has advised us that it is incorporated as a limited liability company under Luxembourg law.  Clearstream Luxembourg is owned by Deutsche Börse AG.

Clearstream Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates.  Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Luxembourg interfaces with domestic markets in several countries.  Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.  Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by or on behalf of Clearstream Luxembourg.

Clearstream Luxembourg effects transactions through its affiliate, Clearstream Banking SA, which is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Since 12 February 2001, Clearstream Banking SA has also been supervised by the Central Bank of Luxembourg according to the Settlement Finality Directive Implementation of January 12, 2001, following the official notification to the regulators of Clearstream Banking SA’s role as a payment system provider operating a securities settlement system.

As to Euroclear:

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supra-nationals, custodians, investment managers, corporations, trust companies and certain other organizations.  Certain of the underwriters, or other financial entities involved in this offering, may be Euroclear participants.

Non-participants in the Euroclear System may hold and transfer book-entry interests in notes or index warrants through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.  Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by or on behalf of Euroclear.

Certificated Notes.  We will issue debt securities in fully registered certificated form in exchange for book-entry securities represented by a global security only under the circumstances described in the prospectus under “Description of Debt Securities—Global Securities.”  If we do so, you will be entitled to have registered in your name, and have physically delivered to you, debt securities in certificated form equal to the amount of book-entry securities you beneficially own.  If we issue certificated debt securities, they will have the same terms and authorized denominations as the global security.

Global Clearance and Settlement Procedures

You will be required to make your initial payment for the notes in immediately available funds.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.  Secondary market trading between Clearstream Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with applicable rules and operating procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures.  Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences in their favor, Euroclear Participants and Clearstream customers may employ their customary procedure for transactions in which securities are to be transferred by the respective clearing system, through the applicable U.S. Depository to another Participant’s .  In these cases, Euroclear will instruct its U.S. Depository to credit the securities to the Participant’s account against payment.  The payment will then be reflected in the account of the Euroclear Participant or Clearstream customer the following business day, and receipt of the cash proceeds in the Euroclear Participants’ or Clearstream customers’ accounts will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York).  If the Euroclear Participant or Clearstream customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear Participant’s or Clearstream customer’s accounts would instead be valued as of the actual settlement date.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

All information in this document on DTC, Clearstream Luxembourg and Euroclear is derived from DTC, Clearstream Luxembourg or Euroclear, as the case maybe, and reflects the policies of these organizations; these policies are subject to change without notice.

Paying Agents, Transfer Agents, Exchange Rate Agents and Calculation Agents

Until the notes are paid, we will maintain a paying agent and transfer agent in The City of New York.  We have initially appointed the trustee to serve as our paying agent and transfer agent.

We will appoint an exchange rate agent to determine the exchange rate for converting payments on notes denominated in a currency other than U.S. dollars into U.S. dollars, where applicable.  In addition, as long as any floating rate notes or indexed notes are outstanding, we will maintain a calculation agent for calculating the interest rate and interest payments, or indexed principal amount and/or indexed interest amount on the notes.

Payment of Principal and Interest

General

We will pay interest on registered notes (a) to the persons in whose names the notes are registered at the close of business on the record date or (b) if we are paying interest at maturity, redemption or repurchase, we will make such payment to the person to whom principal is payable.  The regular record date for registered notes is the date 15 calendar days before the applicable interest payment date, whether or not a business day.  If we issue notes between a record date and an interest payment date, we will pay the interest that accrues during this period on the next following interest payment date to the persons in whose names the notes are registered on the record date for that following interest payment date.

Book-Entry Notes

We will, through our paying agent, make payments of principal, premium, if any, and interest on book-entry notes by wire transfer to the clearing system or the clearing system’s nominee as the registered owner of the notes, which will receive the funds for distribution to the holders.  We expect that the holders will be paid in accordance with the procedures of the clearing system and its participants.  Neither we nor the paying agent will have any responsibility or liability for any of the records of, or payments made by, the clearing system or the clearing system’s nominee or common depositary.

Registered Certificated Notes

If we issue registered certificated notes, we will make payments of principal, premium, if any, and interest to you, as a holder, by wire transfer if:

•                  you own at least U.S.$ 10,000,000 aggregate principal amount or its equivalent of notes; and

•                  not less than 15 calendar days before the payment date, you notify the paying agent of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the security register on the applicable record date.

Payment Currency

We will pay any principal, premium or interest in respect of a note in the currency we have specified for such note.  In the case of a foreign currency note, the exchange rate agent will arrange to convert all payments in respect of such note into U.S. dollars in the manner described in the next paragraph.  However, if U.S. dollars are not available for making payments due to the imposition of exchange controls or other circumstances beyond our control, then the holder of such note will receive payments in such specified currency until U.S. dollars are again available for making such payments.  Notwithstanding the foregoing, the holder of a foreign currency note may (if we so indicate in the applicable pricing supplement and note) elect to receive all payments in respect of such note in the specified currency for such note by delivery of a written notice to the trustee not later than 15 calendar days prior to the applicable payment date.  The holder’s election generally will remain in effect until revoked by written notice to the trustee received not later than 15 calendar days prior to the applicable payment date.  The holder’s election may not be effective under certain circumstances as described above under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.”

In the case of a foreign currency note, the exchange rate agent will determine the amount of any U.S. dollar payment in respect of such note based on the following exchange rate: the highest firm bid quotation expressed in U.S. dollars, for the foreign or composite currency in which such note is denominated, received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency for such note payable on such payment date in respect of all notes denominated in such specified currency.  If no such bid quotations are available, we will make such payments in such specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond our control, in which case we will make such payments as described above under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.”

All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments.  Any of the foreign exchange dealers submitting quotes to the exchange rate agent may be agents soliciting orders for the notes or affiliates of such agents.  All determinations that the exchange rate agent makes, after being confirmed by us, will be binding unless they are clearly wrong.

If the principal of any discount note is declared to be due and payable immediately due to the occurrence of an event of default, the amount of principal due and payable with respect to such note shall be the issue price of such note plus the amount of original issue discount amortized from the issue date of such note to the date of declaration.  Such amortization shall be calculated using the “interest method” (computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration).

Interest Rates

General

The interest rate on the notes will not be higher than the maximum rate permitted by New York law, currently 25% per year on a simple interest basis.  This limit will not apply to notes in which U.S.$ 2,500,000 or more has been invested.  Interest payments on the notes will generally include interest accrued from and including the issue date or the last interest payment date to but excluding the following interest payment date or the date of maturity, redemption or repurchase.  Each of these periods is called an interest period.

The relevant pricing supplement will specify the day count fraction applicable to the calculation of payments due on the notes:

•                  if “1/1” is specified, the relevant payment will be calculated on the basis of 1;

•                  if “actual/365,” “act/365,” “A/365,” “actual/actual” or “act/act” is specified, the relevant payment will be calculated on the basis of the actual number of days in the period in respect of which payment is being made divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (i) the actual number of days in that portion of the period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365);

•                  if “actual/365 (fixed),” “act/365 (fixed),” “A/365 (fixed)” or “A/365F” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 365;

•                  if “actual/360,” “act/360” or “A/360” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 360;

•                  if “30/360,” “360/360” or “bond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the calculation period is the 31 st day of a month but the first day of the calculation period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the calculation period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

•                  if “30E/360” or “eurobond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number or days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the calculation period unless, in the case of the final calculation period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

Unless otherwise specified in the relevant pricing supplement, interest on fixed rate notes will be calculated on a 30/360 basis.

The relevant pricing supplement will also specify the relevant business day convention applicable to the calculation of payments due on the notes.  The term “business day convention” means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a business day.  The following terms, when used in conjunction with the term “business day convention” and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a business day so that:

•                  if “following” is specified, that date will be the first following day that is a business day;

•                  if “modified following” or “modified” is specified, that date will be the first following day that is a business day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a business day; and

•                  if “preceding” is specified, that date will be the first preceding day that is a business day.

Fixed Rate Notes

Unless otherwise specified in the applicable pricing supplement, each fixed rate note will bear interest from its issue date at the rate per annum (which may be zero) stated on the face of the note until the principal amount of the note is paid or made available for payment.  Unless otherwise specified in the applicable pricing supplement, we will pay interest on each fixed rate note semiannually in arrears on each March 15 and September 15 and at maturity.  Each payment of interest on a fixed rate note in respect of an interest payment date shall include interest accrued through the day before such interest payment date.

If we are required to make a payment required in respect of a fixed rate note on a date that is not a business day for such note, we need not make the payment on such date, but may make it on the first succeeding business day with the same force and effect as if we had made it on such date, and no additional interest shall accrue as a result of such delayed payment.

Floating Rate Notes

Each floating rate note will bear interest during each interest reset period (as defined below) based on the interest rate formula for such note.  The pricing supplement for a floating rate note may specify an interest rate for the first interest period.  This formula is generally composed of the following:

•                  a base interest rate with a specified maturity called the index maturity, e.g., three months, six months, etc.;

•                  plus or minus a spread measured in basis points with one basis point equal to 1/100 of a percentage point; or

•                  multiplied by a spread multiplier measured as a percentage.

The applicable pricing supplement will specify the base rate, the index maturity and the spread or spread multiplier.  The pricing supplement may also specify a maximum (ceiling) or minimum (floor) interest rate limitation.  The calculation agent will use the interest rate formula, taking into account any maximum or minimum interest rate, to determine the interest rate in effect for each interest period.  All determinations made by the calculation agent will be binding unless they are clearly wrong.

We may issue floating rate notes with the following base rates:

•                  LIBOR;

•                  the Commercial Paper Rate;

•                  the Treasury Rate;

•                  the CD Rate;

•                  the Federal Funds Rate; or

•                  any other rate specified in the relevant pricing supplement.

The applicable pricing supplement will also specify the following with respect to each floating rate note:

•                  the dates as of which the calculation agent will determine the interest rate for each interest period (referred to as the interest determination date);

•                  the frequency with which the interest rate will be reset, i.e., daily, weekly, monthly, quarterly, semiannually or annually;

•                  the dates on which the interest rate will be reset (referred to as the interest reset dates), i.e., the first day of each new interest period, using the interest rate that the calculation agent determined on the interest determination date for that interest period;

•                  the interest payment dates; and

•                  if already determined, the initial interest rate in effect from and including the issue date to but excluding the first interest reset date.

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be reset will be as follows:

•                  in the case of notes that reset daily, each business day;

•                  in the case of notes, other than those whose base rate is the Treasury Rate, that reset weekly, the Wednesday of each week;

•                  in the case of notes whose base rate is the Treasury Rate that reset weekly, the Tuesday of each week (except as provided below);

•                  in the case of notes that reset monthly, the third Wednesday of each month;

•                  in the case of notes that reset quarterly, the third Wednesday of March, June, September and December;

•                  in the case of notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and in the case of notes that reset annually, the third Wednesday of the month of each year specified in the applicable pricing supplement;

with the following two exceptions:

•                  the interest rate in effect from the date of issue to the first interest reset date will be the initial interest rate; and

•                  the interest rate in effect for the 10 days immediately prior to the maturity date will be that in effect on the tenth day preceding the maturity date.

Determination of Reset Interest Rates

The interest rate applicable to each period commencing on the respective interest reset date (the “interest reset period”) will be the rate determined as of the applicable interest determination date defined below on or prior to the relevant calculation date.

Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date will be:

•                  for notes for which the base rate is LIBOR, the second London banking day before the interest reset date unless the designated LIBOR currency is pounds sterling, in which case the interest determination date, the applicable interest reset date;

•                  for notes for which the base rate is the CD Rate, the Commercial Paper Rate or the Federal Funds Rate, the second business day before the interest reset date; and

•                  for notes for which the base rate is the Treasury Rate, the day of the week in which that interest reset date falls on which treasury bills (as defined below under “—Treasury Rate”) are normally auctioned.  Treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday.  If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the first business day following the auction.

The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined.  Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date.  The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations.  However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.

Interest Payment Dates

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be payable are as follows:

•                  in the case of notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•                  in the case of notes that reset quarterly, the third Wednesday of March, June, September, and December of each year;

•                  in the case of notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•                  in the case of notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement.

If any interest payment date, other than one that falls on the maturity date or on a date for earlier redemption or repurchase, or any interest reset date for a floating rate note would fall on a day that is not a business day, the interest payment date or interest reset date will instead be the next business day, unless the notes are LIBOR notes and that business day falls in the next month, in which case the interest payment date or the interest reset date will be the preceding business day.  If any payment on a floating rate note is due on the maturity date or upon earlier redemption or repurchase and that date is not a business day, the payment will be made on the next business day.  In addition, if any payment on a floating rate note is due on a date that is not a business day in the relevant place of payment, we will make the payment on the next business day in that place of payment and no additional interest will accrue as a result of this delay.  We will treat these payments as if they were made on the due date.

Accrued Interest

Except as specified in the applicable pricing supplement, the calculation agent will calculate the accrued interest payable on floating rate notes for any interest period by multiplying the principal amount of the note by an accrued interest factor, which will equal the interest rate for the interest period times the relevant day count.  If the interest rate varies during the period, the accrued interest factor will equal the sum of the interest factors for each day in the interest period.  The calculation agent will compute the interest factors for each day by dividing the interest rate applicable to that day by 360, 365 or 366, depending on the day count fraction.

The calculation agent will round all percentages resulting from any interest rate calculation to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward.  For example, the calculation agent will round 9.876545%, or .09876545, to 9.87655% or .0987655.  The calculation agent will also round all specified currency amounts used in or resulting from any interest rate calculation to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

Calculation Agent

The calculation agent will be specified in the applicable pricing supplement for each issuance of floating rate notes.  If you are the holder of a floating rate note, you may ask the calculation agent to provide you with the current interest rate and, if it has been determined, the interest rate that will be in effect on the next interest reset date.  The calculation agent will also notify us, each paying agent and the registered holders, if any, of the following information for each interest period (except for the initial interest period if this information is specified in the applicable pricing supplement):

•                  the interest rate in effect for the interest period;

•                  the number of days in the interest period;

•                  the next interest payment date; and

•                  the amount of interest that we will pay for a specified principal amount of notes on that interest payment date.

The calculation agent will generally provide this information by the first business day of each interest period, unless the terms of a particular series of notes provide that the calculation agent will calculate the applicable interest rate on a calculation date after that date, in which case the calculation agent will provide this information by the first business day following the applicable calculation date.

Base Rates

LIBOR.  Unless otherwise specified in the applicable pricing supplement, “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:

(a)                     For an interest determination date relating to any floating rate note for which LIBOR is an applicable base rate, to which we refer as a “LIBOR interest determination date,” LIBOR will be the arithmetic mean of the offered rates, unless the Designated LIBOR page, as defined below, by its terms provides only for a single rate, in which case that single rate shall be used, for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, that appear, or, if only a single rate is required as aforesaid, appears, on the designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date.

If fewer than two offered rates appear, or no single rate appears, as applicable, LIBOR in respect of that LIBOR interest determination date will be determined as if the parties had specified the rate described in clause (b) below.

(b)                     For a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clause (a) above, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent, after consultation with us, to provide its offered quotation for deposits in the designated LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in the designated LIBOR currency in that market at that time.

•                  If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations.  If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, as defined below, on that LIBOR interest determination date by three major banks, which may include one or more of the agents or their affiliates, in that principal financial center selected by the calculation agent, after consultation with us, for loans in the designated LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in that designated LIBOR currency in that market at that time.

•                  If the banks selected by the calculation agent are not quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated.  If no such currency is specified in the applicable pricing supplement, the designated LIBOR currency shall be U.S. dollars.

“Designated LIBOR page” means the display on the Reuters Money Market Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency.

“Principal financial center” means the capital city of the country to which the designated LIBOR currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system.

Commercial Paper Rate.  Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, for any interest determination date relating to any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a “commercial paper rate interest determination date,” the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper —Nonfinancial.”  If the commercial paper rate cannot be determined as described above, the following procedures will apply:

•                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper —Nonfinancial.”

•                  If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Money market yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money market yield =	360 x D	x 100
360 – (D x M)

where “D” is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” is the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.  All references to this website are inserted as inactive textual references to the “uniform resource locator,” or “URL,” and are for your informational reference only.  Information on that website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

Treasury Rate Notes.  Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a “treasury rate interest determination date,” the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or “treasury bills,” having the index maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on Reuters Money Markets Rates Service or any successor service, on page “USAUCTION 10,” or any other page as may replace that page on that service, or page “USAUCTION 11,” or any other page as may replace that page on that service.  If the treasury rate cannot be determined in this manner, the following procedures will apply:

•                  If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” will be the treasury rate.

•                  If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury.

•                  If the auction rate described in the prior paragraph is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•                  If the rate described in the prior paragraph is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield =	D x N
360 – (D x M)

where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest reset period.

CD Rate.  Unless otherwise specified in the applicable pricing supplement, CD rate means, with respect to any interest determination date relating to any floating rate note for which the CD rate is an applicable base rate, which date we refer to as a “CD rate interest determination date,” the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading “CDs (Secondary Market).”  If the CD rate cannot be determined in this manner, the following procedures will apply:

•                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, as defined below, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “CDs (Secondary Market).”

•                  If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•                  If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

Federal Funds Rate.  Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a “federal funds rate interest determination date,” the rate on that date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as that rate is displayed on Reuters Money Markets Rates Service, or any successor service, on page “FEDFUNDS1,” or any other page as may replace that page on that service.  If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•                  If the rate described above does not appear on page “FEDFUNDS1” by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective).”

•                  If the rate described above does not appear on “FEDFUNDS1” and is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

•                  If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed Notes

We may offer indexed notes according to which the principal and/or interest is determined by reference to one or more underlying assets or measures, including currencies or composite currencies, exchange rates, swap indices between currencies or composite currencies, commodities, commodity indices or baskets, securities or securities baskets or indices, interest rates or other indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance described in the applicable pricing supplement.

The pricing supplement will describe how interest and principal payments on indexed notes will be determined.  It will also include historical and other information about the index or indices and information about the U.S. tax consequences to the holders of indexed notes.

Amounts payable on an indexed note will be based on the face amount of the note.  The pricing supplement will describe whether the principal amount that we will pay you on redemption or repayment before maturity would be the face amount, the principal amount at that date or another amount.

If a third party is responsible for calculating or announcing an index for certain indexed notes and that third party stops calculating or announcing the index, or changes the way that the index is calculated in a way not permitted in the pricing supplement, then the index will be calculated by an independent determination agent named in the pricing supplement.  If no independent agent is named, then we will calculate the index.  If neither the determination agent nor we can calculate the index in the same way and under the same conditions as the original third party, then the principal or interest on the notes will be determined as described in the pricing supplement.  All calculations that we or the independent determination agent make will be binding unless they are clearly wrong.

If you purchase an indexed note, the applicable pricing supplement will include information about the relevant underlying index or measure, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which amounts payable on the note may be settled physically or in cash.  Note that, under the indenture, physical settlement is only possible if relevant procedures are agreed between us and the trustee.  Such procedures have not yet been agreed.  In the event of physical settlement, the relevant pricing supplement will specify in detail the procedures for such physical settlement.  The pricing supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so.  An investment in indexed notes may entail significant risks.  See “Risks Associated With Foreign Currency Notes and Indexed Notes—Indexed Notes,” as well as the risks described in the applicable pricing supplement.

European Monetary Union

On January 1, 1999, the European Union introduced the single European currency known as the euro in the 11 (now 15) participating member states of the European Monetary Union.  A participating member state is a member state of the European Union that has adopted the euro as its legal currency according to the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Treaty on European Union, signed in Maastricht on February 1, 1992.  As of the date of this prospectus supplement, Sweden does not participate in the single currency.

If so specified in the applicable pricing supplement, we may at our option, and without the consent of the holders of the notes or the need to amend the notes or the indenture, re-denominate the notes issued in the currency of a country that subsequently participates in the final stage of the European Monetary Union, or otherwise participates in the European Monetary Union in a manner with similar effect to such final stage, into euro.  The provisions relating to any such redenomination will be contained in the applicable pricing supplement.  You are responsible for informing yourself about the effects or potential of European Monetary Union on any investment you make.

Redemption and Repurchase

General

The pricing supplement for the issuance of each series of notes will indicate either that:

•                  the notes cannot be redeemed prior to their maturity date (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus); or

•                  the notes will be redeemable or subject to repayment at our or the holder’s option on or after a specified date at a specified redemption or repayment price.  The redemption or repayment price may be par or may decline from a specified premium to par at a later date, together, in each case, with accrued interest to the date of redemption or repayment.

Market Repurchases

We may repurchase notes at any time and price in the open market or otherwise.  Notes we repurchase may, at our discretion, be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the trustee for cancellation.

Discount Notes

If the pricing supplement states that a note is a discount note, the amount payable in the event of redemption, repayment or other acceleration of the maturity date will be the amortized face amount of the note as of the date of redemption, repayment or acceleration, but in no event more than its principal amount.  The amortized face amount is equal to (a) the issue price plus (b) that portion of the difference between the issue price and the principal amount that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption, repayment or acceleration date.

Sinking Fund

The notes will not be subject to any sinking fund.

Notices

Notices to holders of notes will be made by first class mail, postage prepaid, or sent by facsimile transmission to the registered holders.  Under the indenture, we have irrevocably appointed the Consulate General of Sweden in The City of New York as our authorized agent for service of process in any action based on the debt securities brought against us in any State or federal court in The City of New York.  Under the indenture, we will waive any immunity from the jurisdiction of these courts to which we might be entitled in any action based on these debt securities.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes and are a U.S. holder.  You will be a U.S. holder if you are a beneficial owner of the notes and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes.  This summary deals only with U.S. holders that hold notes as capital assets.  It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, certain short-term holders of the notes, persons that will hedge their exposure to the notes or will hold notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization or a person whose “functional currency” is not the U.S. dollar.  U.S. holders should be aware that the U.S. federal income tax consequences of holding notes may be materially different for investors described in the prior sentence.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change.  Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting).  If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a note in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars.  If you are an accrual-basis U.S. holder, you will accrue interest income on foreign currency notes in the relevant foreign currency, and will translate the amount so accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, based on the average exchange rate for the partial period within the taxable year).  Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period.  If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service.  If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income.  This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a note generally will equal the cost of the note to you.  Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than payments of qualified stated interest made on the note.  (The rules for determining these amounts are discussed below.) If you purchase a note that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date.  If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase.  The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below.  If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your tax basis in the note.  If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired.  If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term notes (as defined below) and foreign currency gain or loss, the gain or loss that you recognize on the sale,

exchange or retirement of a note generally will be capital gain or loss.  The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition.  Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income.  The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note.  This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.

Original Issue Discount

If we issue notes at a discount from their “stated redemption price at maturity” (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be “original issue discount notes.” The difference between the issue price and the stated redemption price at maturity of the notes will be the “original issue discount.” The “issue price” of the notes will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales of notes to underwriters, placement agents, wholesalers, or similar persons).  The “stated redemption price at maturity” will include all payments under the notes other than payments of qualified stated interest.  The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Company) at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code of 1986, as amended, and certain U.S. Treasury regulations.  You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that note for all days during the taxable year that you own the note.  The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period.  Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period.  If you are the initial holder of the note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by:

(i)                                    multiplying the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the note and the denominator of which is the number of accrual periods in a year; and

(ii)                                 subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

The “adjusted issue price” of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods.  All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal.  The “annual yield to maturity” of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price.  In the case of an original issue discount note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note.  (Additional rules may apply if interest on a floating rate note is based on more than one interest index.)

As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant yield method described above.  If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under the “Premium” and “Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an original issue discount note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period).  Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars.  Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount of original issue discount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the note’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above.  However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.  On the other hand, if you acquired an original issue discount note at a price that was less than its adjusted issue price by at least 0.25% of its adjusted issue price multiplied by the number of remaining whole years to maturity, the market discount rules discussed below also will apply.

Floating rate notes generally will be treated as “variable rate debt instruments” under U.S. Treasury regulations dealing with original issue discount notes Accordingly, the stated interest on a floating rate note generally will be treated as “qualified stated interest” and such a note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate.  If a floating rate note does not qualify as a “variable rate debt instrument,” the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments.  We will provide a detailed description of the tax considerations relevant to U.S. holders of any such notes in the pricing supplement.

Certain notes may be redeemed prior to their stated maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement.  Notes containing these features, in particular original issue discount notes may be subject to special rules that differ from the general rules discussed above.  If you purchase original issue discount notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of investing in original issue discount notes will depend, in part, on the particular terms and features of those notes.

Short-Term Notes

The rules described above also will generally apply to original issue discount notes with maturities of one year or less (“short-term notes”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, and treat a short-term note as having original issue discount.  Thus, all short-term notes will be original issue discount notes.  Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note.  You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the Maturity of the note or its earlier disposition in a taxable transaction.  Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply).  A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis.  Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price.  Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding.  If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note.  If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire.  In addition, you may not revoke the election without the consent of the Internal Revenue Service.  If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period.  Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above.  In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency.  Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period.  Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note.  If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note.  Therefore, if you do not elect to amortize premium and you hold the note to Maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount (or in the case of an original issue discount note, the note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear “market discount” in your hands.  In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period.  In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the note.  In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method.  You must accrue market discount on a foreign currency note in the specified currency.  The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income.  If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply.  If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies.  The election may not be revoked without the consent of the Internal Revenue Service.  Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”).  These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made.  We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the pricing supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with note payments made to certain United States persons.  If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent.  You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes.  If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

PLAN OF DISTRIBUTION

Distribution

We may offer the notes on a continuous basis through agents that have agreed to use their reasonable best efforts to solicit orders.  The terms and conditions contained in the agency agreement, dated December 15, 2008 (the “Agency Agreement”), and any terms agreement entered into thereunder will govern these selling efforts.  The agents who have entered into this agreement with us are listed on page S-2.

We will pay the agents a commission that will be negotiated at the time of sale.  Generally, the commission will take the form of a discount, which may vary based on the maturity of the notes offered and is expected to range from 0.125% to 0.650% of the principal amount (but may be outside that range, and will, in any event, be specified in the applicable pricing supplement).

In addition to the agents listed on page S-2, we may sell notes through other agents who execute the forms and receive the confirmations required by the Agency Agreement.  The applicable pricing supplement will specify the agents and their commission.

We have the right to accept orders or reject proposed purchases in whole or in part.  The agents also have the right, using their reasonable discretion, to reject any proposed purchase of notes in whole or in part.

We may also sell notes to agents as principal, i.e., for their own accounts.  These notes may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices.  The pricing supplement relating to these notes will specify the purchase price paid by the agents and, if the notes are to be resold at a fixed public offering price, the initial public offering price and the underwriting discounts and commissions.  Unless the pricing supplement specifies otherwise, any note purchased by an agent as principal will be purchased at 100% of the principal amount of the note minus a percentage equal to the commission applicable to an agency sale of a note of identical maturity.  These notes may be sold to other dealers.  The agents and dealers may allow concessions, which will be described in the pricing supplement.  Such concessions may not be in excess of those concessions received by such agent from us.  After the initial public offering of the notes, the public offering price, the concession and the discount may be changed.

The notes will generally not have an established trading market when issued.  The agents may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice.  We cannot assure you that a secondary market will be established for any series of notes, or that any of them will be sold.  The notes will not be listed on any securities exchange, unless otherwise indicated in the pricing supplement.

In order to facilitate the offering of the notes, the stabilizing manager or any person acting for the stabilizing manager may engage in transactions with a view to supporting the market price of the notes issued under the program at a level higher than that which might otherwise prevail for a limited period after the issue date.  In particular, the stabilizing manager or any person acting for it may:

•                  over-allot in connection with the offering, i.e., offer and apportion more of the notes than the agents have, creating a short position in the notes for their own accounts;

•                  bid for and purchase notes in the open market to cover over-allotments or to stabilize the price of the notes; or

•                  if the stabilizing manager or any person acting on its behalf repurchases previously-distributed notes, reclaim selling concessions which they gave to dealers when they sold the notes.

Any of these activities may stabilize or maintain the market price of the notes above independent market levels.  The stabilizing manager or any person acting on its behalf are not required to engage in these activities, and, if they do, they may discontinue them at any time and they must be brought to an end after a limited period.  Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

We may agree to reimburse the agents for certain expenses incurred in connection with the offering of the notes.  The agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business.

We have agreed to indemnify the agents against certain liabilities, including certain liabilities under the U.S. Securities Act of 1933 (the Securities Act).  The agents, whether acting as agent or principal, and any dealer that offers the notes, may be deemed to be “underwriters” within the meaning of the Securities Act.

A form of pricing supplement is attached as Annex A to this prospectus supplement.

Selling Restrictions

Each of the agents has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the terms agreement.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each of which we refer to as a Relevant Member State), each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (which we refer to as the Relevant Implementation Date) it has not made and will not make an offer of the notes which are the subject of the offering contemplated by this prospectus supplement as completed by the final terms in relation thereto to the public in that Relevant Member State (which we refer to in this section as the “Securities”) except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Securities to the public in that Relevant Member State:

(a)           if the final terms in relation to the Securities specify that an offer of those Securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable;

(b)           at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)           at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)           at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agents nominated by SEK for any such offer; or

(e)           at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities referred to in (b) to (e) above shall require SEK or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each agent has represented and agreed , and each further agent appointed under the program will be required to represent and agree, that:

(a)                                 in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by SEK;

(b)                                 it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)                                  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Italy

Each agent has confirmed and agreed that no prospectus has been nor will be published in Italy in connection with the offering of the notes pursuant to the Prospectus Directive (Directive 2003/71/EC) and Italian securities legislation and, accordingly, each agent has agreed that no notes have been offered, sold or delivered nor will be offered, sold or delivered, nor any document relating to the notes has been nor will be distributed in Italy, except:

(a)                                to qualified investors (investitori qualificati), as defined  in Article 2, paragraph (e)(i) to (iii) of the Prospectus Directive; or

(b)                                in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 33, first paragraph, of Regulation no. 11971 of 14 May 1999, as amended from time to time, of Commissione Nazionale delle Società e della Borsa (the Italian Securities Exchange Commission, the “CONSOB”).

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the final implementation of the Prospectus Directive in Italy, such requirements shall be replaced by the applicable requirements under the relevant implementing measures of the Prospectus Directive in Italy.

Any offer, sale or delivery of the notes or distribution of any document relating to the notes in Italy under (a) or (b) above must be:

(i)                                    made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”);

(ii)                                 in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

(iii)                              in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or other Italian authority.

Article 100-bis of the Financial Services Act affects the transferability of the notes in Italy to the extent that any placing of the notes is made solely with qualified investors and such notes are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if has not been published a prospectus compliant with the Prospectus Directive, purchasers of notes who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and to claim damages from any authorized person at whose premises the Notes were purchased, unless an exemption provided for under the Financial Services Act applies.

Hong Kong

The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, this document and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

Japan

The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each agent has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

France

Each agent has confirmed and agreed that no prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the notes that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no notes have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; the prospectus or any other offering material relating to the notes have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) and/or a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in Articles L.411-2, D.411-1, D.411-2, D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the Code monétaire et financier.The direct or indirect distribution to the public in France of any so acquired notes may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder.

Kingdom of Sweden

Each agent has confirmed and agreed and each further agent appointed hereafter will be required to represent and agree that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy or sell any notes or distribute any draft or definitive document in relation to any such offer, invitation or sale in Sweden except in circumstances that will not result in a requirement to prepare a prospectus pursuant to the provisions of the Swedish Financial Instruments Trading Act (Sw. Lag (1991:980) om handel med finansiella instrument).

ANNEX A

[FORM OF PRICING SUPPLEMENT] [This form may be modified as necessary for each issuance of notes.]

PRICING SUPPLEMENT No. [          ]

(To Prospectus dated December 15, 2008 and
Prospectus Supplement dated December 15, 2008)

[Principal Amount]	[Face Amount]

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)

(Swedish Export Credit Corporation)

(Incorporated in Sweden with limited liability)

[TITLE OF ISSUE]

[MATURITY DATE]

[Issue Price: [   ]]

Medium-Term Notes, Series E
Due Nine Months or More from Date of Issue

The notes are issued by Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation).  The notes will mature on [MATURITY DATE].  [The notes will not be redeemable before maturity except for tax reasons] [and] [will not be entitled to the benefit of any sinking fund].

[Interest on the notes will be payable on each [MONTH/DATE] and each [MONTH/DAY] and at maturity.]

[The notes will not be listed on any securities exchange.]

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined whether this pricing supplement or the related prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Price to Public		Discounts and Commissions		Proceeds, before expenses
Per Note	[ ]	%	[ ]	%	[ ]	%
Total	[ ]		[ ]		[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered		Offering Price Per Unit		Aggregate Offering Price		Amount of Registration Fee
Debt securities	U.S.$	[ ]	[ ]	%	U.S.$	[ ]	U.S.$	[ ]

[If you purchase any of the notes, you will also be required to pay accrued interest from [ISSUE DATE] if we deliver the notes after that date.]

[AGENT[S]] expect to deliver the notes to investors on or about [CLOSING DATE] [through the facilities of [NAME OF DEPOSITARY].

[AGENT[S]]

The date of this pricing supplement is [DATE].

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement is a supplement to:

•                  the accompanying prospectus supplement dated December 15, 2008 relating to an unlimited aggregate principal amount of our medium-term notes, series E, due nine months or more from date of issue and

•                  the accompanying prospectus dated December 15, 2008 relating to our debt securities.

If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus.  All three documents contain information you should consider when making your investment decision.  You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement.  We have not authorized anyone else to provide you with different information.  We and the purchasers are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so.  The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them.  This means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

[We incorporate by reference the documents listed below, which we filed with or furnished to the SEC under the Securities Exchange Act of 1934:

•                  our annual report on Form 20-F for the fiscal year ended December 31, [YEAR], which we filed with the SEC on [DATE] [and]

•                  [our report on Form 6-K, which we furnished to the SEC on [DATE].]

We [also] incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Aktiebolaget Svensk Exportkredit (publ)
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel:  +46-8-613-8300

DESCRIPTION OF THE NOTES

We will issue the notes under the indenture, as supplemented by the first supplemental indenture, the second supplemental indenture and the third supplemental indenture.  The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture, as supplemented.  This summary does not contain all of the information that may be important to you as a potential investor in the notes.  You should read the indenture, the supplemental indentures and the form of the notes before making your investment decision.  We have filed copies of these documents with the SEC and we have filed or will file copies of these documents at the offices of the trustee and the paying agent(s).

Aggregate Principal Amount:	[ ]

Issue Price:	[ ]%

Original Issue Date:	[ ]

Maturity Date:	[ ]

Specified Currency:	[ ]

Authorized Denominations:	[ ]

Form:	[ ]

Interest Rate:	[Floating/[ ]% per annum/Other]

Interest Payment Dates:	[ ]

Regular Record Dates:	[ ]

Floating Rate Notes:

Base Rate:	— LIBOR

— Commercial Paper Rate

— Treasury Rate

— CD Rate

— Federal Funds Rate

— Other

Index Maturity:	[ ]

Initial Interest Rate:	[ ]

Spread (+/-) or Spread Multiplier:	[ ]

Interest Reset Dates:	[ ]

Interest Determination Dates:	[ ]

Maximum Interest Rate:	[Specify] [None; provided, however, that in no event will the interest rate be higher than the maximum rate permitted by New York law, as modified by United States law of general application]

Minimum Interest Rate:	[ ]

Optional Redemption:	☐ Yes ☐ No

[Initial Redemption Date:]	[ ]

Optional Repayment:	☐ Yes ☐ No

Indexed Note:	☐ Yes ☐ No

Foreign Currency Note:	☐ Yes ☐ No

Purchasers:	[ ]

Purchase Price:	[ ]%

[Net Proceeds, after Commissions, to us:]	[ ]

Closing Date:	[ ]

Method of Payment:	[ ]

Listing, if any:	[ ]

Securities Codes:	[ ]

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Paying Agent:	[ ]

[Luxembourg Paying Agent:]	[ ]

Calculation Agent:	[ ]

Exchange Rate Agent:	[ ]

Transfer Agent:	[ ]

Further Issues:

We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon.  Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.

Payment of Principal and Interest:	[ ]

Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden.  Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Further Information:	[ ]

[OTHER]

PLAN OF DISTRIBUTION

[Describe distribution arrangements, if applicable.] [[All] [A portion] of the Notes will be sold outside the United States.]

Prospectus

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)
(Swedish Export Credit Corporation)
(Incorporated in Sweden with limited liability)

Debt Securities
Index Warrants

We, Aktiebolaget Svensk Exportkredit (publ), also known as Swedish Export Credit Corporation, or SEK, may from time to time offer and sell our debt securities and index warrants in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus.  We may sell debt securities and index warrants having an unlimited aggregate initial offering price or aggregate principal amount in the United States.  The debt securities will constitute direct, unconditional and unsecured indebtedness of SEK and will rank equally in right of payment among themselves and with all our existing and future unsecured and unsubordinated indebtedness.  The debt securities and the index warrants will not be obligations of the Kingdom of Sweden.

We may sell the debt securities and index warrants directly, through agents designated from time to time or through underwriters.  The names of any agents or underwriters will be provided in the applicable prospectus supplement(s).

You should read this prospectus and any supplements carefully.  You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in either of them is accurate as of any date other than the date on the front of such documents.

The debt securities and index warrants will be obligations of SEK.  No other company or entity will be responsible for payments under the debt securities or index warrants.  The debt securities and index warrants will not be guaranteed by any other company or entity.  No other entity or company will be liable to holders of the debt securities and index warrants in the event SEK defaults thereunder.  The debt securities and index warrants will not be obligations of, or guaranteed by, the Kingdom of Sweden or any internal division or agency thereof, and will be subject, entirely and exclusively, to the credit risk of SEK itself.  The value of debt securities and index warrants may be adversely affected by changes in SEK’s credit ratings or credit spreads applicable to SEK’s debt.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 15, 2008

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the debt securities and index warrants we may offer.  Each time we sell debt securities and index warrants, we will provide one or more prospectus supplements (which may include pricing supplements) that will contain specific information about the terms of that offering.  Such prospectus supplements (including pricing supplements) may also add, update or change information contained in this prospectus.  If the information in this prospectus differs from any prospectus supplement (including any pricing supplement), you should rely on the information in the prospectus supplement.  You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them.  This means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

We incorporate by reference:

•                  our annual report on Form 20-F for the fiscal year ended December 31, 2007, which we filed with the SEC on April 1, 2008 under the Securities Exchange Act of 1934, except for the report of KPMG AB appearing on page F-1 thereof;

•                  Amendment No. 1 to our annual report on Form 20-F for the fiscal year ended December 31, 2007, which we filed with the SEC on December 12, 2008; and

•                  our reports on Form 6-K, furnished to the SEC on January 22, February 19, April 9, May 14, July 7, August 15, October 23 and October 31, 2008 under the Securities Exchange Act of 1934 (except for the Auditor Review Reports contained on pages 21 and 22 of our report on Form 6-K furnished to the SEC on May 14, 2008, pages 24 and 25 of our report on Form 6-K furnished to the SEC on August 15, 2008 and page 29 of our report on Form 6-K furnished to the SEC on October 31, 2008, which Auditor Review Reports shall not be so incorporated by reference).

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus (or any part of any such report that is indicated on the cover or inside cover page thereof to be incorporated by reference in this prospectus); and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Aktiebolaget Svensk Exportkredit (publ)
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: +46-8-613-8300

FORWARD-LOOKING STATEMENTS

The following documents relating to our debt securities may contain forward-looking statements:

•                  this prospectus;

•                  any prospectus supplement;

•                  any pricing supplement to a prospectus supplement; and

•                  the documents incorporated by reference in this prospectus and any prospectus supplement or pricing supplement.

Certain of the statements contained in these documents may be statements of future expectations and other forward-looking statements that are based on our management’s views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements.  In addition to statements, which are forward-looking by reason of context, the words “may,” “will,” “should,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “potential,” or “continue” and similar expressions identify forward-looking statements.  Actual results, performance or events may differ materially from those expressed in such statements due to, without limitation:

•                  general economic conditions, including in particular economic conditions and markets,

•                  the performance of financial and commodities markets, as well as of individual securities and commodities and related indices,

•                  interest rates,

•                  currency exchange rates,

•                  changing levels of competition,

•                  changes in laws and regulations,

•                  changes in the policies of central banks and/or governments, and

•                  general competitive factors,

in each case on a local, regional, national and/or global basis.  We assume no obligation to update any forward-looking information contained in these documents.

ENFORCEMENT OF LIABILITIES; SERVICE OF PROCESS

We are a public limited liability company incorporated in Sweden, and all of our directors and executive officers and the experts named herein are residents of countries other than the United States.  A substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States.  As a result, it may be difficult or impossible for investors to effect service of process within the United States upon such persons or to realize against them or us upon judgments of courts of the United States predicated upon civil liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”).  We have been advised by our Swedish counsel, Advokatfirman Vinge KB, that there is doubt as to the enforceability of claims in Sweden in respect of liabilities predicated solely upon the Securities Act, whether or not such claims are based upon judgments of United States courts.  We have consented to service of process in The City of New York for claims based upon the indenture (as discussed below) and the debt securities we may offer.

PROSPECTUS SUMMARY

General

This summary provides you with a brief overview of key information concerning SEK.  This summary also provides you with a brief summary of the material terms of the debt securities and index warrants we may offer, to the extent we know these material terms on the date of this prospectus.  For a more complete understanding of the terms of the offered debt securities and index warrants, and before making your investment decision, you should carefully read:

•                  this remainder of this prospectus, which explains the general terms of the debt securities and index warrants we may offer pursuant to this prospectus;

•                  any prospectus supplement, which (1) explains the specific terms of the debt securities and index warrants being offered and (2) updates and changes information in this prospectus; and

•                  the documents referred to below under “Where You Can Find More Information.”

Swedish Export Credit Corporation

We, Swedish Export Credit Corporation, are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

Our objective is to engage in financing activities that are directly related to Swedish exports of goods and services or otherwise promote Swedish commerce and industry, especially the export sector, by providing competitive long-term credit.  We extend credit on commercial terms at prevailing market rates, which we call the M-system, and on state-supported terms, which we call the S-system.

The following table contains certain of our key financial figures as of the dates and for the periods specified, as computed under Swedish generally accepted accounting principles (“Swedish GAAP”) (in the case of 2005 figures) and International Financial Reporting Standards as issued by the International Accounting Standard Board (“IFRS”) (in the case of 2006 and 2007 figures):

	As of or for the Year Ended December 31,
	2007(1)	2006(1)	2005(2)
	(in millions of Skr)
Total assets	297,259.2	245,215.1	207,493.2
Total shareholders’ funds	4,496.5	4,250.7	3,738.7
Net income(3)	353.0	355.5	346.9

(1)   Presented in accordance with IFRS.

(2)   Presented in accordance with Swedish GAAP.

(3)   Exclusive of the S-system.

Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden.  Our telephone number is (+46) 8-613-8300.

Recent Developments

On November 10, 2008, the Swedish government proposed to the Swedish parliament that the Swedish parliament authorize the Swedish government to provide up to Skr 3 billion in new equity funding to SEK and, in connection therewith, to transfer to SEK the Swedish state’s 100% equity interest in the consolidated group having the parent company Venantius AB (such group, “Venantius”).  Such proposal was approved by the Swedish parliament on November 19, 2008. The Swedish government then decided, on November 20, 2008 to provide to SEK Skr 3 billion in new equity financing and to transfer to SEK 100% of its shares in Venantius.

The Skr 3 billion in new equity is expected to be paid by the state to SEK before the end of 2008.  The entire share capital of Venantius is also expected to be transferred by the state to SEK before the end of 2008.

Venantius was established by the Swedish state, based on a parliamentary decision in 1995, as a credit market company, and was created in order to manage certain housing loans entailing a particularly high risk of credit losses. In 1996 and 1997, this mandate was broadened, based on parliamentary decisions, to also encompass certain real-estate-related credits to municipally-owned housing companies, and assets related to the Swedish state’s efforts to strengthen the Swedish banking system in the early 1990s, respectively. The objective of Venantius has been to responsibly manage the above-mentioned assets. Since 2007, Venantius has been financed only by its own equity, i.e., Venantius has had no external borrowing. Consequently, in 2007 Venantius was reclassified from a credit market company to a financial institution, registered with the Swedish Financial Supervisory Authority, though not supervised by it.

According to Venantius’ 2007 annual report, prepared in accordance with Swedish GAAP, which contains the most recent financial information publicly disclosed by Venantius, as of December 31, 2007, Venantius had total consolidated equity of Skr 2,783.1 million and total consolidated provisions and liabilities of Skr 96.4 million, in each case under Swedish GAAP.  Assets classified as loans amounted to Skr 1,328.5 million under Swedish GAAP.  According to the proposal for the distribution of profits included in the same report, an amount of Skr 300 million was proposed to be paid as a dividend to the (government) shareholder. According to the CEO certification attached to such report, the shareholder approved this dividend. The actual impact of the Venantius transaction on SEK’s capitalization and financial condition can only be assessed after the transaction has closed. SEK cannot provide any assurance that the equity funding provided by the Swedish state will in fact be provided or that Venantius’ liabilities will not be larger (or the amount of its shareholders’ funds smaller) than those reflected in Venantius’ 2007 annual report.

In connection with the foregoing, SEK expects to hold an extraordinary shareholders’ meeting on December 17, 2008 to obtain shareholder approval for a Skr 3 billion capital increase.

Further, on December 4, 2008, the Swedish government proposed to the Swedish parliament that it authorize the Swedish government to provide to SEK a liquidity facility amounting to not more than Skr 100 billion, and to provide to SEK the possibility to purchase state guarantees for its borrowings. In both cases, SEK would pay a commercial fee.

This proposal reflects the importance to the Swedish economy of the Swedish export sector. The success of Swedish export industries is very dependent on access to long-term financing.  Under normal circumstances, international banks play an important role in this financing, together with SEK.  The present uncertainty and distress in the global economy and, particularly, disruptions in the financial and credit markets, have highlighted the need for immediate and reliable access to funding for Swedish exporters. SEK’s role and mission is to secure access to such financing.

The purpose of the proposed liquidity facility would be to increase SEK’s capacity to immediately and continually provide financing for new export credits without contravening SEK’s funding and liquidity policies.  The purpose of the proposed state guarantees would be to make it possible for SEK to provide, in cases when deemed necessary by SEK, explicit state guarantees for particular borrowings.  Such guarantees might be necessary due to changing behavior in the international capital markets, whereby many bond issuers, especially banks, are now expected to be supported by different state guarantee schemes.

Further and as a separate matter, the Swedish Financial Supervisory Authority determined on December 11, 2008 to amend the capital adequacy regulations for Swedish financial institutions with immediate effect. The amendment allows financial institutions to take into account 30 percent (compared with the previous 15 percent) of certain hybrid securities in Tier-1 capital. The amendment is in line with what is already possible in other countries within the European Union.

The Debt Securities We May Offer

We may use this prospectus to offer an unlimited amount of debt securities.

We will issue the debt securities under an indenture, dated as of August 15, 1991, as supplemented by a first supplemental indenture dated as of June 2, 2004, a second supplemental indenture dated as of January 30, 2006 and a third supplemental indenture dated October 23, 2008 (together with the first supplemental indenture and the second supplemental indenture, the “supplemental indentures”), each between us and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder.  The indenture provides that the debt securities may be issued at one time, or from time to time, in one or more series.

The debt securities will be our direct, unconditional and unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money.  The debt securities will not be obligations of Kingdom of Sweden.

The prospectus supplement relating to any series of debt securities will specify the terms of such debt securities.

General Indenture Provisions that Apply to the Debt Securities.

•                  The indenture does not limit the amount of debt securities that may be issued thereunder or under any other debt instrument.

•                  The indenture allows for different types of debt securities, such as fixed rate securities, floating rate securities and indexed securities, to be issued in one or more series.  The indenture permits us to issue debt securities in book-entry and certificated form.

•                  The indenture permits us to issue debt securities in currencies other than U.S. dollars.

•                  The indenture allows us to merge or consolidate with another Swedish company, or convey all or substantially all of our assets to another Swedish company, so long as the transaction would not result in an event of default.  If any such transaction occurs, the other company would be required to assume our obligations under the debt securities and the indenture.  We would be released from all liabilities under the debt securities and the indenture when the other company assumed our responsibilities.

•                  The indenture permits us to elect to redeem the debt securities of any series upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on the debt securities in respect of Swedish taxes and, as a result, to pay additional amounts.

•                  The indenture provides that the holders of a majority of the principal amount of the debt securities outstanding in any series may vote to change our obligations or your rights concerning those debt securities.  However, changes to the financial terms of a debt security, including changes to the stated maturity date of any principal or interest, reductions in the principal amount or rate of interest or changing the place for payment of interest, cannot be made unless every holder of that security consents.

•                  The indenture permits us to satisfy our payment obligations under any series of debt securities at any time by depositing with the trustee sufficient amounts of cash or U.S. government securities to pay our obligations under such series when due.

Events of Default

The indenture specifies that the following shall constitute events of default with respect to the debt securities of any series:

•                  default for 30 days in the payment of any interest on any debt security of such series when due;

•                  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

•                  default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

•                  default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of such series;

•                  default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$10,000,000; and

•                  certain events of bankruptcy, insolvency or reorganization.

The holders of a majority of the principal amount of outstanding debt securities of a series may, on behalf of all holders of outstanding debt securities of such series, waive a past event of default.  However, no such waiver is permitted for a default in payment of principal, premium or interest in respect of any debt security of such series.

The Index Warrants We May Offer

We may issue index warrants independently or together with debt securities (including as debt security and index warrant units).  We will issue any series of index warrants under a warrant agreement between SEK, as the issuer, and a bank or trust company, as the warrant agent.  You are encouraged to read the standard form of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Index warrants are securities that, when properly exercised by the purchaser, entitle the purchaser to receive from SEK an amount in cash or a number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indices.

The prospectus supplement for a series of index warrants will describe the formula for determining the amount in cash or number of securities, if any, that we will pay you when you exercise an index warrant and will contain information about the relevant underlying assets and other specific terms of the index warrant.

We will generally issue index warrants in book-entry form, which means that they will not be evidenced by physical certificates.  Also, we will generally list index warrants for trading on a national securities exchange, such as the New York Stock Exchange, the Nasdaq Stock Market’s National Market, the American Stock Exchange or the Chicago Board Options Exchange.

The warrant agreement for any series of index warrants will provide that holders of a majority of the total amount of the index warrants outstanding in any series may vote to change their rights concerning those index warrants (following the proposal of such a change by SEK).  However, changes to fundamental terms such as the amount or manner of payment on an index warrant or changes to the exercise times may not be made unless every holder affected consents to the change.

Any prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants.  The prospectus supplement relating to each series of index warrants will describe the important tax considerations.

We may also issue debt security and index warrant units consisting of debt securities and index warrants.  The applicable prospectus supplement will describe the terms of any debt security and index warrant units.

Ratios of Earnings to Fixed Charges

The following table shows the ratios of our earnings to fixed charges (exclusive of the S-system), as computed under Swedish GAAP (in the case of the 2005, 2004 and 2003 figures) and IFRS (in the case of the 2006 and 2007 figures):

Ratio of Earnings to Fixed Charges(1) for the Year ended December 31,
2007(2)	2006(2)	2005(3)	2004(3)	2003(3)

1.05	1.07	1.10	1.14	1.16

(1)

For the purpose of calculating ratios of earnings to fixed charges, earnings consist of net profit for the year, plus taxes and fixed charges. Fixed charges consist of interest expenses, including borrowing costs, exclusive of the S-system.

(2)	Presented in accordance with IFRS.
(3)	Presented in accordance with Swedish GAAP.

The ratio of earnings to fixed charges, computed in accordance with IFRS, for the nine months ended September 30, 2008 was 1.07.  In 2005, 2004 and 2003, the ratio of earnings computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) differed from the Swedish GAAP figure presented above.  The U.S. GAAP figures were 0.59, 1.34 and 1.22 in 2005, 2004 and 2003, respectively.  In 2005, under U.S. GAAP, Earnings are inadequate to cover fixed charges by Skr 2,120.1 million.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of debt securities for general business purposes.

CAPITALIZATION

The following table sets out our unaudited consolidated capitalization as of September 30, 2008, and as adjusted as of October 31, 2008 to reflect securities issued during the month of October.  This table should be read in conjunction with the financial statements referred to elsewhere in this document.

	As of September 30, 2008	Adjusted as of October 31, 2008(1)(2)
	(Skr millions)	(Skr millions)
Senior debt:
Long-term	192,671.3	198,460.1
Short-term	88,935.5	114,841.5
Total senior debt(3)(4)	281,606.8	313,301.6
Subordinated debt:
Long-term	3,312.3	3,312.3
Short-term	—	—
Total subordinated debt(3)(4)	3,312.3	3,312.3
Equity:
Non-distributable capital:
Share capital(5) (990,000 shares issued and paid-up, par value Skr 1,000 made up of 640,000 Class A shares and 350,000 Class B shares)	990.0	990.0
Fair value reserves	(208.2)	(208.2)
Total non-distributable capital	781.8	781.8
Distributable capital:
Retained earnings	3,675.0	3,675.0
Net profit for the period	392.0	392.0
Total distributable capital	4,067.0	4,067.0
Total equity	4,848.8	4,848.8
Total capitalization (sum of senior debt, subordinated debt and equity)	289,767.9	321,462.7

(1)

Between October 1 and October 31, 2008, SEK issued new short-term senior securities in an aggregate principal amount of Skr 25,906.0 million and new long-term senior securities in an aggregate principal amount of Skr 5,788.8 million. No subordinated securities were issued and no other financial debt was incurred between October 1 and October 31, 2008. The table has not been adjusted to reflect the retirement or amortization of any debt between September 30, 2008 and October 31, 2008. Nor has equity been adjusted to show changes between September 30, 2008 and October 31, 2008.

(2)

On November 10, 2008, the Swedish government proposed to the Swedish parliament that the Swedish parliament authorize the Swedish government to provide up to Skr 3 billion in new equity funding to SEK and, in connection therewith, to transfer to SEK the Swedish state’s 100% equity interest in the consolidated group having the parent company Venantius AB (such group, “Venantius”). Such proposal was approved by the Swedish parliament on November 19, 2008. The Swedish government then decided, on November 20, 2008 to provide to SEK Skr 3 billion in new equity financing and to transfer to SEK 100% of its shares in Venantius. The Skr 3 billion in new equity is expected to be paid by the state to SEK before the end of 2008. The entire share capital of Venantius is also expected to be transferred by the state to SEK before the end of 2008. Venantius was established by the Swedish state, based on a parliamentary decision in 1995, as a credit market company, and was created in order to manage certain housing loans entailing a particularly high risk of credit losses. In 1996 and 1997, this mandate was broadened, based on parliamentary decisions, to also encompass certain real-estate-related credits to municipally-owned housing companies, and assets related to the Swedish state’s efforts to strengthen the Swedish banking system in the early 1990s, respectively. The objective of Venantius has been to responsibly manage the above-mentioned assets. Since 2007, Venantius has been financed only by its own equity, i.e., Venantius has had no external borrowing. Consequently, in 2007 Venantius was reclassified from a credit market company to a financial institution, registered with the Swedish Financial Supervisory Authority, though not supervised by it. According to Venantius’ 2007 annual report, prepared in accordance with Swedish GAAP,  which contains the most recent financial information publicly disclosed by Venantius, as of December 31, 2007, Venantius had total consolidated equity of Skr 2,783.1 million and total consolidated provisions and liabilities of Skr 96.4 million, in each case under Swedish GAAP. Assets classified as loans amounted to Skr 1,328.5 million under Swedish GAAP. According to the proposal for the distribution of profits included in the same report, an amount of Skr 300 million was proposed to be paid as a dividend to the (government) shareholder. According to the CEO certification attached to such report, the shareholder approved this dividend. The actual impact of the Venantius transaction on SEK’s capitalization and financial condition can only be assessed after the transaction has closed. SEK cannot provide any assurance that the equity funding provided by the Swedish state will in fact be provided or that Venantius’ liabilities will not be larger (or the amount of its shareholders’ funds smaller) than those reflected in Venantius’ 2007 annual report. In connection with the foregoing, SEK expects to hold an extraordinary shareholders’ meeting on December 17, 2008 to obtain shareholder approval for a Skr 3 billion capital increase.

(3)	At September 30, 2008, our consolidated group had no contingent liabilities. Other than that disclosed herein, we had no other indebtedness as at September 30, 2008.

(4)	Unguaranteed and unsecured.

(5)	In accordance with our Articles of Association, SEK’s share capital shall be neither less than Skr 700 million nor more than Skr 2,800 million.

Except for such matters as are disclosed or referred to in the footnotes to the table above, there has been no material change in SEK’s capitalization, indebtedness, contingent liabilities and guarantees since September 30, 2008.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued under an indenture, dated as of August 15, 1991, as supplemented by a first supplemental indenture dated as of June 2, 2004 a second supplemental indenture dated as of January 30, 2006 and a third supplemental indenture dated as of October 23, 2008 (together with the first supplemental indenture and the second supplemental indenture, the “supplemental indentures”), each between us and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder.  We have filed the indenture and each of the supplemental indentures as exhibits to, or incorporated them by reference in, the registration statement.  The statements under this caption include brief summaries of the material provisions of the indenture as supplemented do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and the supplemental indentures including the definitions in those documents of certain terms.  Numerical references in parentheses below are to sections of the indenture.  Whenever we refer in this document or in a prospectus supplement to particular sections of, or defined terms in, the indenture, we intend to incorporate by reference such sections or defined terms.

General

The debt securities offered by this prospectus will be in an unlimited aggregate amount or initial public offering price or purchase price.  The indenture provides that we may issue debt securities in an unlimited amount thereunder from time to time in one or more series.  We may originally issue the debt securities of a series all at one time or from time to time and, unless otherwise provided, we may “reopen” any outstanding series of debt securities from time to time to issue additional debt securities of such series. (Section 301)

The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money.  (Section 1011) We refer you to the prospectus supplement relating to any particular series of debt securities for the terms of such debt securities, including, where applicable:

(i)            the designation and maximum aggregate principal or face amount, if any, of such debt securities;

(ii)           the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue such debt securities;

(iii)         the date or dates on which such debt securities will mature;

(iv)          the currency or currencies in which we are selling such debt securities and in which we will make payments of any principal, premium or interest in respect of such debt securities, and whether the holder of any such debt security may elect the currency in which such payments are to be made and, if so, the manner of such election;

(v)           the rate or rates (which may be fixed, variable or zero) at which such debt securities will bear interest, if any;

(vi)          the date or dates from which any interest on such debt securities will accrue, the date or dates on which such interest will be payable and the date or dates on which payment of such interest will commence;

(vii)         our obligation, if any, to redeem, repay or purchase such debt securities, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(viii)       the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at our option or otherwise;

(ix)          whether we will issue such debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depository for such global security or securities and the terms and conditions, if any, upon which you may exchange interests in such global security or securities in whole or in part for individual debt securities;

(x)           whether we will issue any such debt securities as indexed securities (as defined below) and, if so, the manner in which the principal (or face amount) thereof or interest thereon or both, as the case may be, shall be determined, and any other terms in respect thereof;

(xi)          whether we will issue any such debt securities as discount securities (as defined below) and, if so, the portion of the principal amount thereof that shall be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof;

(xii)         any additional restrictive covenants or events of default provided with respect to such debt securities; and any other terms of such debt securities.  (Section 301)

We may issue debt securities of a series in whole or in part in the form of one or more global securities, as described below under “—Global Securities.”

If we are required to pay any principal, premium or interest in respect of debt securities of any series in a currency other than U.S. dollars or in a composite currency, we will describe the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency in the prospectus supplement relating thereto.

We use the term “discount security” to mean any debt security (other than a principal indexed security) that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof.  (Section 101) We will describe the United Stated federal income tax consequences and other special considerations applicable to any discount securities in the prospectus supplement relating thereto.

Unless otherwise specified in the applicable prospectus supplement, we use the term “indexed security” to mean any debt security that provides that the amount of principal (a “principal-indexed security”) or interest (an “interest-indexed security”), or both, payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula.  (Section 101) We will describe the United States federal income tax consequences and other special considerations with respect to any indexed securities in the prospectus supplement relating thereto.

Unless the prospectus supplement relating thereto specifies otherwise, we will issue any registered securities denominated in U.S. dollars only in denominations of U.S.$1,000 or integral multiples thereof.  We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal or face amount of the outstanding debt securities of the series to be represented by such global security or securities.  (Sections 302 and 303)

Exchanges and Transfers

At the option of the holder thereof upon request, confirmed in writing, and subject to the terms of the indenture, registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount (or, in the case of any principal indexed security, face amount) of registered securities of such series of like tenor, but with different authorized denominations (unless otherwise specified in the applicable prospectus supplement or related pricing supplement).  Holders may present registered securities for exchange, and may present registered securities (other than a global security, except as provided below) for transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or any transfer agent or other agency we designate for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the indenture.  The transfer or exchange will be effected when we and the security registrar or the transfer or other agent are satisfied with the documents of title and identity of the person making the request.  We have appointed the trustee as the initial security registrar.  (Section 305)

In the event of any redemption in part of the registered securities of any series, we shall not be required:

•      during the period beginning at the opening of business 15 days before the day on which notice of such redemption is mailed and ending at the close of business on the day of such mailing, to issue, register the transfer of or exchange any registered security of such series having the same original issue date and terms as the registered securities called for redemption, or

•      to register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security we are redeeming in part.  (Section 305)

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.  We may issue global securities in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor.  (Sections 303 and 305)

We will describe the specific terms of the depository arrangement with respect to the debt securities of any series in the prospectus supplement relating to such series.  We anticipate that provisions similar to the following will apply to such depository arrangements:

•      Upon the issuance of a global security, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts (or, in the case of principal indexed securities, face amounts) of the debt securities represented by such global security to the accounts of institutions that have accounts with such depository (“participants”).

•      The accounts to be credited shall be designated by the underwriters or agents with respect to such debt securities, or by us if we offer and sell such debt securities directly.  Only participants or persons that hold interests through participants will own beneficial interests in a global security.  Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold through participants.  The laws of some states require that certain purchasers of securities take physical delivery of such securities.  These laws and limitations on ownership may impair the ability to transfer beneficial interests in a global security.

•      So long as the depository for a global security, or its nominee, is the owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture.  Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such individual debt securities and will not be considered the owners or holders thereof under the indenture.  (Section 305)

•      Subject to any restrictions that may be set forth in the applicable prospectus supplement, any principal, premium or interest payable in respect of debt securities registered in the name of or held by a depository or its nominee will be paid to the depository or its nominee, as the case may be, as the registered owner or holder of the global security representing such debt securities.

•      None of the trustee for such debt securities, any paying agent, the security registrar for such debt securities or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security representing such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  (Section 308)

•      We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depository.  We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, and will be the responsibility of such participants.  Receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security may be subject to restrictions.  We will describe any such restrictions in the applicable prospectus supplement.

•      If the depository for debt securities of a series is at any time unwilling or unable to continue as depository and we do not appoint a successor depository within ninety days, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities.  In addition, we may at any time and in our sole discretion determine that debt securities of a series issued in whole or in part in the form of one or more global securities shall no longer be represented by such global security or securities and, in such event, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities.  In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in aggregate principal amount (or in the case of any principal-indexed securities, face amount) to such beneficial interest and, if the debt securities of such series are issuable as registered securities, to have such debt securities registered in its name.  If the debt securities of such series are issuable as registered securities, then we will issue individual debt securities of such series as described in the foregoing sentence.  Any such individual debt securities will be issued as registered securities in denominations, unless we otherwise specify, of U.S.$ 1,000 and integral multiples thereof.  (Sections 302 and 305)

Payment and Paying Agents

We will make payment of any principal or premium in respect of registered securities against surrender of such registered securities at the office of the trustee or its designee in the Borough of Manhattan, The City of New York.  Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any installment of interest on any registered security to the person in whose name such registered security is registered (which, in the case of a global security, will be the depository or its nominee) at the close of business on the regular record date for such interest payment; provided, however, that any interest payable at maturity will be paid to the person to whom any principal is paid.  Unless otherwise specified in the applicable prospectus supplement, payments in respect of registered securities will be made in the currency designated for payment at the office of such paying agent or paying agents as we may appoint from time to time, except that any such payment may be made by check mailed to the address of the person entitled thereto as it appears in the security register, by wire transfer to an account designated by such person or by any other means acceptable to the trustee and specified in the applicable prospectus supplement.  (Section 307)

Unless otherwise specified in the applicable prospectus supplement, we will appoint the office of the trustee or its designee in the Borough of Manhattan, The City of New York, as our sole paying agent for payments in respect of the debt securities of any series that are issuable solely as registered securities.  Any other paying agent we initially appoint for the debt securities of a series will be named in the applicable prospectus supplement.  We may at any time designate additional paying agents or terminate the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments in respect of registered securities.  (Section 1002)

Any payment we are required to make in respect of a debt security at any place of payment on a date that is not a business day need not be made at such place of payment on such date, but may be made on the first succeeding business day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.  (Section 113)

Unless otherwise specified in the applicable prospectus supplement, we use the term “business day” with respect to any place of payment or other location, each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which commercial banks in such place of payment or other location are generally open for business or, when used with respect to any Place of Payment with respect to any Debt Securities denominated in Euro, means any date on which the Trans-European Automated Gross Settlement Express Transfer System (TARGET) is operating credit or transfer instructions in respect of payments in Euro.  (Section 101)

All moneys we pay to a paying agent for the payment of any principal, premium or interest in respect of any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security will thereafter look only to us for payment thereof.  (Section 1003)

We will make any payments of principal, premium or interest in respect of any debt security without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed on such debt security or the holder thereof, or by reason of the making of any such payment, by Sweden or any political subdivision or taxing authority thereof or therein.  Unless otherwise specified in the applicable prospectus supplement, if we are required by law to make any such deduction or withholding, we will pay such additional amounts as may be necessary so that every net payment in respect of such debt security paid to the holder thereof will not be less than the amount provided for in such debt security and in the indenture, to be then due and payable; provided that:

•      such holder is not otherwise liable to taxation in Sweden in respect of such payment by reason of any relationship with or activity within Sweden other than his ownership of such debt security or his receiving payment in respect thereof; and

•      no such additional amount will be paid:

•      with respect to any debt security if the holder thereof is able to avoid such withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority, or

•      where the withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Union Directive on the taxation of savings adopted June 3, 2003 (implementing the conclusions of the Economics and Financial Council meeting of November 26-27, 2000) or any law implementing or complying with, or introduced in order to conform to, such Directive.  (Section 1007)

Negative Pledge

So long as any debt securities are outstanding, we will not and will not permit any Subsidiary (as defined in the indenture) to secure or allow to be secured any indebtedness for money borrowed now or hereafter existing by any mortgage, lien (other than a lien arising by operation of law), pledge, charge or other encumbrance upon any of our or any Subsidiary’s present or future revenues or assets (except for any mortgage, lien, pledge, charge or other encumbrance on property purchased by us or any Subsidiary as security for all or part of the purchase price thereof) without at the same time affording the debt securities the same or equivalent security therefor.  (Section 1010)

Consolidation, Merger and Transfer of Assets

We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, us, unless:

(i)        in the event that we consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, such person is a corporation organized and existing under the laws of Sweden and such person expressly assumes our obligations on the debt securities and under the indenture;

(ii)       immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

(iii)      certain other conditions are met.  (Section 801)

Modification of the Indenture

The indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities affected thereby, to execute a supplemental indenture modifying the indenture or the rights of the holders of such debt securities; provided that no such modification shall, without the consent of the holder of each debt security affected thereby:

•      change the stated maturity of any principal or interest in respect of any debt security, or reduce the principal amount (or, in the case of any principal-indexed security, face amount) thereof, or reduce the rate or change the time of payment of any interest thereon, or change the manner in which the amount of any payment of any principal, premium or interest in respect of any indexed security is determined, or change any place of payment or change the currency in which a debt security is payable or affect the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing; or

•      reduce the aforesaid percentage of principal amount (or, in the case of any principal-indexed security, face amount) of debt securities, the consent of the holders of which is required for any such modification.  (Section 902)

Events of Default

The indenture provides that the following shall constitute events of default with respect to the debt securities of any series:

(i)        default for 30 days in the payment of any interest on any debt security of such series when due;

(ii)       default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

(iii)      default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

(iv)     default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series;

(v)      default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$ 10,000,000; and

(vi)     certain events of bankruptcy, insolvency or reorganization.  (Section 501)

We are required to file with the trustee annually a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether we have complied with all conditions and covenants under the indenture.  (Section 1008)

The indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of such series may declare the principal amount (or, in the case of any discount securities or indexed securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all such debt securities together with any accrued but unpaid interest, to be due and payable immediately.  (Section 502) In certain cases, the holders of a majority in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of any series may, on behalf of the holders of all such debt securities, waive any past default or event of default, with certain exceptions, including for any default not previously cured in payment of any principal, premium or interest in respect of the debt securities of such series.  (Sections 502 and 513)

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power under the indenture with respect to such series at the request of such holders.  (Section 603) The indenture provides that no holder of any debt security of any series may institute any proceeding, judicial or otherwise, to enforce the indenture, except in the case of failure of the trustee, for 60 days, to act after the trustee is given notice of default, a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the then outstanding debt securities of such series and an offer of reasonable indemnity to such trustee.  (Section 507) This provision will not prevent any holder of debt securities from enforcing payment of any principal, premium or interest in respect thereof at the respective due dates for such payments.  (Section 508) The holders of a majority in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.  However, the trustee may refuse to follow any direction that conflicts with law or the indenture, or which would be unjustly prejudicial to holders not joining in such action.  (Section 512)

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series known to the trustee, give to the holders of debt securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of any principal, premium or interest in respect of any debt securities, the trustee may withhold such notice if it determines in good faith that withholding such notice is in the interests of the holders of such debt securities.  (Section 602)

Defeasance

If so specified in the prospectus supplement relating to the debt securities of any series, we may terminate certain of our obligations under the indenture with respect to all or a portion of such debt securities, on the terms and subject to the conditions contained in the indenture, by depositing in trust with the trustee money or U.S. government securities sufficient to pay any principal, premium or interest in respect of such debt securities to stated maturity.  It is a condition to such deposit and termination that we deliver:

(i)        an opinion of independent United States tax counsel that the holders of such debt securities will have no United States federal income tax consequences as a result of such deposit and termination; and

(ii)       if such debt securities are then listed on any national securities exchange, an opinion of counsel that such debt securities will not be delisted as a result of the exercise of this option.

Such termination will not relieve us of our obligation to pay when due any principal, premium or interest in respect of such debt securities if such debt securities are not paid from the cash or U.S. government securities held by the trustee for the payment thereof.  (Section 1301)

Optional Redemption Due to Change in Swedish Tax Treatment

In addition to any redemption provisions that may be specified in the prospectus supplement relating to the debt securities of any series, if, at any time subsequent to the issuance of debt securities of any series, any tax, assessment or other governmental charge shall be imposed by Sweden or any political subdivision or taxing authority thereof or therein, as a result of which we shall become obligated under the indenture to pay any additional amount in respect of any debt security of such series (the determination as to whether payment of such additional amount would be required on account of such debt security being made by us on the basis of the evidence in our possession in respect of the interest payment date or other payment date immediately preceding the date of such determination and on the basis of the treaties and laws in effect on the date of such determination or, if we so elect, those to become effective on or before the first succeeding interest payment date or other payment date), then we shall have the option to redeem such debt security and all other debt securities of such series having the same original issue date and terms as such debt security, as a whole, at any time (except that debt securities that bear interest at a floating rate shall only be redeemable on an interest payment date).  Any such redemption shall be at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date (except in the case of discount securities and indexed securities, which may be redeemed at the redemption price specified in such securities); provided, however, that at the time notice of any such redemption is given, our obligation to pay such additional amount shall remain in effect.  (Section 1108)

Governing Law

The indenture, the supplemental indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York, except that matters relating to our authorization and execution of the indenture, the supplemental indentures and the debt securities shall be governed by the law of Sweden.  If the debt securities are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden.  (Section 112)

Consent To Service

Under the Indenture, we have irrevocably designated the Consulate General of Sweden in The City of New York as our authorized agent under the indenture for service of process in any legal action or proceeding arising out of or relating to the indenture, the supplemental indentures, the debt securities, the index warrants or any warrant agreement brought in any federal or State court in The City of New York.  Under the Indenture, we have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding.  (Section 115)

Other Relationships with the Trustee

We maintain banking relationships in the ordinary course of business with the trustee.

Note Regarding Foreign Currencies

Notwithstanding any other provision of the indenture, (i) other than with respect to bearer securities, holders requesting or receiving payments in any currency other than U.S. dollars for any reason must provide wire transfer instructions to the trustee for an account in the relevant currency not less than 15 calendar days prior to the first relevant date of payment, and (ii) we must consult with the trustee regarding the appropriateness of any exchange rate agent and/or paying agent for each series of debt securities denominated in, or subject to redenomination into, a currency other than U.S. dollars.

DESCRIPTION OF INDEX WARRANTS

The following briefly summarizes the material terms and provisions of the index warrants, other than pricing and related terms to be disclosed in one or more prospectus supplements.  You should read the particular terms of the index warrants that are offered by SEK, which will be described in more detail in such supplements.  The prospectus supplements will also state whether any of the general provisions summarized below do not apply to any particular index warrants being offered.

Index warrants may be issued independently or together with debt securities and may be attached to or separate from any such offered securities.  Each series of index warrants will be issued under a warrant agreement to be entered into between SEK, as the issuer, and a bank or trust company, as the warrant agent.  A single bank or trust company may act as warrant agent for more than one series of index warrants.  Each warrant agent will act solely as the agent of SEK under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of the index warrants.  A copy of the form of warrant agreement, including the form of global certificate that may represent the index warrants of any series, is filed as an exhibit to the registration statement of which this prospectus forms a part.  You should read the more detailed provisions of the form of warrant agreement and the index warrant certificate for provisions that may be important to you.

General

The form of warrant agreement does not limit the number of index warrants that may be issued.  SEK will have the right to “reopen” an existing series of index warrants by issuing additional index warrants of the series.

Each index warrant will entitle the warrant holder to receive cash or securities from SEK upon exercise.  The amount in cash or number of securities will be determined by referring to an index or formula calculated on the basis of prices, yields, levels or other specified objective measures in respect of:

•      specified securities or securities indices;

•      specified foreign currencies or currency indices;

•      intangibles;

•      articles or goods;

•      any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•      a combination thereof; or

•      changes in such measure or differences between two or more such measures.

The prospectus supplement for a series of index warrants will describe the formula or methodology to be applied to the relevant index, indices, intangibles, articles, goods or other measures or instruments to determine the amount payable or distributable on the index warrants.

If so specified in connection with a particular offering of index warrants, the index warrants will entitle the warrant holder to receive from SEK a minimum or maximum amount upon automatic exercise at expiration or the happening of any other event described in the prospectus supplement.

Unless otherwise specified in connection with a particular offering of index warrants, the index warrants will be deemed to be automatically exercised upon expiration.  Upon an automatic exercise, warrant holders will be entitled to receive the cash amount or number of securities due, if any, on an exercise of the index warrants.

You should read the prospectus supplement applicable to any series of index warrants for any circumstances in which the payment or distribution or the determination of the payment or distribution on the index warrants may be postponed or exercised early or cancelled.  The amount due after any such delay or postponement, or early exercise or cancellation, will be described in the applicable prospectus supplement.

Unless otherwise specified in connection with a particular offering of index warrants, we will not purchase or take delivery of or sell or deliver any securities or currencies, including the underlying assets, other than the payment of any cash or distribution of any securities due on the index warrants, from or to warrant holders pursuant to the index warrants.

The applicable prospectus supplement relating to any series of index warrants will describe the following:

•      the aggregate number of index warrants;

•      the offering price of the index warrants;

•      the measure or measures by which payment or distribution on the index warrants will be determined;

•      certain information regarding the underlying securities, foreign currencies, indices, intangibles, articles or good or other measure or instrument;

•      the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the index warrants, including automatic exercise, or upon cancellation, as well as the means of delivery of such cash or securities to warrant holders;

•      the date on which the index warrants may first be exercised and the date on which they expire;

•      any minimum number of index warrants exercisable at any one time;

•      any maximum number of index warrants that may, at SEK’s election, be exercised by all warrant holders or by any person or entity on any day;

•      any provisions permitting a warrant holder to condition an exercise of index warrants;

•      the method by which the index warrants may be exercised;

•      the formula for determining the cash settlement value of each index warrant;

•      the currency in which the index warrants will be denominated and in which payments on the index warrants will be made or the securities that may be distributed in respect of the index warrants;

•      the method of making any foreign currency translation applicable to payments or distributions on the index warrants;

•      the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of index warrants if an index changes or is no longer available;

•      the time or times at which amounts will be payable or distributable in respect of the index warrants following exercise or automatic exercise;

•      any national securities exchange on which, or self-regulatory organization with which, the index warrants will be listed;

•      any provisions for issuing the index warrants in certificated form;

•      if the index warrants are not issued in book-entry form, the place or places at, and the procedures by which, payments or distributions on the index warrants will be made; and

•      any other terms of such index warrants.

Prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants.  The prospectus supplement relating to each series of index warrants will describe these tax considerations.  The summary of United States federal income tax considerations contained in the prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers.  You are urged to consult your tax advisors before purchasing any index warrants.

Listing

Unless otherwise specified in connection with a particular offering of index warrants, the index warrants will be listed on a national securities exchange or with a self-regulatory organization, in each case as specified in the prospectus supplement.  It is expected that such organization will stop trading a series of index warrants as of the close of business on the related expiration date of those index warrants.

Modification

Each applicable warrant agreement and the terms of the related index warrants may be amended by SEK and the warrant agent, without the consent of the holders of any index warrants, for any of the following purposes:

•      curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision;

•      maintaining the listing of the index warrants on any national securities exchange or with any other self-regulatory organization;

•      registering the index warrants under the U.S. Securities Exchange Act of 1934;

•      permitting the issuance of individual index warrant certificates to warrant holders;

•      reflecting the issuance by us of additional index warrants of the same series or reflecting the appointment of a successor agent or depositary; or

•      for any other purpose which we may deem necessary or desirable and which will not materially and adversely affect the interests of the warrant holders.

We and the warrant agent also may modify or amend the warrant agreement and the terms of the related index warrants, with the consent of the holders of not less than a majority of the then outstanding warrants of each series affected by such modification or amendment, for any purpose.  However, no such modification or amendment may be made without the consent of each holder affected thereby if such modification or amendment:

•      changes the amount to be paid to the warrant holder or the manner in which that amount is to be determined;

•      shortens the period of time during which the index warrants may be exercised;

•      otherwise materially and adversely affects the exercise rights of the holders of the index warrants; or

•      reduces the percentage of the number of outstanding index warrants the consent of whose holders is required for modification or amendment of the warrant agreement or the terms of the related index warrants.

Merger, Consolidation, Sale or Other Disposition

If at any time there is a merger or consolidation involving SEK or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of SEK, then the assuming corporation will succeed to the obligations of SEK, under each warrant agreement and the related index warrants.  SEK will then be relieved of any further obligation under the warrant agreements and index warrants and may then be dissolved, wound up or liquidated.

Enforceability of Rights by Warrant Holders

Any warrant holder may, without the consent of the warrant agent or any other warrant holder, enforce by appropriate legal action on its own behalf its right to exercise, and to receive payment for, its index warrants.

Governing Law

The index warrants and each warrant agreement will be governed by, and construed in accordance with, the law of the State of New York, except that matters relating to our authorization and execution of the warrants and the warrant agreements shall be governed by the law of Sweden.  If the warrants are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden.

SWEDISH TAXATION

Except where otherwise stated, the following summary outlines certain Swedish tax consequences relating to the debt securities for prospective purchasers that are not considered to be Swedish residents for Swedish tax purposes.  This summary is based on the laws of the Kingdom of Sweden as in effect on the date of this document.  These laws are subject to change, possibly on retroactive basis.  Prospective purchasers are urged to consult their professional tax advisors regarding the Swedish and other tax consequences (including the applicability and effect of double taxation treaties) of acquiring, owning and disposing of debt securities in their particular circumstances.

Payments of any principal or interest to the holder of a debt security should not be subject to Swedish income tax, provided that such holder is not resident in Sweden for Swedish tax purposes and provided further that such holder does not have a permanent establishment or fixed base in Sweden to which the notes are effectively connected.

Private individuals who are not resident in Sweden for tax purposes may, however, be liable to capital gains taxation in Sweden upon disposal or redemption of certain financial instruments that are deemed equity-related, depending on the classification of the particular financial instrument for Swedish income tax purposes, if they have been resident in the Sweden or have stayed permanently in Sweden at any time during the calendar year of disposal or redemption or the ten calendar years preceding the year of disposal or redemption.

Swedish withholding tax, or Swedish tax deduction, is not imposed on payments of any principal or interest to the holder, except on certain payments of interest to private individuals (or estates of deceased individuals) with residence in Sweden for tax purposes.

Generally, for Swedish corporations and private individuals (and estates of deceased individuals) with residence in Sweden for tax purposes, all capital income (e.g., interest and capital gains on a note) will be taxable.  Specific tax consequences, however, may be applicable to certain categories of corporations, such as investment companies and life insurance companies.

Information concerning the Swedish tax consequences of holding or disposing of index warrants will be provided in the applicable prospectus supplements.

PLAN OF DISTRIBUTION

Terms of Sale

We will describe the terms of a particular offering of debt securities or index warrants in the applicable prospectus supplement, including the following:

•                  the name or names of any underwriters or agents;

•                  the purchase price of the debt securities or index warrants;

•                  the proceeds to us from the sale;

•                  any underwriting discounts and other items constituting underwriters’ compensation;

•                  any initial public offering price of the debt securities or index warrants;

•                  any concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which such debt securities or index warrants may be listed.

Any underwriters, dealers or agents participating in a sale of debt securities or index warrants may be considered to be underwriters under the Securities Act.  Furthermore, any discounts or commissions received by them may be considered to be underwriting discounts and commissions under the Securities Act.  We have agreed to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act.  The agents and underwriters may also be entitled to contribution from us for payments they make relating to these liabilities.

Method of Sale

We may sell the debt securities or index warrants in any of three ways:

•                  through underwriters or dealers;

•                  directly to one or more purchasers; or

•                  through agents.

If we use underwriters in a sale, they will acquire the debt securities or index warrants for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  We may offer the debt securities or index warrants to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters.  The obligations of the underwriters to purchase a particular offering of debt securities or index warrants may be subject to conditions.  The underwriters will also be obligated to purchase all the debt securities or index warrants of an issue if any are purchased.  Any initial public offering price or any concessions allowed or re-allowed or paid to dealers may be changed.  Please see “—Expenses” below for a description of our expected expenses in the offering of debt securities and warrants.

We may also sell the debt securities or index warrants directly or through agents.  Any agent will be named and any commissions payable to the agent by us will be set forth in the applicable prospectus supplement.  Any agent will act on a reasonable best efforts basis for the period of its appointment unless the applicable prospectus supplement states otherwise.

We may authorize underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of debt securities or index warrants at the public offering price set forth in the applicable prospectus supplement (a pricing supplement) using delayed delivery contracts.  These contracts provide for payment and delivery on one or more specified dates in the future.  The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.  Agents and underwriters may also be counterparties to swaps, which we enter into to hedge our obligations under the debt securities and index warrants.  There may be certain conflicts of interest between agents and underwriters that act as swap counterparties and investors in the debt securities and index warrants.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

No approvals are necessary under Swedish law to enable us, at the times and in the manner provided or to be provided in the debt securities and index warrants we may offer, or in the indenture or any applicable warrant agreement, to acquire and transfer out of Sweden all amounts necessary to pay in full all amounts payable thereunder, and no approval of Sveriges Riksbank would be required for prepayment of any debt securities or upon any index warrants.  Under Swedish law and our articles of association, there are no limitations on the right of persons who are not residents of Sweden or persons who are not citizens of Sweden to own or hold the debt securities and index warrants offered hereby.

VALIDITY OF THE DEBT SECURITIES

The following persons will give opinions regarding the validity of the debt securities and index warrants:

•                  For us:  Advokatfirman Vinge KB; and

•                  For the underwriters and agents, if any:  Cleary Gottlieb Steen & Hamilton LLP.

As to all statements in this prospectus with respect to Swedish law, Cleary Gottlieb Steen & Hamilton LLP will rely on the opinion of Advokatfirman Vinge KB.

Cleary Gottlieb Steen & Hamilton LLP has provided legal services to us from time to time, including in connection with the establishment of this debt securities and index warrants program.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States is the Consulate General of Sweden, One Dag Hammarskjöld Plaza, 885 Second Avenue, 45th Floor, New York, New York.

EXPENSES

The table below sets forth the estimated expenses to be paid by us in connection with the issuance and distribution of an assumed aggregate principal amount of $5,000,000,000 of debt securities.  The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of debt securities or index warrants that may be registered or distributed because such amount is unknown at this time.

Legal fees and expenses	U.S.$	200,000
Accounting fees and expenses	100,000
Printing and engraving expenses	50,000
Miscellaneous	200,000
Total	U.S.$	550,000

As a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), upon each offering of debt securities or index warrants made under this prospectus we will pay a registration fee to the Securities and Exchange Commission at the prescribed rate.  We will offset against these fees an aggregate amount of U.S.$16,664.49 representing registration fees placed on account in respect of our previous Registration Statement on Form F-3 (No. 333-131369).  We expect that the agents or underwriters through which our debt securities and index warrants are offered and sold will reimburse us for the registration fees we pay.  As a result, we have not included such fees in the above table.

EXPERTS

The financial statements of Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation) as of December 31, 2007 and 2006 and for each of the years in the two-year period ended December 31, 2007 have been incorporated by reference herein in reliance upon the report dated March 27, 2008 (except for with respect to Note 30 of the financial statements, in respect of which the report is as of December 12, 2008) of KPMG AB, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC using a shelf registration process.  This prospectus does not contain all of the information provided in the registration statement.  For further information, you should refer to the registration statement.

We file reports and other information with the SEC.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms, including those in New York and Chicago.  Our SEC filings are also available on the SEC’s website at http://www.sec.gov.

We have not authorized anyone to provide any information or to make representations other than those contained or incorporated by reference in this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus or in any free writing prospectus we have prepared.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This pricing supplement, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this pricing supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$11,540,000

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)
(Swedish Export Credit Corporation)

Leveraged Commodity Index-Linked

Notes due November 2012
(Linked to the DJ – UBSSM Enhanced

E137 Total Return Index)

Goldman, Sachs & Co.